Exhibit 10.1

OPTION AGREEMENT

made between

Ansell Capital Corp.

and

Eagle Trail Properties Inc.

and

Guinness Exploration, Inc.

and

richard Coglon

and

Robert Sim

in respect of the

Mt. Nansen Property, Whitehorse District, Yukon

March 4, 2011

OPTION AGREEMENT

THIS AGREEMENT made as of the 4th day of March, 2011.

BETWEEN:

ANSELL CAPITAL CORP., a corporation incorporated under the laws of the Province of British Columbia and having an office located at 3rd
Floor, Bellevue Centre, 235-15th Street, West Vancouver, BC, V7T 2X1

(“ANSELL”)

AND:

EAGLE TRAIL PROPERTIES INC., a corporation incorporated
under the laws of the Province of Saskatchewan and having an office located at 140 Rose Street, Regina, Saskatchewan, S4R 1Z6

(“EAGLE TRAIL”)

AND:

GUINNESS EXPLORATIONS INC., a corporation incorporated under the laws of the State of Nevada and having an office located at Suite
12E, 156 Vincent Street, Auckland City 1010, New Zealand

(“GUINNESS”)

AND:

RICHARD COGLON, an individual .......

(“COGLON”)

AND:
ROBERT SIM, an individual .......

(“SIM”)

WHEREAS:

(A)                      Eagle Trail is the recorded legal holder of the Properties (as hereinafter defined) and is holding the Properties in trust for the beneficial holders of the Properties, who collectively are Coglon, Sim and Guinness (together, the “CSG Group”);

(B)                      Subject to the terms of the Agreement, the CSG Group have agreed to grant to Ansell an option to acquire up to an 85% undivided interest in the Properties; and

(C)                      Upon Ansell earning an interest in the Properties, the parties have agreed to form a joint venture to further explore and develop the Properties, all upon and subject to the terms and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual covenants hereinafter set out and for other good and valuable consideration the Parties agree as follows:

ARTICLE 1   INTERPRETATION

1.1	Definitions

For the purposes of this Agreement, except as otherwise defined herein, the following capitalized words and phrases when used herein have the following meanings:

“Acquired Interest” has the meaning set out in Section 16.1(a) or Section 16.2(b), as the case may be.

“Additional Properties” means any Mineral Rights or Other Rights, or any interest therein, covering property within the Area of Interest and which become a part of the Properties as contemplated in Article 16.

“Affiliate” means, in respect of a Person, a corporation with which that Person is affiliated where:

(a)
one body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same Person; and

(b)	if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

“Agreement” means this document including any schedules thereto.

“Annual Report” means a comprehensive report of work performed on the Properties, Expenditures incurred and the results obtained therefrom in a respective calendar year commencing on the Effective Date or such respective anniversary thereof.

“Ansell Equipment” has the meaning set out in Section 4.17(c).

“Ansell Share” means a common share of Ansell.

“Arbitration” means the dispute resolution detailed in Article 15.

“Area of Interest” means any Mineral Rights or Other Rights lying wholly or partially within a 2 kilometre radius of the outermost boundaries of the Properties as well as the area covered by the current Dome 12 mineral claim (Grant Number 73698); provided however, the Area of Interest shall exclude the Aurchem Properties, or any interest therein, that have been optioned or acquired by any of the Parties or their respective Affiliates from Aurchem or any interest in the Aurchem Properties that is otherwise acquired by any of the Parties or their respective Affiliates pursuant to the terms of this Agreement.

“Assets” means the Properties, and any maps, drill core, samples, assays, geological and other technical reports, studies, designs, plans and financial or other records related to the Properties in the possession or under the control of the CSG Group or Eagle Trail as of the date hereof, or thereafter acquired by any Party, together with exploration tools, supplies and equipment thereafter acquired by the Parties, if the costs of any such acquisition are included in Expenditures made hereunder.

“Aurchem” means Aurchem Exploration Ltd.

“Aurchem Acquisition Costs” has the meaning set out in Section 7.5(a).

“Aurchem Option Deadline” has the meaning set out in Section 7.5(b).

“Aurchem Properties” means the Mineral Rights and Other Rights as more particularly set out in Schedule D.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in Vancouver, British Columbia are generally not open for business.

“Commercial Production” means the date commercial production is declared pursuant to the terms of any Project Financing; however, if there is no Project Financing or if such Project Financing terms do not provide for such declaration then such term will mean the operation of all or part of the Properties as a producing Mine as contemplated by the Feasibility Study, but does not include bulk sampling or milling for the purpose of testing or milling by a pilot plant, and will be deemed to have commenced on the first day of the month following the first 30 consecutive days during which Minerals have been produced from a Mine at an average rate of not less than 75% of the initial rated capacity if a plant is located on the Properties or if no plant is located on the Properties, the last day of the first period of 30 consecutive days during which ore has been shipped from the Properties on a reasonably regular basis for the purpose of earning revenues, whether to a plant or facility constructed for that purpose or to a plant or facility already in existence.

“Condition Precedent” has the meaning set out in Section 2.1.

“CSG Group” means, collectively, Coglon, Sim and Guinness and “each member of the CSG Group” means any one of Coglon, Sim and Guinness.

“Direct Project Costs” means all direct charges, costs or expenditures (other than the indirect charge for general administrative services and overhead expenses referred to in the definition of Expenditures) and all capital charges, expenditures or costs incurred on or in connection with Operations, without duplication, and shall, without limiting the generality of the foregoing, include the cost of all work actually carried out in connection with Operations hereunder (including pre-production work, surface and underground Exploration and development work, driving adits, raises and drifting and shaft sinking) as well as the cost of metallurgical and/or engineering work required to ensure adequate recoveries of metals contained in the minerals, ores and concentrates produced or derived from the Properties.  In addition, Direct Project Costs shall include the costs of all of the Operator’s technical personnel who may, from time to time, provide services with respect to the Properties.  Such costs shall be charged out at rates normal to the industry and on the basis of the time actually spent by such personnel on projects related to Operations.

“Dispute”has the meaning set out in Section 15.1(a).

“Dispute Notice”has the meaning set out in Section 15.1(a).

“Earned Interest” means an undivided right title and ownership interest in the Assets and, if formed, the Joint Venture.

“Effective Date” has the meaning set out in Section 2.1.

“Encumbrance” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, royalty, restrictive covenant or other encumbrance of any nature.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, including, without limitation:

(a)	any and all claims by a Governmental Body or regulatory authorities for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and

(b)
any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from hazardous materials, including any release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Law” means all requirements of the common law or of environmental, health or safety statutes, regulations, rules, ordinances, policies, orders, approvals, notices, licenses permits or directives of any federal, territorial, provincial, state or local judicial, regulatory or administrative agency, board or governmental authority including, but not limited to those relating to:

(a)	noise,

(b)	pollution or protection of the air, surface water, ground water or land,

(c)	solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation,

(d)	exposure to hazardous or toxic substances, or

(e)	the closure, decommissioning, dismantling or abandonment of any facilities, mines or workings and the reclamation or restoration of any lands.

“Exchange” means the TSX Venture Exchange.

“Execution Date” means the date of this Agreement.

“Existing Royalties” means the 3% net smelter return royalty that was reserved by and granted to Eagle Trail in respect of the minerals from the Mineral Rights described in Schedule A pursuant to an agreement between Eagle Trail and Guinness, which royalty was subsequently subdivided into 3 royalties (2 of which were assigned) that are currently payable as follows:

(a)	a 1.125% net smelter returns royalty on the minerals from the Mineral Rights described in Schedule A payable to Coglon;

(b)	a 1.125% net smelter returns royalty on the minerals from the Mineral Rights described in Schedule A payable to Sim;

(c)	a 0.75% net smelter returns royalty on the minerals from the Mineral Rights described in Schedule A payable to Eagle Trail (in trust for the Donaldson Estate);

of which a certain proportion of each royalty referred to in paragraphs (a) and (b) may be purchased by Ansell in accordance with  Article 7. For greater certainty and notwithstanding any previous documentation regarding the Existing Royalties, the Parties acknowledge and agree that the Existing Royalties are to be calculated and paid in accordance with the terms as detailed in Schedule C attached hereto and that Schedule C replaces all previous documentation and terms relating to the Existing Royalties.

“Expenditures” means all costs and expenses of whatever kind or nature spent or incurred by or on behalf of Ansell, directly or indirectly, from the Effective Date in the conduct of Exploration, development, construction and mining activities on or in relation to the Properties including costs and expenses incurred:

(a)
in holding the Properties in good standing with all applicable Governmental Bodies (including land maintenance costs and any monies expended as required to comply with applicable laws and regulations, such as for the completion and submission of assessment work and filings required in connection therewith), in curing title defects (not including any payments due to previous owners) and in acquiring and maintaining surface and other ancillary rights;

(b)
in preparing for and in the application for and acquisition of environmental and other permits necessary or desirable to commence and complete Exploration, development, construction or mining activities;

(c)
in doing geophysical and geological surveys, drilling, assaying and metallurgical testing, including costs of assays, metallurgical testing and other tests and analyses to determine the quantity and quality of Minerals, water and other materials or substances;

(d)
in conducting engineering work as required for work programs or preparation of a Feasibility Study or a report in compliance with National Instrument 43-101 or any other reasonable evaluation of the Properties;

(e)
in the preparation of work programs and the presentation and reporting of data and other results thereof including any program for the preparation of a Feasibility Study or other evaluation of the Properties and reports required to be delivered to the CSG Group under this Agreement;

(f)	for environmental remediation and rehabilitation;

(g)	before the formation of the Joint Venture, in procuring the use of facilities, equipment or machinery and for all parts, supplies and consumables;

(h)
after the formation of the Joint Venture, in acquiring facilities, equipment or machinery, or the use thereof, and for all parts, supplies and consumables (and for greater certainty the foregoing shall be deemed to be assets of the Joint Venture);

(i)	for salaries and wages for employees assigned directly to Exploration, development, construction and mining activities on or in relation to the Properties;

(j)
travelling expenses and fringe benefits (whether or not required by law) of all persons engaged directly in work with respect to and for the benefit of the Properties, including for their food, lodging and other reasonable needs;

(k)	payments to contractors or consultants for work done, services rendered or materials supplied;

(l)	all taxes levied against or in respect of the Properties, or activities thereon, and the cost of insurance premiums and performance bonds or other security;

(m)	all costs incurred in the acquisition of Additional Properties;

(n)	all Direct Project Costs, to the extent not covered in paragraphs (a) through (m) above;

(o)	all expenses that are incurred in having the designated representatives of the CSG Group attend Management Committee meetings as contemplated under Section 8.12; and

(p)	a fee for management of the Project, which fee will be as follows:

(i)	with respect to Expenditures listed in paragraphs (b)-(g), (i)-(k) and (n) above and incurred for Exploration during the First Option Period and the Second Option Period:

(A)	2% for each individual contract which expressly includes an overhead charge by the party contracted;

(B)	5% for each individual contract which exceeds $50,000 and is not subject to paragraph (A) hereof; or

(C)	10% of all other Expenditures incurred for Exploration not included in paragraphs (A) and (B).

“Exploration” means and includes all surface, subsurface or depth investigations for purposes of discovering the existence, location, quantity, quality, characteristics or commercial value of deposits of Minerals, including any geological, geophysical and remote sensing techniques, drilling, and laboratory testing and assays carried out in connection with the foregoing activities.

“Feasibility Study” means a detailed report, commissioned on the basis of parameters unanimously agreed to by members of the Management Committee, prepared in compliance with NI 43-101 and in form and substance sufficient for presentation to arm’s length institutional lenders, considering financing a Mine or bringing a deposit of Minerals on the Properties into Commercial Production, showing that the placing any part of the Properties into Commercial Production is feasible and should be profitable (at least at industry standard minimum rates of return) and will include a reasonable assessment of all relevant issues including, the various categories of ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring such part of the Properties into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations and including at least the following:

(a)	a description of that part of the Properties to be covered by the proposed Mine;

(b)	the estimated recoverable reserves of Minerals and the estimated composition and content thereof;

(c)	the proposed procedure for development, mining and production;

(d)	results of ore amenability treatment tests (if any);

(e)
the nature and extent of the facilities proposed to be acquired, which may include mill facilities if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study will also include a preliminary design for such mill;

(f)
the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed Mine, including a schedule of timing of such requirements;

(g)	all environmental impact studies and costs of implementation;

(h)	the length of time required in which it is proposed the proposed Mine will be brought to Commercial Production;

(i)
such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a Mine, taking into account all relevant business, tax and other economic considerations including a cost comparison between purchasing or leasing and renting of facilities and equipment required for the operation of the proposed Mine; and

(j)	initial working capital or working capital requirements for such longer period as may be reasonably justified in the circumstances.

“First Expenditure Condition” has the meaning set out in Section 4.2(c).

“First Expenditure Deadline” has the meaning set out in Section 4.2(c).

“First Option” has the meaning set out in Section 4.1.

“First Option Conditions” has the meaning set out in Section 4.2.

“First Option Deadline” has the meaning set out in Section 4.1

“First Option Exercise Date” means the date of delivery to the CSG Group of the First Option Exercise Notice.

“First Option Exercise Notice” has the meaning set out in Section 4.11.

“First Option Period” means the period between the Effective Date and either the First Option Exercise Date or the termination of the First Option pursuant to Section 4.14.

“First Option Termination Notice” has the meanings set out in Section 4.13.

“Governmental Body” means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including any central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing (including any arbitrator).

“Holder” has the meaning set out in Section 4.5.

“Holdings”, for the purposes of Article 12, has the meaning set out in Section 12.1.

“Initial Payment” has the meaning set out in Section 4.2(a).

“Intervening Event” for the purposes of Article 13, has the meaning set out in Section 13.1.

“JVA” has the meaning set out in Section 11.1.

“Joint Venture” has the meaning set out in Section 11.1.

“Joint Venture Company” means a company incorporated for the purpose of carrying out the Joint Venture.

“Joint Venture Election” means the election, or deemed election of Ansell pursuant to Section 4.12, to have a joint venture deemed constituted as set out in Section 11.1.

“Joint Venture Expenditures” has the meaning set out in the JV Terms.

“Joint Venture Property” has the meaning set out in the JV Terms.

“JV Terms” means the Joint Venture terms attached hereto as Schedule B.

“Liability” means:

(a)
any debt, obligation, liability, loss, charge, expense, penalty, payment, cost or damage (including legal fees on a solicitor client basis and any consulting fees and disbursements) of any kind and however arising, including penalties, fines and interest and including those which are prospective or contingent and those the amount of which is not ascertained or ascertainable; or

(b)	a demand, claim, action or proceeding however arising and whether present, unascertained, immediate, future or contingent whether at law, in equity, under statute, contract or otherwise.

“Management Committee” has the meaning set out in Section 8.1.

“Mine” means the workings established and the property acquired, including plant and concentrator installations, processing facilities, infrastructure, mining plant and equipment, stores, consumables, housing, airport and other facilities in order to bring the Properties into Commercial Production.

“Mine Proposal” means a proposal unanimously approved by the Management Committee which, at a minimum, includes:

(a)	the part or parts of the surface area of the Properties required for the conduct of the Operations recommended for a Mine;

(b)	the location and delineation of the ore body or ore bodies or area or areas of mineralization proposed to be mined;

(c)	recommendations as to the nature and extent of the Operations recommended for a Mine;

(d)	an estimate of the capital expenditure required for the establishment of the Mine recommended;

(e)	a copy of the Feasibility Study; and

(f)	a detailed program for the construction and commissioning of the Mine recommended which programs must incorporate all of the matters described in clauses (a) to (d) above.

“Minerals” means all ores, and concentrates or metals derived therefrom, of precious, base and industrial minerals (including without limitation, diamonds and uranium) and which are found in, on or under the Properties and may lawfully be explored for, mined and sold pursuant to the Mineral Rights and other instruments of title under which any of the Properties is held.

“Mineral Rights” means prospecting licences, exploration licences, mining leases, mining licences, mineral concessions and other forms of mineral tenure or other rights to Minerals, or to work upon lands for the purpose of searching for, developing or extracting Minerals under any forms of mineral title recognized under the laws applicable in the Yukon Territory, Canada, whether contractual, statutory or otherwise, or any interest therein.

“NI 43-101” means National Instrument 43-101, Standards of Disclosure for Mineral Properties, as implemented and in effect in any Canadian jurisdiction at the applicable time.

“NSR” means a net smelter returns royalty, as detailed in Schedule C.

“Objecting Party” has the meaning set out in Section 9.3.

“Operations” means every kind of work done, or activity performed by the Operator on or in respect of the Properties to carry out or complete Programs including, without limitation, investigating, prospecting, exploring, analysing, developing, property maintenance, sampling, assaying, preparation of reports, estimates and studies, surveying, rehabilitation, reclamation and environmental protection, and further including the management and administration necessary to conduct the foregoing work or activity.

“Operator” means the operator of the Project, which shall be Ansell pursuant to this Agreement.

“Option Period” means the period during which any of the Options continue to subsist.

“Options” means collectively the First Option, the Second Option and the Third Option.

“Other Rights” means any interest in real property, whether freehold, leasehold, license, right of way, easement, any other surface or other right in relation to real property, and any right, licence or permit in relation to the use or diversion of water, but excluding any Mineral Rights.

“Participating Interest” means an undivided beneficial interest in the Properties and the other assets of the Joint Venture expressed as a percentage.

“Party” means a party to this Agreement and “Parties” means all of them.

“Person” means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, governmental agency or board or commission or authority and any other form of entity or organization.

“Program” means a written description outlining the Operations which are contemplated to be carried out.

“Project” means the Exploration of the Properties and potentially the development, construction, operation and closure and remediation of one or more Mines on the Properties.

“Project Financing” means any financing, on terms and conditions unanimously approved by all members of the Management Committee, to fund the placing of a mineral deposit situated on the Properties into Commercial Production pursuant to a Feasibility Study and a Mine Proposal.

“Properties” means the Mineral Rights described in Schedule A, and after the Effective Date includes any Additional Property, together with any renewal of any such Mineral Rights and any other form of successor or substitute title therefor, but excluding any Mineral Rights or Other Rights abandoned in accordance with Section 10.6.

“Purchase Notice” has the meaning set out in Section 7.1.

“Quarterly Report” means a comprehensive report of work performed on the Properties, the Expenditures incurred and the results obtained therefrom in each consecutive 90 day period following the Effective Date.

“Representatives” means the employees, professionals, consultants and agents employed by or contracted to a Party.

“Royalty Purchase” has the meaning set out in Section 7.1.

“Royalty Purchase Price” has the meaning set out in Section 7.1.

“Rules” means the Rules of the British Columbia International Commercial Arbitration Centre.

“Second Expenditure Condition” has the meaning set out in Section 4.2(e).

“Second Option” has the meaning set out in Section 5.1.

“Second Option Commencement Date” means that date that the First Option Exercise Notice and the Second Option Notice are delivered to each member of the CSG Group (and if such delivery is made over a period of more than one day then on the on the first date of first delivery to a member of the CSG Group).

“Second Option Conditions” has the meaning set out in Section 5.2.

“Second Option Deadline” has the meaning set out in Section 5.1.

“Second Option Exercise Date” means the date of delivery to CSG Group of the Second Option Exercise Notice.

“Second Option Exercise Notice” has the meaning set out in Section 5.3.

“Second Option Notice” has the meaning set out in Section 5.2(a).

“Second Option Period” means the period between the Second Option Commencement Date and either the date on which the Second Option Exercise Notice is delivered pursuant to Section 5.3 or the termination of the Second Option pursuant to Section 5.6.

“Second Option Termination Notice” has the meaning set out in Section 5.5.

“Second Payment” has the meaning set out in Section 4.2(d).

“Securities” has the meaning set out in Section 3.3(a).

“Securities Commission” means, the British Columbia Securities Commission and any other Canadian Securities Commission having jurisdiction over the issuances of the Securities as provided for herein.

“Securities Laws” means all securities rules, laws, regulations, rulings, instruments, orders and prescribed forms thereunder and the policy statements applying to Ansell, including those of the Exchange and the Securities Commission.

“Third Option” has the meaning set out in Section 6.1.

“Third Option Commencement Date” means that date that the Second Option Exercise Notice and the Third Option Notice are delivered to each member of the CSG Group (and if such delivery is made over a period of more than one day then on the on the first date of first delivery to a member of the CSG Group).

“Third Option Conditions” has the meaning set out in Section 6.2.

“Third Option Deadline” has the meaning set out in Section 6.1.

“Third Option Exercise Notice” has the meaning set out in Section 6.3.

“Third Option Notice” has the meaning set out in Section 6.2(a).

“Third Option Period” means the period between the Third Option Commencement Date and either the date on which the Third Option Exercise Notice is delivered pursuant to Section 6.3 or the termination of the Third Option pursuant to Section 6.6.

“Third Option Termination Notice” has the meaning set out in Section 6.5.

“Transfer” for the purposes of Article 12 has the meaning set out in Section 12.1.

“Transfer Agent” means Computershare Investor Services Inc.

“Unit” means, together, one (1) Ansell Share and two-thirds (2/3) of a Warrant.

“Unit Issuance” has the meaning set out in Section 4.2(b).

“Warrant” means a security issued by Ansell, entitling the holder to acquire one (1) Ansell Share at a price of $0.35 per Ansell Share for a period ending 24 months from the Effective Date.

“Warrant Shares” means the Ansell Shares to be issued upon exercise of the Warrants.

1.2	Included Words

This Agreement will be read with such changes in gender or number as the context requires.

1.3	Headings

The headings to the Articles, Sections, subsections or clauses of this Agreement are inserted for convenience only and are not intended to affect the construction hereof.

1.4	Interpretation

Unless the context otherwise requires, in this Agreement:

(a)
a reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document;

(b)
a reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation, code, by-law, ordinance or statutory instrument issued under it;

(c)	a reference to writing includes a facsimile or electronic mail transmission and any means of reproducing words in a tangible and permanently visible form;

(d)	headings and any table of contents or index are for convenience only and do not form part of this Agreement or affect its interpretation;

(e)
a provision of this Agreement shall not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of this Agreement or the inclusion of the provision in this Agreement;

(f)	the word “including” means “including without limitation” and “include” and, “includes” will be construed similarly;

(g)	if an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day; and

(h)
a reference to a thing (including a right, obligation or concept) includes a part of that thing but nothing in this paragraph 1.4(h) implies that performance of part of an obligation constitutes performance of the obligation.

1.5	Entire Agreement

This Agreement including all Schedules together with the agreements and documents to be delivered pursuant hereto are the full expression of the Parties’ intentions and rights and the entire agreement between them pertaining to the Options granted to Ansell and the potential Joint Venture between the Parties and supersede all prior agreements, understandings, negotiations and discussions whether oral or written of the Parties including the letter of intent between Eagle Trail, Guinness and Ansell dated October 12, 2010.  There are no representations, warranties or other agreements between the Parties in connection with the subject matter hereof, except as set forth herein. No amendment or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any other provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.6	References

Unless otherwise stated, a reference herein to a numbered or lettered Article, Section, subsection, clause or schedule refers to the Article, Section, subsection, clause or schedule bearing that number or letter in this Agreement.  A reference to “this Agreement”, “hereof”, “hereunder”, “herein” or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof.

1.7	Currency

All dollar amounts expressed herein, unless otherwise specified, refer to lawful currency of Canada.

1.8	Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Ansell, Ansell confirms that it has made due and diligent inquiry of such persons (including appropriate officers of Ansell, as applicable) as it considers necessary as to the matters that are the subject of the representations and warranties.

1.9	Schedules

The following schedules are attached to and incorporated in this Agreement by this reference:

A	Properties Description
B	JV Terms
C	Net Smelter Returns Royalty Terms
D	Aurchem Properties – Exclusion to AOI / CSG Group’s Option to Include as Properties

1.10	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, the remaining provisions will nevertheless be and remain valid and subsisting and the said remaining provisions will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

1.11	Calculation of Time

If any time period set forth in this Agreement ends on a day of the week which is not a Business Day, then notwithstanding any other provision of this Agreement, such period will be extended until the same time of the next following day which is a Business Day.

ARTICLE 2   CONDITION PRECEDENT

2.1	Condition Precedent

This Agreement and the obligations of the Parties under it are subject to Ansell obtaining any required approval, consent or acceptance of the Exchange or from any other regulatory body having jurisdiction in connection with this Agreement (“Condition Precedent”) as soon as possible and not later than that date that is 90 days after the Execution Date (“Effective Date”). Provided the Condition Precedent is fulfilled, on the Effective Date Ansell will provide written notice to the other Parties to that effect along with the Initial Payment and the Units to be delivered pursuant to Article 4.

2.2	Co-operation

Each Party must, at its own cost, use its reasonable efforts and co-operate with the other Parties to procure satisfaction of the Condition Precedent as quickly as possible.

2.3	No Waiver

The Condition Precedent cannot be waived or extended unless agreed in writing by all Parties.

2.4	Non-satisfaction

If the Effective Date does not occur within 90 days of the Execution Date, any Party may:

(a)	by written notice to the other Parties terminate this Agreement; or

(b)	extend the Effective Date with the written consent of the other Parties on one or more occasions.

2.5	Rights on Termination

If this Agreement is terminated under Section 2.4 then, in addition to any other rights, powers or remedies provided by law:

(a)	this Agreement will be at an end; and

(b)	each Party is released from its obligation to further perform this Agreement except the obligations of confidentiality under Article 14.

ARTICLE 3   REPRESENTATIONS AND WARRANTIES

3.1	Mutual Representations and Warranties

Each Party represents and warrants to the other Parties hereto that, as of the Execution Date and the Effective Date:

(a)
if it is a body corporate, then it is duly incorporated or continued and duly organized and validly subsisting under the laws of its organizational jurisdiction and it has full power and authority to carry on its business and to enter into this Agreement and to carry out the provisions contained in this Agreement;

(b)
subject to fulfillment of the Condition Precedent, neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(c)
the execution and delivery of this Agreement do not violate or result in the breach of the laws of any jurisdiction applicable to a Party or pertaining thereto or, if it is a body corporate, then of its organizational documents;

(d)	if it is a body corporate, then all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder; and

(e)	this Agreement constitutes a legal, valid and binding obligation of the Party enforceable against it in accordance with its terms.

3.2	CSG Group Representations and Warranties

Each member of the CSG Group severally represent and warrant to Ansell that, as of the Execution Date and the Effective Date the Properties are in good standing in all respects and held by the members of the CSG Group through Eagle Trail free of all Encumbrances save and except for the Existing Royalties.

3.3	Ansell Representations and Warranties

Ansell represents and warrants to each member of the CSG Group that, as of the Execution Date and Effective Date:

(a)
Ansell has all requisite corporate power and authority to create, issue and deliver the Units (and the Ansell Shares, Warrants and Warrant Shares underlying such Units) and the Ansell Shares contemplated in the Unit Issuance (collectively the “Securities”) subject to fulfillment of the Condition Precedent;

(b)
Ansell and each of its Affiliates is, in all material respects, conducting its respective business in compliance with all applicable laws, rules and regulations (including all material applicable Canadian federal, provincial, state, municipal, and local environmental and licensing laws, regulations and other lawful requirements of any governmental or regulatory body) of each jurisdiction in which its respective business is carried on and each is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of a material non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of a material non-compliance with any such laws, regulations or permits which could have an adverse material effect on Ansell or its Affiliates and each such licence, registration, qualification or permit will at the Effective Date be valid, subsisting and in good standing;

(c)
the performance of Ansell’s obligations hereunder do not and will not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, Securities Commission or other third party, except:

(i)	Ansell shareholder approval (which shall be obtained prior to the Effective Date); and

(ii)	Exchange approval (which shall be obtained prior to the Effective Date);

(d)
the Securities have been, or prior to the Effective Date will be, authorized for issuance, and on the Effective Date the Ansell Shares included in the Securities will be validly issued and fully paid and non-assessable;

(e)
the Warrant Shares to be issued upon exercise of the Warrants have been, or prior to the Effective Date will be, reserved for issuance by Ansell, and upon payment of the full exercise price therefore and in accordance with the terms hereof and when certificates for the Warrant Shares are countersigned by the Transfer Agent and issued and delivered, the Warrant Shares will be validly issued and fully paid and non-assessable;

(f)
the authorized capital of Ansell consists of an unlimited number of Ansell Shares, of which, as of the Execution Date, 22,965,032 Ansell Shares were outstanding as fully paid and non-assessable shares of Ansell;

(g)
Ansell is not aware of any legislation, or proposed legislation to be enacted or published by a legislative body, which it anticipates will materially and adversely affect the business, affairs, operations, assets, Liabilities (contingent or otherwise) or prospects of Ansell or any of its Affiliate;

(h)
no order ceasing or suspending trading in any securities of Ansell or prohibiting the sale of the Units or the trading of any of Ansell’s issued securities has been issued and no proceedings for such purpose are pending or, to the best of Ansell’s knowledge, information and belief, have been threatened;

(i)
except as disclosed in Ansell’s financial statements, management’s discussion and analysis of financial statements and results of operations, information circulars, news releases, material change reports or otherwise available on SEDAR, no person now has any agreement or option or right or privilege (whether at law, in contract or otherwise) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of Ansell or any of its Affiliates;

(j)
neither Ansell nor its Affiliates have any Liability, direct or indirect, which materially adversely affects Ansell or its Affiliates or would reasonably be expected to have a material adverse effect on the Properties.  Without limiting the generality of the foregoing, neither Ansell nor its Affiliates have any material obligation or Liability except those arising in the ordinary course of business none of which is materially adverse to Ansell and its Affiliates taken together as a whole;

(k)	to the knowledge of Ansell, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of Ansell or its Affiliates;

(l)
Ansell will at the Effective Date be, a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the Securities Commission and in particular, without limiting the foregoing, Ansell has at all relevant times complied with its obligations to make timely disclosure of all material changes relating to it, no such disclosure has been made on a confidential basis which remains confidential and there is no material change relating to Ansell which has occurred and with respect to which the requisite material change report has not been filed with the Securities Commission, except to the extent that the grant of the Options and entry into this Agreement constitute a material change;

(m)	there has not been any “reportable event” (within the meaning of National Instrument 51-102) with the present or any former auditor of Ansell; and

(n)
neither Ansell nor any of its Affiliates, nor to the best of Ansell’s knowledge, information and belief, any other person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by Ansell or any of its Affiliates or such other person under any material agreement to which Ansell or any of its Affiliates is a party or otherwise bound and all such agreements are in good standing, and no event has occurred which with notice or lapse of time or both would constitute such a default by Ansell, its Affiliate or, to the best of Ansell’s knowledge, information and belief, any other party under any such agreement.

3.4	Survival of Representations and Warranties

The aforesaid representations and warranties are deemed remade as of the Effective Date and the Parties will be relying thereon in entering into this Agreement and they will survive the execution hereof for a period of two years.

3.5	Ansell Covenants

Ansell covenants to each member of the CSG Group that:

(a)
it will use its reasonable best efforts to obtain the necessary shareholder approval and regulatory consents from the Exchange in connection with the Unit Issuance to the members of the CSG Group on such conditions as are prescribed by the rules, regulations and listings policies of the Exchange, provided such conditions are also acceptable to the members of the CSG Group, acting reasonably;

(b)	as and from the Effective Date and for a period of at least 2 years thereafter:

(i)	it will continue to comply with the rules and regulations of the Exchange; and

(ii)	it will use reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) and not in default of the requirements of the Securities.

3.6	Indemnity

Each Party will indemnify and save the other Parties harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made or to be fulfilled by it hereunder.  A Party may waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any time without prejudice of its right in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

ARTICLE 4   FIRST OPTION

4.1	Grant of First Option

The members of the CSG Group hereby grant to Ansell the sole and exclusive right and option, in accordance with the other provisions of this Article 4, on or before the third anniversary of the Effective Date (“First Option Deadline”), to acquire a 49% Earned Interest, free and clear of all Encumbrances except the Existing Royalties (“First Option”).

4.2	Conditions of Exercise of First Option

The right of Ansell to exercise the First Option and acquire a 49% Earned Interest is conditional on Ansell incurring Expenditures, making the cash payments and causing the Unit Issuance to complete, all in the amounts and at the times specified below:

(a)	paying to the members of the CSG Group $500,000 on the Effective Date in the proportions listed under Section 4.4 (“Initial Payment”);

(b)	issuing and allotting to the members of the CSG Group 12,000,000 Units on the Effective Date at a deemed price of $0.20 per Unit in the proportions listed under Section 4.5 (“Unit Issuance”);

(c)	incurring not less than $2,000,000 in Expenditures (“First Expenditure Condition”) on or before the first anniversary of the Effective Date (“First Expenditure Deadline”);

(d)	paying to the members of the CSG Group an additional sum of $500,000 (“Second Payment”) on or before the expiry of 14 months from the Effective Date in the proportions listed under Section 4.4; and

(e)	incurring not less than an additional $3,000,000 in Expenditures (“Second Expenditure Condition”) on or before the First Option Deadline,

(collectively, the “First Option Conditions”).

4.3	Cash in Lieu

Ansell may elect to pay to the members of the CSG Group in the proportions listed under Section 4.4 the dollar amount equal to any shortfall in Expenditures required to be completed by Ansell by the First Expenditure Deadline under Section 4.2(c) or the First Option Deadline under Section 4.2(e) in lieu of incurring such Expenditures, and such amounts will thereupon be deemed to have satisfied such requirement for the incurring of such Expenditures, as applicable.

4.4	Allocation of Cash Payments

The members of the CSG Group agree that the Initial Payment and the Second Payment under Sections 4.2(a) and 4.2(d), or other monies that may become payable under this Agreement (including any cash in lieu of Expenditures as contemplated under Section 4.3), but excluding monies payable in satisfaction of the Royalty Purchase Price, are to be acquired by the following Parties in the following proportions:

Coglon       –        50%

Sim              –        50%

All payments made pursuant to this Agreement and made to the above Parties in the above proportions will be deemed final and in full satisfaction of all obligations of Ansell with respect to that payment to the members of the CSG Group.

4.5	Allocation of Units

The members of the CSG Group agree that the Units to be issued under Section 4.2(b) are to be acquired by the following Parties in the following proportions:

Coglon       –        50%

Sim              –        50%

(each a “Holder”)

If the Unit Issuance is made to the above Parties in the above proportions, then it will be deemed final and in full satisfaction of all obligations of Ansell with respect to the Unit Issuance.

4.6	Opinion

If requested by Coglon or Sim, Ansell will obtain and deliver to, or cause to be delivered to Coglon and Sim an opinion of counsel for Ansell to the effect that all necessary steps, consents, approvals and corporate proceedings have been taken and obtained by Ansell to duly allot and issue such Ansell Shares to Coglon and Sim as fully paid and non-assessable shares free and clear of all Encumbrances and stating the percentage which the Ansell Shares issued to Coglon and Sim represent of the total number of issued shares then outstanding.

4.7	Resale Restrictions

Each member of the CSG Group confirms and acknowledges that a legend will be placed on the certificates representing the Ansell Shares to the effect that except as permitted under applicable Securities Laws the Ansell Shares, when issued as part of the Unit Issuance under Section 4.2(b), will be subject to a hold period of 4 months plus 1 day from their date of issuance as required under the Securities Laws.

4.8	Adjustments

(a)
In the event of any subdivision of the common shares of Ansell, as such shares are constituted on the date hereof into a greater number of common shares, at any time prior to the delivery to a Holder of the Warrant Shares provided for hereunder, if applicable, Ansell will thereafter deliver to such Holder at the time or times of delivery of the Warrant Shares hereunder, such additional number of shares as result from such subdivision without any additional payment or other consideration therefor.

(b)
In the event of any consolidation of the common shares of Ansell, as such common shares are constituted on the date hereof into a lesser number of common shares, at any time prior to the delivery to a Holder of the Warrant Shares provided for hereunder, the number of the Warrant Shares to be delivered to such Holder shall thereafter be deemed to be consolidated in like manner and the right to receive the Warrant Shares hereunder shall be deemed to be a right to receive common shares of Ansell as consolidated.

(c)
In the event of any capital reorganization or reclassification of the common shares of Ansell or the merger or amalgamation of Ansell with another corporation at any time prior to the delivery to a Holder of the Warrant Shares provided for hereunder, Ansell or its successor shall thereafter deliver at the time of delivery of the Warrant Shares hereunder, the number of shares of the appropriate class resulting from the capital reorganization, reclassification, merger or amalgamation as such Holder would have been entitled to receive in respect of the number of the Warrant Shares had it held such Warrant Shares before such capital reorganization or reclassification of the common shares or the merger or amalgamation of Ansell with another corporation.

4.9	Opportunity to Remedy

Notwithstanding any other provision in this Agreement, if Ansell fails to make the Second Cash Payment or incur Expenditures and provide an itemized statement under Section 9.3 (and fails to pay cash in lieu pursuant to Section 4.3) in the amounts required and by the times due under Sections 4.2(c), 4.2(d) or 4.2(e), as the case may be, then any one or more members of the CSG Group may provide written notice of such failure. Upon delivery of such notice from any one or more members the CSG Group, Ansell will have 10 days to remedy its failure and if it does not remedy such failure, then the First Option will terminate in accordance with Section 4.14(a).

4.10	Excess Expenditures

If Ansell has funded Expenditures in excess of the amount of the First Expenditure Condition as required by First Expenditure Deadline under Section 4.2(c), then the amount of the excess Expenditures will be credited against the Second Expenditure Condition to be funded by Ansell by the First Option Deadline under Section 4.2(e), or, subject to compliance with the penultimate paragraph of Section 5.2, against the Expenditures required to be incurred by Ansell under Section 5.2(c) if Ansell delivers the Second Option Notice.  If Ansell delivers does not deliver the Second Option Notice or if the Second Option is terminated in pursuant to Section 5.6, then such excess will be booked as a Joint Venture Expenditures as set out in Section 5.7(b).

4.11	Exercise of First Option

Subject to Ansell satisfying the First Option Conditions, then Ansell may, on or before the First Option Deadline, exercise the First Option by delivering to each member of the CSG Group a written notice confirming such satisfaction and confirming exercise of the First Option (“First Option Exercise Notice”). If Ansell fails to deliver the First Option Exercise Notice by the First Option Deadline and this Agreement has not otherwise been terminated then any one or more members of the CSG Group may provide written notice of such failure. Upon delivery of such notice from any one or more members the CSG Group, Ansell will have 30 days to remedy its failure and if it does not remedy such failure, then the First Option will terminate in accordance with Section 4.14(b).

4.12	Formation of Joint Venture

Delivery of the First Option Exercise Notice shall be deemed delivery by Ansell to the CSG Group of the Joint Venture Election.

4.13	Ansell’s Election to Terminate

Except for the Initial Payment and the Unit Issuance which, provided the Condition Precedent is satisfied, are obligatory and must be made by Ansell, the fulfillment of the other First Option Conditions and the giving of the First Option Exercise Notice are within the sole discretion of Ansell and Ansell may elect at any time, on or before the First Option Deadline, to terminate the First Option by delivering written notice to that effect to each member of the CSG Group (“First Option Termination Notice”).

4.14	First Option Termination

The First Option will be of no further force or effect and will automatically terminate if:

(a)
subject to Ansell first being given the opportunity to remedy pursuant to Section 4.9, Ansell has not satisfied one or more of the First Option Conditions as required by the relevant timelines pursuant to Section 4.2;

(b)	subject to Ansell first being given the opportunity to remedy pursuant to Section 4.11, Ansell fails to deliver the First Option Exercise Notice by the First Option Deadline; or

(c)	delivers the First Option Termination Notice to each member of the CSG Group.

4.15	Additional Termination Rights

(a)	At any time prior to exercise of the First Option the members of the CSG Group shall be entitled to terminate the First Option:

(i)
in the event of a material breach by Ansell of its covenants, representations or warranties contained in this Agreement by notice in writing to Ansell, provided that Ansell has not within 30 days following delivery of written notice of such breach, cured such default or, if such default is not capable of being cured in 30 days, begun to cure such default within such 30 days; or

(ii)
forthwith if Ansell shall generally not pay its debts as such debts become due or Ansell shall admit in writing its inability to pay its debts generally as such debts become due or if Ansell shall make a general assignment for the benefit of creditors or if any proceedings shall be instituted by or against Ansell under any bankruptcy, insolvency or similar law.

(b)	In order to terminate the First Option pursuant to Section 4.15(a) the members of the CSG Group must deliver written notice thereof to Ansell signed by each member of the CSG Group.

4.16	Termination Consequences

If the First Option is terminated then Ansell will acquire no Earned Interest, have no rights to the Assets and shall not be entitled to reimbursement of any Expenditures incurred or monies paid and the members of the CSG Group shall have no obligation to refund any monies paid or expended under this Agreement to Ansell or to surrender or transfer any of the Units issued.  Save as detailed 10.2(n), Article 14, Article 15, Article 16 and Article 17, all of which shall survive such termination, no Party will have any further obligations to any other Party or rights with respect to this Agreement. Despite the foregoing the termination will not release or discharge a Party from any Liability that arose or accrued prior to the date of termination.

4.17	Post Termination Obligations

If the Agreement is terminated pursuant to Section 4.14 or 4.15 then:

(a)	Ansell must ensure that the Properties are in good standing for at least one year following the termination with all filings and rents paid for that filing period;

(b)
Ansell must promptly deliver to Eagle Trail, for the benefit of the members of the CSG Group, all maps, reports, surveys and assays, drill core samples and other results of surveys and drilling and all other reports of information provided to Ansell by Eagle Trail or the members of the CSG Group or generated by Ansell in connection with its activities on the Properties in connection with this Agreement; and

(c)
any plant, building, machinery, tools, equipment, camp facilities and supplies owned by Ansell or its Representatives (“Ansell Equipment”) and brought and placed upon the Properties in connection with the Exploration and development activities on the Properties will remain Ansell’s exclusive property and may be removed by Ansell at any time within a period of 3 months following the termination of the Agreement but if Ansell  has not removed all Ansell Equipment within that 6 month period, then the Ansell Equipment not so removed thereafter will become the property of the CSG Group or, at the CSG Group’s option, may within a further 3 months be removed by the CSG Group at Ansell’s expense.  All Ansell Equipment, until it becomes the CSG Group’s property or is removed from the Properties, will be the sole responsibility of Ansell and neither the CSG Group nor Eagle Trail will have any Liability with regard to it.

ARTICLE 5   SECOND OPTION

5.1	Grant of Second Option

The members of the CSG Group hereby grant to Ansell the sole and exclusive right and option, in accordance with the other provisions of this Article 5, on or before the 5th anniversary of the Second Option Commencement Date (“Second Option Deadline”), to acquire an additional 26% Earned Interest, for an aggregate 75% Earned Interest, free and clear of all Encumbrances except the Existing Royalties (“Second Option”).

5.2	Conditions of Exercise of the Second Option

The right of Ansell to exercise the Second Option and acquire the additional 26% Earned Interest is conditional on Ansell:

(a)
having exercised the First Option and, concurrently with the delivery of the First Option Exercise Notice, delivering written notice to each member of the CSG Group stating its intention to pursue the Second Option (“Second Option Notice”);

(b)	solely funding all Expenditures under this Agreement and all Joint Venture Expenditures under the JVA, if any, until delivery of the Second Option Exercise Notice;

(c)	so long as a Feasibility Study has not been delivered to each member of the CSG Group, incurring the following Expenditures:

(i)	not less than $1,000,000 in Expenditures on or before the first anniversary of the Second Option Commencement Date;

(ii)	not less than $1,000,000 in Expenditures on or before the second anniversary of the Second Option Commencement Date;

(iii)	not less than $1,000,000 in Expenditures on or before the third anniversary of the Second Option Commencement Date; and

(iv)
not less than $1,000,000 in Expenditures on or before the fourth anniversary of the Second Option Commencement Date,

(and each one year period immediately preceding each anniversary referred to in paragraphs (i) through (iv) is referred to in this Section 5.2 as a “Period”), and

(d)	delivering a Feasibility Study to each member of the CSG Group on or before the Second Option Deadline,

(collectively, the “Second Option Conditions”).

If Ansell fails to deliver the Second Option Notice concurrently with the delivery of the First Option Exercise Notice and this Agreement has not otherwise been terminated then any one or more members of the CSG Group may provide written notice of such failure. Upon delivery of such notice from any one or more members the CSG Group, Ansell will have 30 days to deliver the Second Option Notice to each member of the CSG Group and if it does not, then the Second Option will terminate in accordance with Section 5.6(a).

In any given Period under paragraph (c), if Ansell has funded Expenditures in excess of the amounts required during that Period, then the amount of the excess Expenditures will be credited against the Expenditure requirement in the Period immediately thereafter. Notwithstanding the foregoing, Ansell must incur not less than $1,000,000 in actual Expenditures in any given 2 consecutive Periods exclusive of any permitted carry-over. For greater certainty, excess Expenditures incurred during the First Option Period will not be credited towards satisfaction of the provisions of this paragraph (but will be included in calculating AEXP under Sections 5.4(b) and 6.4(b)).

For greater certainty, immediately upon delivery of the Feasibility Study to each member of the CSG Group on or before the Second Option Deadline, any future Expenditure requirements that Ansell would otherwise have to incur pursuant to paragraph (c) will be cancelled (and provided that all of the other requirements of paragraphs (a) through (d) have been met, the Second Option Conditions shall be deemed to have be met).

5.3	Exercise of Second Option

Subject to Ansell satisfying the Second Option Conditions, then Ansell may, on or before the Second Option Deadline, exercise the Second Option by delivering to each member of the CSG Group a written notice confirming such satisfaction and confirming exercise of the Second Option (“Second Option Exercise Notice”). If Ansell fails to deliver the Second Option Exercise Notice by the Second Option Deadline and this Agreement has not otherwise been terminated then any one or more members of the CSG Group may provide written notice of such failure. Upon delivery of such notice from any one or more members the CSG Group and provided the Second Option Conditions are satisfied, Ansell will have 30 days to deliver the Second Option Exercise Notice to each member of the CSG Group and if it does not, then the Second Option will terminate in accordance with Section 5.6(c).

5.4	Adjustments under JVA Upon Exercise

If the Second Option is exercised pursuant to Section 5.3, then:

(a)	the Participating Interests under the JVA will be adjusted and deemed to be as follows:

(i)	Guinness as to 12.25%;

(ii)	Coglon as to 6.375;

(iii)	Sim as to 6.375%; and

(iv)	Ansell as to 75%.

(b)	the Joint Venture Expenditures contributed by the Participants (as defined in the JV Terms) will be adjusted and deemed to be as follows:

(i)	Guinness – (AEXP/0.75) x 0.1225;

(ii)	Coglon – (AEXP/0.75) x 0.06375;

(iii)	Sim – (AEXP/0.75) x 0.06375; and

(iv)	Ansell – AEXP,

where, “AEXP” means $3.4 million (which represents the cumulative total of the amount of the Initial Payment, the Subsequent Payment and the deemed value of the Units) plus all Expenditures and Joint Venture Expenditures, if any, incurred by Ansell prior to the delivery of the Second Option Exercise Notice.

5.5	Ansell’s Election to Terminate

For greater certainty, the fulfillment of the Second Option Conditions and the giving of the Second Option Exercise Notice are within the sole discretion of Ansell and Ansell may elect at any time to terminate the Second Option by delivering written notice to that effect to each member of the CSG Group (“Second Option Termination Notice”).

5.6	Second Option Termination

The Second Option will be of no further force or effect and will automatically terminate if:

(a)
subject to Ansell first being given the opportunity to remedy pursuant to Section 5.2, the Second Option Notice is not delivered to each member of the CSG Group at the time specified in Section 5.2(a);

(b)	Ansell has not satisfied one or more of the Second Option Conditions as required by the Second Option Deadline; or

(c)	subject to Ansell first being given the opportunity to remedy pursuant to Section 5.3, Ansell fails to deliver the Second Option Exercise Notice by the Second Option Deadline; or

(d)	Ansell delivers the Second Option Termination Notice to each member of the CSG Group.

5.7	Termination Consequences

If the Second Option is terminated pursuant to Section 5.6, then:

(a)
Ansell will no longer be obligated to sole fund Expenditures or Joint Venture Expenditures hereunder and will have no further right under this Agreement to acquire any additional Earned Interest and shall not be entitled to reimbursement of any Expenditures incurred or monies paid and the members of the CSG Group shall have no obligation to refund any monies paid or expended under this Agreement to Ansell or to surrender or transfer any of the Units issued; provided however, Ansell and the members of the CSG Group will continue to be subject to the provisions of the JVA, including those that relate to funding the Joint Venture and any adjustment of Participating Interests;

(b)
any Expenditures incurred by Ansell after fulfilling the Second Expenditure Condition will be booked as Joint Venture Expenditures on behalf of Ansell being a party to the JVA and each of the members of the CSG Group will have their respective deemed Joint Venture Expenditures adjusted such that the respective proportions of the Participating Interests as set out in clause 4.1 of the JV Terms are maintained;

(c)	the Participating Interests under the JVA will continue to be as set out in clause 4.1 of the JV Terms, subject to future dilution pursuant to the terms of the JVA;

(d)
the Joint Venture Expenditures contributed by Ansell and the members of the CSG Group will continue to be as set out in clause 4.3 of the JV Terms, subject to adjustment pursuant to Section 5.7(b); and

(e)	this Agreement will terminate and the terms of the JVA will continue to govern the relationship between the Parties.

ARTICLE 6   THIRD OPTION

6.1	Grant of Third Option

The members of the CSG Group hereby grant to Ansell the sole and exclusive right and option, in accordance with the other provisions of this Article 6, on or before the second (2nd) anniversary of the Third Option Commencement Date (“Third Option Deadline”), to acquire an additional 10% Earned Interest, for an aggregate 85% Earned Interest, free and clear of all Encumbrances except the Existing Royalties (“Third Option”).

6.2	Conditions of Exercise of the Third Option

The right of Ansell to exercise the Third Option and acquire the additional 10% Earned Interest is conditional on Ansell:

(a)
having exercised the Second Option and, concurrently with the delivery of the Second Option Exercise Notice, delivering written notice to each member of the CSG Group stating its intention to pursue the Third Option (“Third Option Notice”);

(b)	solely funding all Expenditures under this Agreement and all Joint Venture Expenditures, if any, until delivery of the Third Option Exercise Notice; and

(c)	obtaining a commitment letter regarding Project Financing on or before the Third Option Deadline,

(collectively, the “Third Option Conditions”).

If Ansell fails to deliver the Third Option Notice concurrently with the delivery of the Second Option Exercise Notice and this Agreement has not otherwise been terminated then any one or more members of the CSG Group may provide written notice of such failure. Upon delivery of such notice from any one or more members the CSG Group, Ansell will have 30 days to deliver the Third Option Notice to each member of the CSG Group and if it does not, then the Third Option will terminate in accordance with Section 6.6(a).

6.3	Exercise of Third Option

Subject to Ansell satisfying the Third Option Conditions, then Ansell may, on or before the Third Option Deadline, exercise the Third Option by delivering to each member of the CSG Group a written notice confirming such satisfaction and confirming exercise of the Third Option (“Third Option Exercise Notice”). If Ansell fails to deliver the Third Option Exercise Notice by the Third Option Deadline and this Agreement has not otherwise been terminated then any one or more members of the CSG Group may provide written notice of such failure. Upon delivery of such notice from any one or more members the CSG Group and provided the Third Option Conditions are satisfied, Ansell will have 30 days to deliver the Third Option Exercise Notice to each member of the CSG Group and if it does not, then the Third Option will terminate in accordance with Section 6.6(c).

6.4	Adjustments under JVA Upon Exercise

If the Third Option is exercised pursuant to Section 6.3, then:

(a)	the Participating Interests under the JVA will be adjusted and deemed to be as follows:

(i)	Guinness as to 5%;

(ii)	Coglon as to 5%;

(iii)	Sim as to 5%; and

(iv)	Ansell as to 85%.

(b)	the Joint Venture Expenditures contributed by the Participants (as defined in the JV Terms) will be adjusted and deemed to be as follows:

(i)	Guinness – (AEXP/0.85) x 0.05;

(ii)	Coglon – (AEXP/0.85) x 0.05;

(iii)	Sim – (AEXP/0.85) x 0.05; and

(iv)	Ansell – AEXP,

where, “AEXP” means $3.4 million (which represents the cumulative total of the amount of the Initial Payment, the Subsequent Payment and the deemed value of the Units) plus all Expenditures and Joint Venture Expenditures, if any, incurred by Ansell prior to the delivery of the Third Option Exercise Notice.

6.5	Ansell’s Election to Terminate

For greater certainty, the fulfillment of the Third Option Conditions and the giving of the Third Option Exercise Notice on or before the Third Option Deadline are within the sole discretion of Ansell and Ansell may elect at any time to terminate the Third Option by delivering written notice to that effect to each member of the CSG Group (“Third Option Termination Notice”).

6.6	Third Option Termination

The Third Option will be of no further force or effect and will automatically terminate if:

(a)	subject to Ansell first being given the opportunity to remedy pursuant to Section 6.2, the Third Option Notice is not delivered to each member of the CSG Group at the time specified in Section 6.2(a);

(b)	Ansell has not satisfied one or more of the Third Option Conditions as required by the Third Option Deadline;

(c)	subject to Ansell first being given the opportunity to remedy pursuant to Section 6.3, Ansell fails to deliver the Third Option Exercise Notice by the Third Option Deadline; or

(d)	Ansell delivers the Third Option Termination Notice to each member of the CSG Group.

6.7	Termination Consequences

If the Third Option is terminated pursuant to Section 6.6, then:

(a)
Ansell will no longer be obligated to sole fund Expenditures or Joint Venture Expenditures hereunder and will have no further right under this Agreement to acquire any additional Earned Interest and shall not be entitled to reimbursement of any Expenditures incurred or monies paid and the members of the CSG Group shall have no obligation to refund any monies paid or expended under this Agreement to Ansell or to surrender or transfer any of the Units issued; provided however, Ansell and the members of the CSG Group will continue to be subject to the provisions of the JVA, including those that relate to funding the Joint Venture and any adjustment of Participating Interests;

(b)
any Expenditures incurred by Ansell after fulfilling the Second Option Conditions will be booked as a Joint Venture Expenditures on behalf of Ansell being a party to the JVA and each of the members of the CSG Group will have their respective deemed Joint Venture Expenditures adjusted such that the respective proportions of the Participating Interests as set out in Section 5.4(a) are maintained;

(c)	the Participating Interests under the JVA will continue to be as set out in Section 5.4(a), subject to future dilution pursuant to the terms of the JVA;

(d)	the Joint Venture Expenditures contributed by Ansell and the members of the CSG Group will continue to be as set out in Section 5.4(b), subject to adjustment pursuant to Section 6.7(b);

(e)	this Agreement will terminate and the terms of the JVA will continue to govern the relationship between the Parties.

ARTICLE 7   ADDITIONAL OPTIONS

7.1	Option to Purchase Part of Existing Royalties

If Ansell exercises the Second Option then, for a period of 30 days following the delivery of the Second Option Exercise Notice, then Ansell has the right, on written notice (“Purchase Notice”) to each member of the CSG Group, to purchase one-third (1/3) of the Existing Royalties (“Royalty Purchase”) for the sum of $1,500,000 (“Royalty Purchase Price”).

7.2	Allocation of Royalty Purchase Price

The members of CSG Group agree that the Royalty Purchase Price is to be paid to the following Parties in the following proportions:

Coglon       –           $750,000

Sim              –           $750,000

Provided that the Royalty Purchase Price is paid to the Coglon and Sim in the above proportions, it will be deemed final and in full satisfaction of the obligations of Ansell with respect to the Royalty Purchase.

7.3	Payment of Royalty Purchase Price

Payment of the Royalty Purchase Price, allocated in the amounts listed in Section 7.2, must accompany each Purchase Notice that Ansell may deliver to Coglon and Sim.

7.4	Existing Royalties After Purchase

If Ansell completes the Royalty Purchase then:

(a)	1% of the net smelter returns that is the subject of the Royalty Purchase will transfer to Ansell; and

(b)	the proportions of the Existing Royalties payable will be adjusted to be as follows:

(i)	a 1% net smelter returns royalty on the minerals from the Mineral Rights described in Schedule A payable to Ansell;

(ii)	a 0.625% net smelter returns royalty on the minerals from the Mineral Rights described in Schedule A payable to Coglon;

(iii)	a 0.625% net smelter returns royalty on the minerals from the Mineral Rights described in Schedule A payable to Sim; and

(iv)	a 0.75% net smelter returns royalty on the minerals from the Mineral Rights described in Schedule A payable to Eagle Trail (in trust for the Donaldson Estate).

7.5	Option to Include Aurchem Properties

(a)
At any time and from time to time after the Effective Date, but prior to the expiry of 30 days following either the delivery of the Second Option Exercise Notice or the termination or expiry of the Second Option, as the case may be (“Aurchem Option Deadline”), the CSG Group will have the option and right, on written notice to Ansell, to elect to include as part of the Properties, any right, title or interest acquired by Ansell from Aurchem in or to any or all of the Aurchem Properties, and if the CSG Group so elects then such interest will be deemed to be a part of the Properties for all purposes. Ansell will bear all out-of-pocket costs associated with such acquisition from Aurchem (“Aurchem Acquisition Costs”), however, provided Commercial Production is achieved, each of the members of  the CSG Group will be required to repay to Ansell their proportional share (based on their respective Participating Interests on the date Commercial Production is achieved) of the Aurchem Acquisition Costs. The Aurchem Acquisition Costs will be deemed to be either Carry Amounts pursuant to clause 4.5(1)(a) of the JV Terms or Recovery Amounts pursuant to clause 4.5(1)(b) of the JV Terms and repayment will be made by each Participant to Ansell in accordance with clause 4.5(4) of the JV Terms.

(b)
Ansell will not, until the expiry of the Aurchem Option Deadline, transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer, alienate or otherwise dispose of any or all of its right, title and interest in and to the Aurchem Properties or transfer or assign any of its rights under any agreements with Aurchem without the prior written consent of all of the members of  the CSG Group, and such consent may be withheld in their sole discretion.

ARTICLE 8   MANAGEMENT COMMITTEE

8.1	Composition

A committee (the “Management Committee”) will be established on or forthwith after the Effective Date, consisting of consisting of 4 representatives appointed under Section 8.3.

8.2	Authority

The Management Committee will have the exclusive right and authority to:

(a)	consider and approve every proposed Program and any material amendments to any Program, and oversee the Expenditures which will be incurred;

(b)	consult with the Operator in a technical capacity with respect to the preparation of such Programs and any amendments thereof;

(c)	receive and review and approve all reports on the Operations, including the Quarterly Reports and the Annual Reports;

(d)	establish and modify its own rules of procedure in a manner not inconsistent with this Agreement;

(e)	approve the parameters of any Feasibility Study to be commissioned by Ansell for the purpose of satisfying the Section Option Conditions;

(f)	approve any Project Financing arranged by Ansell for the purpose of satisfying the Third Option Conditions; and

(g)	approve any Mine Proposal.

8.3	Representatives

The Management Committee shall consist of 2 representatives appointed by the CSG Group and 2 representatives appointed by Ansell. Coglon will provide written notice to Ansell of the CSG Group’s appointed representatives to the Management Committee.  Ansell will provide written notice to each member of the CSG Group of Ansell’s appointed representatives to the Management Committee.  The CSG Group and Ansell may also each appoint one or more alternate representatives to act in the absence of its representatives and any alternate representative so acting will be deemed to be the CSG Group’s or Ansell’s representative, as the case may be, in respect of the matter upon which he acts.  The CSG Group and Ansell may change their respective representatives and any alternate representatives at any time on written notice.

8.4	Meetings

The Operator will call the first Management Committee meeting within 30 days after the Effective Date and thereafter at least once every three months, and in any event within 21 days after being requested to do so by any of the members of the CSG Group.

8.5	Notice of Meetings

The Operator will give written notice, specifying the time and place of, and the agenda for, each Management Committee meeting to all representatives at least ten days before the time appointed for the meeting.  Management Committee meetings may be held by telephone conference call.

8.6	Waiver of Notice

Notice of a meeting may be waived if one representative from each of the CSG Group and Ansell are at the meeting and all the representatives present at the meeting agree upon the waiver and upon the proposed agenda.

8.7	Quorum

A quorum for any Management Committee meeting will be present if one representative appointed by the CSG Group and one representative appointed by Ansell is present or participating by telephone.  If a quorum is present at the meeting, the Management Committee will be competent to exercise all of the authorities, powers and discretions bestowed upon it under this Agreement.  No business other than the election of a chairman, if any, and the adjournment or termination of the meeting may be transacted at any meeting unless a quorum is present at the commencement of the meeting but the quorum need not be present throughout the meeting.  If within half an hour from the time appointed for a meeting, a quorum is not present, the meeting will, at the election of those representatives who are present:

(a)	be dissolved; or

(b)
be adjourned to the same place but on a date and at a time, to be fixed by the chairman of the meeting before the adjournment, which will be not less than seven days following the date for which the meeting was called.  Written notice of the adjourned meeting will be given to the representatives of the CSG Group and Ansell forthwith after the adjournment of the meeting.  If at the adjourned meeting, a quorum is not present within half an hour from the time appointed, then the representative or representatives present and entitled to attend and vote at the meeting, will constitute a quorum, unless an absent representative can demonstrate that his or her attendance was prevented by reasons beyond the control of such representative and of his or her appointor.

8.8	Agenda

No material item of business will be transacted at a Management Committee meeting unless:

(a)	the item appears on the agenda circulated by the Operator; and

(b)
at least one representative appointed by the CSG Group and one representative appointed by Ansell is present or participating by telephone and those representatives unanimously agree to the item being added to the agenda.

8.9	Voting

With the exception of approval of the matters described in Sections 8.2(e), (f), and (g), each of which shall require unanimity, the Management Committee will decide every question submitted to it by simple majority with the representative or representatives of each Party that is present being entitled to cast one (1) vote. The Management Committee shall not arbitrarily withhold its approval of

Programs or amendments to Programs, but shall be entitled to withhold its approval thereof or require that changes be made with respect thereto if, in the Management Committee’s opinion established by a majority vote or a deadlock, the Program or amendment in question:

(a)	calls for Operations or Expenditures which would not be a wise and judicious use of funds;

(b)	calls for Operations or Expenditures which are technically difficult or not practicable; or

(c)	calls for Operations or Expenditures which are otherwise not in accordance with sound business judgment and mining practice.

Save in respect of approval of the matters detailed in Sections 8.2(e), (f), and (g), if Ansell is of the opinion that the Management Committee is deadlocked or improperly withholding its approval hereunder, contrary to the provisions hereof, so that Operations cannot proceed on the Properties, then Ansell may, on written notice to the Management Committee,

(d)
if the source of disagreement regarding the Program or amendment to a Program is solely related to location or concentration of Exploration drilling, activities or techniques then,  provided that the Exploration drilling, activities and techniques are proposed to be conducted in a manner that is consistent with the Operator’s obligations pursuant to Section 10.2, Ansell will have a casting vote and may proceed with the Program or amendments to the Program; or

(e)
refer the matter to Arbitration; provided however, Ansell’s representatives appointed to the Management Committee must have voted unanimously in favour of the proposed Program in order for Ansell refer the matter to Arbitration.  The arbitrator’s decision shall, subject as hereinafter provided, be limited to a determination as to whether the Management Committee was acting improperly in withholding its approval and such determination shall be final and binding on the Parties and, if such determination is that the Management Committee was improperly withholding its approval, then the Operator shall proceed with the Program or amendment in question. The arbitrator shall have the power, in his discretion, to award costs and, if appropriate, extend the times referred to in Sections 4.2(c), 4.2(e), 5.2(c), 5.2(d) or 6.2(c) by a period of time up to that which has elapsed from the date the Dispute Notice was delivered by Ansell to the other Parties to the date of the arbitrator’s final determination.

8.10	Chairman

A representative of Ansell will be the chairman of Management Committee meetings, but the chairman has no second or casting vote.

8.11	Written Resolutions

Any decision of the Management Committee evidenced by the consent in writing of the representatives appointed by the CSG Group and the representatives appointed by Ansell is as valid as a decision made at a duly called and held meeting of the Management Committee.

8.12	Expenses

Ansell will bear all reasonable expenses incurred by all the designated representatives in attending meetings of the Management Committee. Any such expenses so incurred by Ansell on behalf of the designated representatives of the CSG Group will constitute Expenditures hereunder.

8.13	Additional Rules

The Management Committee may establish such other rules of procedure not inconsistent with this Agreement as the Management Committee deems fit.

ARTICLE 9   PROGRAMS AND EXPENDITURE STATEMENTS

9.1	Proposed Programs

All Operations and Expenditures shall be in accordance with a Program prepared by the Operator and delivered to and approved by the Management Committee at least 30 days prior to the date such Operations are to commence.  The term of each Program will not exceed 12 months unless the Parties otherwise agree.  Each draft Program will contain a statement in reasonable detail of the proposed  Operations and a budget containing estimates of all Expenditures anticipated to be incurred. Any amendments to a Program shall similarly be delivered to and approved by the Management Committee at least 30 days prior to the date such amendments are to take effect.

9.2	Work Program Approval

The Management Committee will review the draft Programs submitted and, if it so determines, approve a Program with any amendments it deems appropriate.

9.3	Annual Expenditure Statement and Audit

Within 60 days following the expiry of each annual anniversary during the Option Period, Ansell must provide each member of the CSG Group with an itemized statement of Expenditures incurred during the previous year.  An itemized statement of Expenditures completed in any period certified to be correct by an officer of Ansell and delivered to each member of the CSG Group will be conclusive evidence of the making of such Expenditures unless within 90 days of receipt of such statement any one or more members of the CSG Group (“Objecting Party”) delivers an objection to the statement to Ansell and the other members of the CSG Group.  If the Objecting Party delivers an objection within such 90 day period, then the Objecting Party will be entitled to request that the auditors of Ansell, audit the Expenditures provided for in the statement of Expenditures that is the subject of the objection.  At the conclusion of such audit:

(a)	in the case of determining Expenditures for the purposes of Sections 4.2(c), 4.2(e) or 5.2,

(i)
if the auditors determine that the statement of Expenditures exceed the Expenditures actually incurred by more than 3% of those stated, then the costs of the audit will be borne by Ansell and only the Expenditures so determined to have been actually made will constitute Expenditures for the purposes of Sections 4.2(c), 4.2(e) or 5.2, as the case may be;

(ii)
if the auditors determine that the statement of Expenditures was accurate within 3% of the Expenditures actually incurred or the statement of Expenditures understate the Expenditures actually incurred by greater than a 5%  margin, then the costs of the audit will be borne by the Objecting Party;

(b)
if any such auditors’ determination results in a deficiency in the amount of Expenditures obliged to be completed under Sections 4.2(c) or 4.2(e), as the case may be, then Ansell may pay to the members of the CSG Group in the proportions listed under Section 4.4, within 30 days after such determination, the dollar amount equal to the shortfall in Expenditures, and such payment will be deemed to be a payment of cash in lieu of Expenditures (as provided for in under Section 4.3) made in advance of the relevant due date specified in Sections 4.2(c) or  4.2(e), as the case may be; and

(c)
if any such auditors’ determination results in a deficiency in the amount of Expenditures obliged to be completed under Section 5.2, then the Second Option will automatically terminate in accordance with Section 5.6(b).

(d)	in the case of determining the amount of Expenditures that would constitute Construction Costs (as defined in the JV Terms):

(i)
if the auditors determine that the statement of Expenditures exceed the Expenditures actually incurred by more than 2% of those stated, then the costs of the audit will be borne by Ansell and only the Expenditures so determined to have been actually made will constitute Construction Costs (as defined in the JV Terms); or

(ii)
if the auditors determine that the statement of Expenditures was accurate within 2% of the Expenditures actually incurred or the statement of Expenditures understate the Expenditures actually incurred by greater than a 5%  margin, then the costs of the audit will be borne by the Objecting Party.

For greater certainty, the costs of any such audit will not constitute Expenditures under this Agreement.

ARTICLE 10   RIGHTS AND OBLIGATIONS

10.1	Operator

Commencing upon the Effective Date, Ansell will become the Operator and will continue to be the Operator throughout the Option Period and the members of the CSG Group shall co-operate with Ansell in respect to the delivering to Ansell copies of all records in CSG Group’s and Eagle Trail’s possession pertaining to the Properties.

10.2	Operator’s Obligations

The Operator is obligated to:

(a)	consider, develop and submit Programs for consideration by the Management Committee and implement approved Programs;

(b)	pay all Expenditures properly incurred promptly as and when due;

(c)
conduct all work on or with respect to the Properties and the Area of Interest and collect, handle, store and record all data related thereto, all in a manner consistent with good exploration, engineering and mining practice and in compliance with the applicable laws, rules, orders and regulations and to NI 43-101 standards;

(d)
keep the Properties in good standing and free and clear of all Encumbrances (except liens for taxes not yet due, other inchoate liens, liens contested in good faith by the Operator) and to proceed with all diligence to contest and discharge any such Encumbrance that is filed;

(e)
permit the directors, officers, employees and designated consultants and agents of the members of the CSG Group, at their own expense and risk, access to the Properties and all records and accounts in respect of Operation on the Properties at all reasonable times;

(f)
permit each member of CSG Group to inspect, twice per calendar year, and more frequently if required by them to meet their reporting obligations under NI 43-101, all geological, geophysical and geochemical information, maps, diagrams, documents, reports, records and databases in the possession or under the control of the Operator and related to the Properties, along with any samples or drill core obtained therefrom, and access at all reasonable times, at its own sole risk and expense, to the Properties;

(g)
perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and do all such other things as may be necessary to maintain the Properties and related assets in good standing including, without limitation, staking and re-staking Mineral Rights, and applying for additional Mineral Rights and Other Rights;

(h)	maintain true and correct books, accounts and records of Expenditures, in accordance with International Financial Reporting Standards, consistently applied;

(i)
deliver to each member of the CSG Group, within 15 days after the end of each calendar quarter, a Quarterly Report, provided that Quarterly Reports will not be required during such quarters in which no work was conducted, and no Expenditures incurred;

(j)	deliver to each member of the CSG Group within 45 days after the end of each calendar year, an Annual Report;

(k)	conduct all appropriate consultation, in respect to the Project, with local community groups including appropriate aboriginal groups, if any;

(l)	provide responsible environmental management to the Project within the rules and guidelines operative of the appropriate Governmental Authorities having jurisdiction thereover;

(m)
to provide to the members of the CSG Group with copies of all of the environmental, heritage, and archaeology studies, and monitoring reports prepared for government organizations and brief the members of the CSG Group in such regard on a regular basis;

(n)	transfer all data, documents, reports, records, accounts, samples and assays in its possession or control, and relating to the Operations, the Project or the Properties, to an incoming Operator; and

(o)
during the Option Period, permit and provide the members of the CSG Group and their respective representatives access as and when required to all scientific and technical data and information in its possession or control relating to the Properties, copies of any scoping, pre-feasibility, feasibility or similar studies, results of Operations conducted on or in relation thereto and all planned Operations thereon as may be required by any member of the CSG Group in order to assist such member to fulfill its obligations under NI 43–101 and report any material exploration results or adverse events to every member of the CSG Group without delay.

10.3	Emergency Expenditures during the Option Period

Notwithstanding any other provision of this Agreement, the Operator will be entitled to incur as Expenditures all costs and expenses necessary to preserve or protect life, limb, property or the environment in respect of the Properties or otherwise in the course of Exploration or development activities.

10.4	Obligations to Inform

During the Option Period, each Party will have the following obligations:

(a)	it will promptly deliver to the other Parties any notices, demands or other material communications relating to any of the Assets that such Party receives;

(b)
it will obtain the prior written approval of the other Parties to the sending of any notice, demand or other material communications relating to any of the Assets to any adjacent property owner or any government or regulatory authority; and

(c)	it will refrain from disposing of its interest in any of the Assets except in accordance with Article 12.

10.5	Registered Title during the First Option Period

During the First Option Period, Eagle Trail will remain the recorded holder of the Mineral Rights comprising the Properties, however forthwith upon formation of the Joint Venture then upon request by Ansell, the CSG Group will cause Eagle Trail to and Eagle Trail will transfer such Mineral Rights to Ansell and Ansell shall hold the same pursuant to the terms of the JVA.

10.6	Abandonment of Mineral Rights during First Option Period

If, during the First Option Period, Eagle Trail, acting only on the direction of all of the members of the CSG Group, proposes to surrender or abandon any Mineral Rights comprised in the Properties then it will notify Ansell of its intent, and such Mineral Rights may only be abandoned with the consent of Ansell.  Following a surrender, abandonment or transfer made pursuant to such consent then the Mineral Rights so surrendered, abandoned or transferred will thereafter cease to form part of the Properties and will no longer be subject to this Agreement, save and except with respect to such obligations or Liabilities of the Parties as have accrued to the date of such surrender, abandonment or transfer.

10.7	Project Funding

Ansell shall be obliged to solely fund all Expenditures during the Option Period after which funding shall:

(a)	if the First Option has been terminated pursuant to Section 4.14, revert solely to the CSG Group;

(b)	if the Joint Venture Election has been deemed delivered, be borne pursuant to the terms of the JVA.

ARTICLE 11   JOINT VENTURE

11.1	Formation of Joint Venture

Upon the deemed delivery of a Joint Venture Election pursuant to the terms of this Agreement, Ansell and the members of the CSG Group will be deemed to have formed a joint venture effective on the date of delivery thereof for the purposes of and on the JV Terms (“Joint Venture”).  Notwithstanding such deeming, for documentary purposes, the Parties shall forthwith negotiate in good faith and execute a form of agreement consistent with the JV Terms. If and until such agreement is executed, the JV Terms shall be deemed to constitute such agreement (in either case the “JVA”).  Save in respect to matters arising hereunder:

(a)	before the deemed formation of the Joint Venture; and

(b)
so long as both or one of the Second Option and the Third Option remain unexercised and have not otherwise expired or been terminated, Article 5, Article 6, Article 7, Article 8, Article 9, Article 10, Article 13, Article 14, Article 15, Article 16, Article 17 and Article 18 and any other provision of the Agreement which expressly or by implication from its nature is intended to be in effect during the Option Period, which shall survive, the JVA shall supplant this Agreement (and for greater certainty, during the Option Period certain provisions of JVA shall be inoperable as set out in clause 1(2) of the JV Terms).

11.2	Joint Venture Company

The Parties agree to give good faith consideration, taking into account tax, accounting, legal and other issues, to the possibility that the Joint Venture be conducted by a Joint Venture Company or other legal vehicle and if such is agreed then the Joint Venture shall be constituted by way of a shareholders or other agreement (mutatis mutandis) and the Parties shall in a timely manner agree upon the terms of such agreement and execute same, but in any event generally on the JV Terms modified as necessary to adapt to the nature of the corporate entity selected.

ARTICLE 12   TRANSFERS

12.1	Limitations on Transfers

No Party will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer, alienate or otherwise dispose of (in this Article, to “Transfer”) any or all of its interest in the Assets or transfer or assign any of its rights under this Agreement (in this Article, such interests and rights, collectively, the “Holdings”) without the prior written consent of the non-transferring Party, such consent not to be unreasonably withheld.  After the formation of the Joint Venture, this Article 12 shall have no further force or effect and the JV Terms or the JVA, as the case may be, shall govern all of the foregoing.

12.2	Exceptions

Nothing in Section 12.1 applies to or restricts in any manner:

(a)	A disposition by Guinness that conducted in accordance with Section 12.4;

(b)
a disposition by Coglon or Sim, of all or a portion of their respective Holdings to a corporation, where the transferring Party owns, either directly or indirectly, not less than 50% of the shares entitled to vote at general meetings of that corporation, provided that such corporation first assumes and agrees to be bound by the terms of this Agreement and agrees with the other Parties in writing to retransfer the Holdings to the transferring Party if the transferring Party ceases to own, either directly or indirectly, less than 50% of the shares entitled to vote at general meetings of that corporation;

(c)
a disposition by the transferring Party of all or a portion of its Holdings to an Affiliate of the transferring Party, provided that such Affiliate first assumes and agrees to be bound by the terms of this Agreement and agrees with the other Parties in writing to retransfer the Holdings to the transferring Party before ceasing to be an Affiliate of the transferring Party; or

(d)
an amalgamation or corporate reorganization involving the transferring Party which has the effect in law of the amalgamated or surviving corporation possessing all the property, rights and interests and being subject to all the Liabilities of each amalgamating or predecessor corporation; or

(e)	a sale, forfeiture, charge, withdrawal, transfer or other disposition or Encumbrance which is otherwise specifically required or permitted under this Agreement.

12.3	Conditions of Transfers

As a condition of any Transfer other than to another Party, the transferee must covenant and agree in writing to be bound by this Agreement, including this Article 12, and prior to the completion of any such Transfer, the transferring Party will deliver to the other Parties evidence thereof in a form satisfactory to such other Parties in which case the transferring Party will be released from its obligations and Liabilities hereunder with the exception of firstly any outstanding obligations and Liabilities arising prior to the Transfer and secondly pursuant to Article 16 and Article 17, for which the transferring Party will remain liable.

12.4	Pre-emptive Rights on Guinness’ Holdings

Subject to Section 12.3, Guinness may at any time and from time to time sell or assign its Holdings to a third party as long as Guinness gives notice to such effect to Coglon and Sim and in such notice details the nature of the proposed transaction and the price therefor and shall be accompanied by a copy of the offer or the contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency) and the following provisions will apply:

(a)
within 5 Business Days after receipt of a notice under this Section 12.4 Coglon or Sim may object in writing to a determination of the cash value of the consideration subject matter of the offer and upon such an objection being made Guinness, Coglon and Sim must seek to agree upon that cash value but if they cannot reach agreement within 5 Business Days after the date of objection, then that cash value will constitute a Dispute to be resolved in accordance with Article 15 (the cost of which determination must be borne, if the cash value determined is less than that determined by Guinness, by Guinness and in any other case by the Participant which objects to the Guinness’s determination);

(b)
Coglon and Sim will have an option exercisable by notice in writing to Guinness within 20 Business Days of the date of Guinness’s notice under this Section 12.4 to acquire upon the same terms and conditions as are contained in the offer or the contract for sale and for the consideration expressed therein or in lieu of any part of that consideration which is not a cash consideration, the cash value of it as determined or agreed in accordance with Section 12.4(a), the Holdings of Guinness;

(c)
the option granted under Section 12.4(b) will be capable of being exercised by Coglon or Sim, or both of them, and if it is exercised by both of them then they must purchase as between them in proportion to their Holdings inter se or in such other proportions as they may agree;

(d)	if the option granted under Section 12.4(b) is not duly exercised, then:

(i)	Guinness must offer to sell the Holdings to Ansell, repeating the steps under this Section 12.4, mutatis mutandis;

(ii)
if Ansell does not exercise the right to purchase pursuant to 12.4(d)(i), then subject to the provisions of all Security and to compliance with Sections 12.1 and 12.3, within 90 days after the expiry of the option, Ansell may complete a sale of its Holdings without any alteration from the offer or contract for sale; and

(iii)
if a sale is not completed within the time allowed in Section 12.4(d)(ii) or any material alteration of the offer or contract for sale is proposed Guinness must not complete a sale after that time or as so altered without first having again complied with the foregoing provisions of this Section 12.4.

ARTICLE 13   FORCE MAJEURE

13.1	Events

Notwithstanding any other provisions contained herein, a Party will not be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to: acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances; laws, rules and regulations or orders of any duly constituted court or governmental authority; government intervention with operations; war; or protests, demonstrations or other events causing work stoppages by environmental lobbyists, NGOs or local community groups (in this Article, each an “Intervening Event”).

13.2	Effect of Intervening Events

All time limits imposed by this Agreement (other than for the payment of monies) will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Section 13.1, provided in the event an Intervening Event persists for more than eighteen (18) months and has the effect of Ansell being unable to incur the Expenditures, then either Ansell or any member of the CSG Group may, at any time thereafter so long as the Intervening Event continues, deliver to the other Parties a written termination notice and this Agreement will, upon delivery of such notice, terminate.

13.3	Obligation to Remove Intervening Events

A Party relying on the provisions of this Article 13 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such Party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted court or governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

13.4	Giving Notice

A Party relying on the provisions of this Article 13 will give written notice to the other Parties forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

ARTICLE 14   CONFIDENTIAL INFORMATION

14.1	Confidential Information

Except as specifically otherwise provided for herein, the Parties will keep confidential all data and information respecting this Agreement and the Assets and will refrain from using it other than for the activities contemplated hereunder or publicly disclosing it unless required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, or with the consent of the other Parties, such consent not to be unreasonably withheld.

14.2	Fraudulent or Negligent Disclosure

A Party will not be liable to the other Parties for the fraudulent or negligent disclosure of information by any of the Parties’ Representatives, provided that the Party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

14.3	Information in Public Domain

The provisions of this Article 14 do not apply to information which is or becomes part of the public domain other than through a breach of the terms hereof.

14.4	Press Release

The Parties will consult with each other prior to issuing any press release or other public statement regarding the Assets, or the activities of the Parties with respect thereto.  In addition, each Party will obtain prior consent from the other Parties before issuing any press release or public statement except if such disclosure is required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction. Notwithstanding the above, where a Party requests consent from the other Parties of any press release or public statement and the other Parties have not responded to such request within two Business Days, then the Party proposing the press release or public statement will be entitled to proceed with its disclosure as if it had received consent from the other Parties.  However, any consent by a Party to the other Party issuing a press release or public statement, will not be considered an approval or certification of the consenting Party to the accuracy of the information in such press release or public statement, or a confirmation that such press release or public statement complies with the rules, policies, by-laws and disclosure standards of the applicable regulatory authorities or stock exchanges.

14.5	Request to Disclose

Where a request is made for permission under this Article 14 to disclose confidential information or issue a press release or other public statement, a reply thereto will be made as soon as possible and in any event within two Business Days after receipt of such request, failing which the Party requesting will be entitled to disclose such information in the limited circumstances specified in such request as if such consent had been given.

ARTICLE 15   DISPUTE RESOLUTION

15.1	Arbitration

(a)
The Parties shall use their best efforts to resolve any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (a “Dispute”).  To this effect, any Party may provide the other Parties with written notice of a Dispute (a “Dispute Notice”), after which the Dispute shall be referred for resolution between the President of Ansell, the President of Guinness, Coglon and Sim, who shall consult and negotiate with each other in good faith and understanding of their mutual interests, on a without prejudice basis, to reach a just and equitable solution satisfactory to all Parties.

(b)
If the Parties do not reach an agreement which finally disposes of the Dispute pursuant to Section 15.1(a) within 10 Business days of the delivery of the Dispute Notice, the Dispute shall be referred to and finally resolved by arbitration pursuant to the Commercial Arbitration Act (British Columbia) and in accordance with the remaining provisions of this Article 15.

(c)	No arbitration proceeding may be commenced outside of the time period permitted for actions by the applicable statute of limitations.

(d)	Save in the circumstances described in Sections 15.1(g) or 15.1(h), any Dispute referred in terms of Section 15.1(b) shall be finally resolved by arbitration conducted under the Rules and:

(i)	subject to Section 15.1(d)(ii), unless each Party to the Dispute agrees otherwise, the number of arbitrators will be 3 and will be appointed by the President of the BCICAC (or its nominee);

(ii)
if the Dispute is in respect of an amount equal to or less than $2,000,000 (exclusive of interest or legal fees), the Dispute will be heard and determined by 1 arbitrator, who will be appointed by the President of the BCICAC (or its nominee);

(iii)
the arbitrator must be independent of the Parties with expertise in the subject matter of the Dispute and have no less than 10 years experience pertaining to North American mining exploration practices;

(iv)	the place of arbitration will be Vancouver, Canada;

(v)	the language of the arbitration will be English;

(vi)
any award or determination of the arbitration panel will be final and binding on the Parties and, except for any appeal on the grounds of material misconduct by the arbitral panel (including by corruption, fraud, bias or breach of the rules of natural justice), there will be no appeal on any ground, including, for greater certainty, any appeal on a question of law, a question of fact, or a question of mixed fact and law;

(vii)
the arbitration panel may apportion the costs of the arbitration, including the reasonable fees and disbursements of each Party who participated in the arbitration, in such manner as the arbitrators consider reasonable; and

(viii)	the arbitration panel will be bound by the provisions of the Agreement, which will prevail in case of conflict (of interpretation or otherwise) between the Agreement and the Rules.

(e)
The award rendered by an arbitrator may be enforced by judgment of any court having jurisdiction or an application may be made to such court for acceptance of the award and an order of enforcement, as the case may be.

(f)
During the existence of any Dispute, the Parties will continue to perform all of their obligations under the Agreement without prejudice to their position in respect of such Dispute, unless the Parties otherwise agree.

(g)
Nothing in this Article 15 will preclude any Party from seeking interim relief from any competent court having jurisdiction pending the institution of any arbitration proceedings in terms of this Article 15.

(h)
If the Parties are unable to agree solely on the amount payable by either Party to the other in terms of any provision of this Agreement, the matter may be submitted for determination by an independent adjudicator agreed on by the Parties or, failing agreement, a chartered accountant appointed for the purpose at the instance of either Party by the President for the time being of the Canadian Institute of Chartered Accountants or successor body. The independent adjudicator will act as an expert and not as an arbitrator, and, absent manifest error, his determination will be binding on the Parties.

(i)
Except to the extent necessary to enforce this Agreement or the arbitrators’ award, to enforce other rights of the Parties, or as required by law, the Parties, their Representatives, counsel and expert witnesses, shall maintain as confidential the fact of the arbitration proceeding, the arbitral award, contemporaneous or historical documents exchanged or produced during the arbitration proceeding, and memorials, briefs or other documents prepared for the arbitration.

(j)	The obligations of the Parties under this Article 15 shall survive the expiry or earlier termination for any reason of this Agreement.

ARTICLE 16   AREA OF INTEREST

16.1	All Parties

(a)
From the Execution Date until termination of this Agreement, the Parties and each of their respective Affiliates will not acquire any Mineral Rights (or an interest therein) or Other Rights (or an interest therein) located wholly or in part within the Area of Interest (“Acquired Interest”) unless acquired in accordance with Section 16.1(b);

(b)
If a Party or any of its Affiliates acquires or proposes to acquire an Acquired Interest, within thirty (30) days after such acquisition or proposed acquisition, as the case may be, such Party (and if it is an Affiliate of a Party, the applicable Party) shall notify the other Parties in writing of such acquisition or proposed acquisition.  Such notice shall describe in detail the Acquired Interest, the acquiring Party or Affiliate and the cost thereof.  In addition to such notice, the acquiring Party shall make any and all information concerning the Acquired Interest available for inspection by the other Parties.  Within thirty (30) days after receiving the notice and information, any other Party may notify the acquiring Party in writing of its election to include such Acquired Interest in the

Properties, and if it so elects then such Acquired Interest will be deemed an Additional Property and Ansell will bear the costs of such acquisitions.  If the other Parties all do not want to include such Acquired Interest as part of the Properties, then the Party which gave such notice and any of its Affiliates will be free to acquire or otherwise deal with such Acquired Interest for their own account, and such Acquired Interest will be deemed not subject to this Agreement or the Joint Venture.

16.2	Ansell

(a)
For a period of one year after the termination of this Agreement, if such termination is by Ansell prior to and other than by Ansell acquiring an Earned Interest, then Ansell and each of its Affiliates will not acquire any Mineral Rights (or an interest therein) or Other Rights (or an interest therein) located wholly or in part within the Area of Interest (“Acquired Interest”) unless acquired in accordance with Section 16.2(b);

(b)
If Ansell or any of its Affiliates acquires or proposes to acquire an Acquired Interest, within thirty (30) days after such acquisition or proposed acquisition, as the case may be, Ansell (and if it is an Affiliate of Ansell, the applicable Affiliate) shall notify each of the members of the CSG Group in writing of such acquisition or proposed acquisition.  Such notice shall describe in detail the Acquired Interest, the acquiring Affiliate, if applicable, and the cost thereof.  In addition to such notice, Ansell shall make any and all information concerning the Acquired Interest available for inspection by the members of the CSG Group.  Within thirty (30) days after receiving the notice and information, the CSG Group shall notify Ansell in writing of its election to acquire the Acquired Interest, such notice to be signed by all the members of the CSG Group, and if it so elects then the CSG Group shall be entitled to acquire such Acquired Interest at its cost, by directing Ansell or its Affiliate to transfer the Acquired Interest to the designate as indicated in the notice.  If one or more members of the CSG Group wishes to acquire the Acquired Interest and one or more members of the CSG Group do not, then the members that do not wish to acquire the Acquired Interest will provide a written release and acknowledgment of this fact to the other Parties.  If the CSG Group (or any member thereof) does not want to acquire such Acquired Interest, then Ansell and any of its Affiliates will be free to acquire or otherwise deal with such Acquired Interest for its own account.

ARTICLE 17   INDEMNITY DURING OPTION PERIOD

17.1	Indemnity

From and after the Effective Date, Ansell shall indemnify and hold each member of the CSG Group, Eagle Trail and their respective Affiliates, directors, officers and Representatives harmless against and in respect of any and all Liabilities suffered or incurred and arising from, relating to or connected in any way with its activities or Operations including without limitation for the following:

(a)
any loss of life, injury to persons or property or damage to the Assets or any part thereof, the natural environment or natural resources arising out of work or Operations conducted on the Properties including, without limitation any Environmental Claim arising in connection with the Properties; and

(b)
any clean up and remediation including, without limitation, all studies, tests, reports and investigations associated with the clean up and remediation of hazardous substances released, disposed of or discharged on the Properties.

17.2	Survival

This Article 17 shall survive termination of this Agreement.

ARTICLE 18   NOTICE

18.1	Notice

All notices and other communications under this Agreement will be in writing and may be delivered personally or transmitted by facsimile as follows:

To ANSELL:

Ansell Capital Corp.
3rd Floor, Bellevue Centre
235-15th Street
West Vancouver, BC  V7T 2X1
Attention:       Jevin Werbes, President

If to EAGLE TRAIL:

Eagle Trail Properties Inc.
1140 Rose Street
Regina, Saskatchewan S4R  1Z6
Attention:       Curtis Sim, President

If to GUINNESS:

Guinness Exploration, Inc.
Suite 12E, 156 Vincent Street
Auckland City 1010, New Zealand
Attention:       Alastair Brown, President

If to COGLON:

Richard Coglon
......

With a copy to:

Fasken Martineau DuMoulin LLP
Barristers and Solicitors
Suite 2900, 550 Burrard Street
Vancouver, BC   V6C 0A3
Attention:       Johanna Fipke

If to SIM:

Robert Sim
......

or to such addresses as each Party may from time to time specify by notice.  Any notice will be deemed to have been given and received:

(a)
if personally delivered, then on the day of personal service to the recipient Party, provided that if such date is a day other than a Business Day such notice will be deemed to have been given and received on the first Business Day following the date of personal service;

(b)
if sent by facsimile transmission and successfully transmitted prior to 4:00 pm on a Business Day (recipient Party time), then on that Business Day, and if transmitted after 4:00 pm on that day then on the first Business Day following the date of transmission.

ARTICLE 19   GENERAL

19.1	Other Activities and Interests

This Agreement and the rights and obligations of the Parties hereunder are strictly limited to the Properties and the Area of Interest.  Save as herein specifically set out, each Party will have the free and unrestricted right to enter into, conduct and benefit from business ventures of any kind whatsoever, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other Parties or inviting or allowing the other to participate including, without limitation, involving Mineral Rights.

19.2	No Waiver

No consent or waiver expressed or implied by any Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder will be deemed or construed to be a consent to, or a waiver of, any other breach or default.

19.3	Further Assurances

The Parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the Parties in the Assets.

19.4	Manner of Payment

All payments required to be made in cash under this Agreement must be tendered at the recipient’s option either by:

(a)	An uncertified solicitor’s trust cheque or a bank draft or certified cheque drawn by a bank as defined in the Bank Act (Canada); or

(b)	by way of direct transfer of immediately available funds to the bank account nominated prior to the due date for payment by the Party to whom the payment is due.

19.5	Enurement

This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

19.6	Special Remedies

Each of the Parties agrees that its failure to comply with the covenants and restrictions set out in Section 10.6 (Abandonment of Mineral Rights During Option Period), Article 12 (Transfers), Article 14 (Confidential Information), or Article 16 (Area of Interest) would constitute an injury and cause damage to the other Parties impossible to measure monetarily.  Therefore, in the event of any such failure, the other Parties will, in addition and without prejudice to any other rights and remedies that it may have at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing the provisions of Section 10.6, Article 12, Article 14 or Article 16, as the case may be, and any Party intending to breach or which breaches the provisions Section 10.6, Article 12, Article 14 or Article 16 hereby waives any defence it may have in law to such injunctive or equitable relief.

19.7	Governing Law

(a)
Except for matters of title to the Properties or its assignment or transfer, which will be governed by the law of the Yukon Territory, the Agreement will be governed by and interpreted in accordance with, and all Disputes arising under or in connection with the Agreement must be resolved in accordance with, the law in force in the Province of British Columbia (excluding its conflict of law rules) and the laws of Canada applicable in British Columbia.

(b)
Subject to Article 15, the Parties irrevocably submit to the exclusive jurisdiction of the courts exercising jurisdiction in British Columbia, and any court that may hear appeals from any of those courts, for any proceeding in connection with the Agreement, subject only to the right to enforce a judgment obtained in any of those courts in any other jurisdiction.

19.8	Finder’s Fee

The Parties acknowledge that this transaction is being entered into as a result of a third party introduction which will give rise to the need for payment of a finder’s fee to be calculated in accordance with a formula normally accepted by the Exchange for transactions of this nature and that the finder’s fee shall be paid by Ansell.

19.9	Survival

Article 3, Section 4.17, Article 7, Article 14, Article 15, Article 17 and Section 16.2 and all limitations of liability and rights accrued prior to completion, termination, or expiration of this Agreement will not merge on completion, termination, or expiration of this Agreement, but will continue in full force and effect after any termination or expiration of this Agreement as will any other provision of the Agreement which expressly or by implication from its nature is intended to survive the termination or expiration of the Agreement.

19.10	Time of the Essence

Time is of the essence in the performance of each obligation under this Agreement.

19.11	Counterparts

This Agreement may be executed in any number of counterparts and all such counterparts, taken together, will be deemed to constitute one and the same instrument.  This Agreement may be signed by facsimile.

IN WITNESS WHEREOF this Agreement has been executed as of the date first above given.

ANSELL CAPITAL CORP.
/s/ Jevin Werbes Jevin Werbes President

EAGLE TRAIL PROPERTIES INC.

/s/ Curtis Sim Curtis Sim President

GUINNESS EXPLORATIONS INC.

/s/ Alastair Brown Alastair Brown President

/s/ Richard Coglon
RICHARD COGLON /s/ Robert Sim
ROBERT SIM

SCHEDULE A

PROPERTIES DESCRIPTION

	District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Status	Quartz Lease	NTS Map Number	Non Std Size
1	Whitehorse	73542	Quartz	DOME	6	6/13/1958	5/20/1958	2/6/2014	Active		115I03
2	Whitehorse	73543	Quartz	DOME	7	6/13/1958	5/20/1958	2/6/2014	Active		115I03
3	Whitehorse	YA59596	Quartz	DD	1	2/6/1981	1/18/1981	2/6/2014	Active		115I03
4	Whitehorse	YA59619	Quartz	DD	24	2/6/1981	1/18/1981	2/6/2014	Active		115I03
5	Whitehorse	73704	Quartz	DOME	18	7/15/1958	6/28/1958	2/6/2014	Active		115I03
6	Whitehorse	YA87216	Quartz	EEK	7	6/19/1985	5/29/1985	2/6/2014	Active		115I03
7	Whitehorse	77759	Quartz	DOME	38	5/8/1962	4/18/1962	2/6/2014	Active		115I03
8	Whitehorse	77763	Quartz	DOME	42	5/8/1962	4/18/1962	2/6/2014	Active		115I03
9	Whitehorse	77773	Quartz	DOME	52	5/8/1962	4/18/1962	2/6/2014	Active		115I03
10	Whitehorse	81846	Quartz	DOME	82	9/18/1962	8/26/1962	2/6/2014	Active		115I03
11	Whitehorse	81847	Quartz	DOME	83	9/18/1962	8/26/1962	2/6/2014	Active		115I03
12	Whitehorse	YA86691	Quartz	TBR	2	5/17/1985	5/10/1985	2/6/2015	Active		115I03
13	Whitehorse	4368	Quartz	ARLEP		6/8/1945	4/23/1945	10/9/2019	Active	OW00051	115I03
14	Whitehorse	YA59597	Quartz	DD	2	2/6/1981	1/18/1981	2/6/2014	Active		115I03
15	Whitehorse	YA59612	Quartz	DD	17	2/6/1981	1/18/1981	2/6/2014	Active		115I03
16	Whitehorse	YA59621	Quartz	DD	26	2/6/1981	1/18/1981	2/6/2014	Active		115I03
17	Whitehorse	YA87211	Quartz	EEK	2	6/19/1985	5/29/1985	2/6/2014	Active		115I03
18	Whitehorse	YA87214	Quartz	EEK	5	6/19/1985	5/29/1985	2/6/2014	Active		115I03
19	Whitehorse	YA23839	Quartz	HIW	13	10/27/1978	10/21/1978	2/6/2014	Active		115I03
20	Whitehorse	73538	Quartz	DOME	2	6/13/1958	5/20/1958	2/6/2014	Active		115I03
21	Whitehorse	YA59615	Quartz	DD	20	2/6/1981	1/18/1981	2/6/2014	Active		115I03
22	Whitehorse	YA87208	Quartz	ONT	42	6/19/1985	6/2/1985	2/6/2014	Active		115I03
23	Whitehorse	YA92655	Quartz	ONT	44	7/10/1985	6/29/1985	2/6/2014	Active		115I03
24	Whitehorse	77770	Quartz	DOME	49	5/8/1962	4/18/1962	2/6/2014	Active		115I03
25	Whitehorse	81843	Quartz	DOME	79	9/18/1962	8/26/1962	2/6/2014	Active		115I03
26	Whitehorse	YA86690	Quartz	TBR	1	5/17/1985	5/10/1985	2/6/2015	Active		115I03
27	Whitehorse	YA87227	Quartz	EEK	18	6/19/1985	5/29/1985	2/6/2014	Active		115I03
28	Whitehorse	77771	Quartz	DOME	50	5/8/1962	4/18/1962	2/6/2014	Active		115I03
29	Whitehorse	81845	Quartz	DOME	81	9/18/1962	8/26/1962	2/6/2014	Active		115I03
30	Whitehorse	YA87217	Quartz	EEK	8	6/19/1985	5/29/1985	2/6/2014	Active		115I03
31	Whitehorse	55892	Quartz	PAM		10/29/1946	8/11/1946	10/9/2019	Active	OW00060	115I03
32	Whitehorse	YA24819	Quartz	HIW	7	7/30/1979	7/11/1979	2/6/2014	Active		115I03	Full Quartz fraction (25+ acres)

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Status	Quartz Lease	NTS Map Number	Non Std Size
33	Whitehorse	77756	Quartz	DOME	35	5/8/1962	4/18/1962	2/6/2014	Active		115I03
34	Whitehorse	77785	Quartz	DOME	64	5/8/1962	4/18/1962	2/6/2014	Active		115I03
35	Whitehorse	55633	Quartz	RUB		12/8/1945	10/24/1945	10/9/2019	Active	OW00054	115I03
36	Whitehorse	YA23837	Quartz	HIW	11	10/27/1978	10/21/1978	2/6/2014	Active		115I03	Full Quartz fraction (25+ acres)
37	Whitehorse	73540	Quartz	DOME	4	6/13/1958	5/20/1958	2/6/2014	Active		115I03
38	Whitehorse	73703	Quartz	DOME	17	7/15/1958	6/28/1958	2/6/2014	Active		115I03
39	Whitehorse	YA87225	Quartz	EEK	16	6/19/1985	5/29/1985	2/6/2014	Active		115I03
40	Whitehorse	81850	Quartz	DOME	86	9/18/1962	8/26/1962	2/6/2014	Active		115I03
41	Whitehorse	YA86694	Quartz	TBR	5	5/17/1985	5/10/1985	2/6/2015	Active		115I03
42	Whitehorse	YA86695	Quartz	TBR	6	5/17/1985	5/10/1985	2/6/2015	Active		115I03
43	Whitehorse	4369	Quartz	PHYLLIS		6/8/1945	4/23/1945	10/9/2019	Active	OW00052	115I03
44	Whitehorse	55666	Quartz	CUB		1/23/1946	12/4/1945	10/9/2019	Active	OW00058	115I03
45	Whitehorse	YA59613	Quartz	DD	18	2/6/1981	1/18/1981	2/6/2014	Active		115I03
46	Whitehorse	73705	Quartz	DOME	19	7/15/1958	6/28/1958	2/6/2014	Active		115I03
47	Whitehorse	74284	Quartz	JOANNE	2	7/28/1959	7/6/1959	2/6/2014	Active		115I03
48	Whitehorse	77786	Quartz	DOME	65	5/8/1962	4/18/1962	2/6/2014	Active		115I03
49	Whitehorse	YA59622	Quartz	DD	27	2/6/1981	1/18/1981	2/6/2014	Active		115I03
50	Whitehorse	74285	Quartz	JOANNE	3	7/28/1959	7/6/1959	2/6/2014	Active		115I03
51	Whitehorse	77748	Quartz	DOME	27	5/8/1962	4/18/1962	2/6/2014	Active		115I03
52	Whitehorse	77755	Quartz	DOME	34	5/8/1962	4/18/1962	2/6/2014	Active		115I03
53	Whitehorse	YA87210	Quartz	EEK	1	6/19/1985	5/29/1985	2/6/2014	Active		115I03
54	Whitehorse	4278	Quartz	GOLDEN EAGLE		4/12/1944	3/12/1944	10/9/2019	Active	OW00045	115I03
55	Whitehorse	YA23843	Quartz	HIW	17	10/27/1978	10/21/1978	2/6/2014	Active		115I03
56	Whitehorse	YA92658	Quartz	ONT	47	7/10/1985	6/29/1985	2/6/2014	Active		115I03
57	Whitehorse	YA87206	Quartz	ONT	40	6/19/1985	6/2/1985	2/6/2014	Active		115I03
58	Whitehorse	77764	Quartz	DOME	43	5/8/1962	4/18/1962	2/6/2014	Active		115I03
59	Whitehorse	77776	Quartz	DOME	55	5/8/1962	4/18/1962	2/6/2014	Active		115I03
60	Whitehorse	77781	Quartz	DOME	60	5/8/1962	4/18/1962	2/6/2014	Active		115I03
61	Whitehorse	77746	Quartz	DOME	25	5/8/1962	4/18/1962	2/6/2014	Active		115I03
62	Whitehorse	77757	Quartz	DOME	36	5/8/1962	4/18/1962	2/6/2014	Active		115I03
63	Whitehorse	77758	Quartz	DOME	37	5/8/1962	4/18/1962	2/6/2014	Active		115I03
64	Whitehorse	77782	Quartz	DOME	61	5/8/1962	4/18/1962	2/6/2014	Active		115I03
65	Whitehorse	81842	Quartz	DOME	78	9/18/1962	8/26/1962	2/6/2014	Active		115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Status	Quartz Lease	NTS Map Number	Non Std Size
66	Whitehorse	55665	Quartz	SUN DOG		1/23/1946	12/4/1945	10/9/2019	Active	OW00057	115I03
67	Whitehorse	55890	Quartz	JAM		10/29/1946	8/11/1946	10/9/2019	Active	OW00059	115I03
68	Whitehorse	74288	Quartz	JOANNE	6	7/28/1959	7/6/1959	2/6/2014	Active		115I03
69	Whitehorse	YA87212	Quartz	EEK	3	6/19/1985	5/29/1985	2/6/2014	Active		115I03
70	Whitehorse	77762	Quartz	DOME	41	5/8/1962	4/18/1962	2/6/2014	Active		115I03
71	Whitehorse	77772	Quartz	DOME	51	5/8/1962	4/18/1962	2/6/2014	Active		115I03
72	Whitehorse	77787	Quartz	DOME	66	5/8/1962	4/18/1962	2/6/2014	Active		115I03
73	Whitehorse	YA86697	Quartz	TBR	8	5/17/1985	5/10/1985	2/6/2014	Active		115I03
74	Whitehorse	4361	Quartz	SPOT		5/15/1945	4/1/1945	10/9/2019	Active	OW00049	115I03
75	Whitehorse	YA23836	Quartz	HIW	10	10/27/1978	10/21/1978	2/6/2014	Active		115I03	Full Quartz fraction (25+ acres)
76	Whitehorse	YA23842	Quartz	HIW	16	10/27/1978	10/21/1978	2/6/2014	Active		115I03
77	Whitehorse	YA59614	Quartz	DD	19	2/6/1981	1/18/1981	2/6/2014	Active		115I03
78	Whitehorse	YA59616	Quartz	DD	21	2/6/1981	1/18/1981	2/6/2014	Active		115I03
79	Whitehorse	YA59617	Quartz	DD	22	2/6/1981	1/18/1981	2/6/2014	Active		115I03
80	Whitehorse	74283	Quartz	JOANNE	1	7/28/1959	7/6/1959	2/6/2014	Active		115I03
81	Whitehorse	55663	Quartz	PUB		1/23/1946	12/4/1945	10/9/2019	Active	OW00056	115I03
82	Whitehorse	YA23841	Quartz	HIW	15	10/27/1978	10/21/1978	2/6/2014	Active		115I03
83	Whitehorse	YA24813	Quartz	HIW	1	7/30/1979	7/11/1979	2/6/2014	Active		115I03	Full Quartz fraction (25+ acres)
84	Whitehorse	73694	Quartz	DOME	8	7/15/1958	6/27/1958	2/6/2014	Active		115I03
85	Whitehorse	73702	Quartz	DOME	16	7/15/1958	6/28/1958	2/6/2014	Active		115I03
86	Whitehorse	74287	Quartz	JOANNE	5	7/28/1959	7/6/1959	2/6/2014	Active		115I03
87	Whitehorse	YA92656	Quartz	ONT	45	7/10/1985	6/29/1985	2/6/2014	Active		115I03
88	Whitehorse	YA87204	Quartz	ONT	38	6/19/1985	6/2/1985	2/6/2014	Active		115I03
89	Whitehorse	YA87215	Quartz	EEK	6	6/19/1985	5/29/1985	2/6/2014	Active		115I03
90	Whitehorse	YA86692	Quartz	TBR	3	5/17/1985	5/10/1985	2/6/2015	Active		115I03
91	Whitehorse	4354	Quartz	SHAMROCK		2/8/1945	12/10/1944	10/9/2019	Active	OW00047	115I03
92	Whitehorse	YA23835	Quartz	HIW	9	10/27/1978	10/21/1978	2/6/2014	Active		115I03
93	Whitehorse	73706	Quartz	DOME	20	7/15/1958	6/29/1958	2/6/2014	Active		115I03
94	Whitehorse	77774	Quartz	DOME	53	5/8/1962	4/18/1962	2/6/2014	Active		115I03
95	Whitehorse	YA23840	Quartz	HIW	14	10/27/1978	10/21/1978	2/6/2014	Active		115I03
96	Whitehorse	YA59610	Quartz	DD	15	2/6/1981	1/18/1981	2/6/2014	Active		115I03
97	Whitehorse	YA59618	Quartz	DD	23	2/6/1981	1/18/1981	2/6/2014	Active		115I03
98	Whitehorse	YA59620	Quartz	DD	25	2/6/1981	1/18/1981	2/6/2014	Active		115I03
99	Whitehorse	74286	Quartz	JOANNE	4	7/28/1959	7/6/1959	2/6/2014	Active		115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Status	Quartz Lease	NTS Map Number	Non Std Size
100	Whitehorse	77749	Quartz	DOME	28	5/8/1962	4/18/1962	2/6/2014	Active		115I03
101	Whitehorse	77754	Quartz	DOME	33	5/8/1962	4/18/1962	2/6/2014	Active		115I03
102	Whitehorse	YA92657	Quartz	ONT	46	7/10/1985	6/29/1985	2/6/2014	Active		115I03
103	Whitehorse	YA87213	Quartz	EEK	4	6/19/1985	5/29/1985	2/6/2014	Active		115I03
104	Whitehorse	YA87218	Quartz	EEK	9	6/19/1985	5/29/1985	2/6/2014	Active		115I03
105	Whitehorse	YA87223	Quartz	EEK	14	6/19/1985	5/29/1985	2/6/2014	Active		115I03
106	Whitehorse	77779	Quartz	DOME	58	5/8/1962	4/18/1962	2/6/2014	Active		115I03
107	Whitehorse	77777	Quartz	DOME	56	5/8/1962	4/18/1962	2/6/2014	Active		115I03
108	Whitehorse	77778	Quartz	DOME	57	5/8/1962	4/18/1962	2/6/2014	Active		115I03
109	Whitehorse	81848	Quartz	DOME	84	9/18/1962	8/26/1962	2/6/2014	Active		115I03
110	Whitehorse	4241	Quartz	ROSE		4/22/1943	3/28/1943	10/9/2019	Active	OW00044	115I03
111	Whitehorse	4279	Quartz	WAR EAGLE		4/12/1944	3/12/1944	10/9/2019	Active	OW00046	115I03
112	Whitehorse	YA24814	Quartz	HIW	2	7/30/1979	7/11/1979	2/6/2014	Active		115I03	Full Quartz fraction (25+ acres)
113	Whitehorse	73539	Quartz	DOME	3	6/13/1958	5/20/1958	2/6/2014	Active		115I03
114	Whitehorse	YA87226	Quartz	EEK	17	6/19/1985	5/29/1985	2/6/2014	Active		115I03
115	Whitehorse	77760	Quartz	DOME	39	5/8/1962	4/18/1962	2/6/2014	Active		115I03
116	Whitehorse	77775	Quartz	DOME	54	5/8/1962	4/18/1962	2/6/2014	Active		115I03
117	Whitehorse	77784	Quartz	DOME	63	5/8/1962	4/18/1962	2/6/2014	Active		115I03
118	Whitehorse	YA86696	Quartz	TBR	7	5/17/1985	5/10/1985	2/6/2014	Active		115I03
119	Whitehorse	YA23838	Quartz	HIW	12	10/27/1978	10/21/1978	2/6/2014	Active		115I03	Full Quartz fraction (25+ acres)
120	Whitehorse	YA87224	Quartz	EEK	15	6/19/1985	5/29/1985	2/6/2014	Active		115I03
121	Whitehorse	YA59611	Quartz	DD	16	2/6/1981	1/18/1981	2/6/2014	Active		115I03
122	Whitehorse	YA59623	Quartz	DD	28	2/6/1981	1/18/1981	2/6/2014	Active		115I03
123	Whitehorse	73700	Quartz	DOME	14	7/15/1958	6/28/1958	2/6/2014	Active		115I03
124	Whitehorse	77747	Quartz	DOME	26	5/8/1962	4/18/1962	2/6/2014	Active		115I03
125	Whitehorse	77761	Quartz	DOME	40	5/8/1962	4/18/1962	2/6/2014	Active		115I03
126	Whitehorse	81844	Quartz	DOME	80	9/18/1962	8/26/1962	2/6/2014	Active		115I03
127	Whitehorse	YA86693	Quartz	TBR	4	5/17/1985	5/10/1985	2/6/2015	Active		115I03
128	Whitehorse	73537	Quartz	DOME	1	6/13/1958	5/20/1958	2/6/2014	Active		115I03

SCHEDULE B
JV TERMS

1.	JOINT VENTURE FORMATION

(1)
The Agreement contemplates the Parties forming a joint venture that will be governed by the JVA having, among others, substantially the terms set out in this Schedule B.  The terms set out in this Schedule B are not exhaustive nor complete, and may be amended by agreement between the Parties.

(2)
The Parties acknowledge that a joint venture will be formed upon exercise of the First Option and that Ansell may continue to pursue the Second Option and Third Option under the Agreement.  For so long as the Option Period subsists and the Agreement continues to be in effect, certain terms set out in this Schedule B will not be operable until termination of the Agreement in accordance with Section 5.6 or Section 6.6, as the case may be, such inoperable terms being clauses 6, 7, 8, 9, 10 and 15.4 hereof.

2.	DEFINITIONS

Any capitalized terms not herein specifically defined shall have the meaning ascribed to it in the Agreement.  Unless the context otherwise requires, in the JV Terms:

(1)
“Approved Budget” means a budget of estimated Joint Venture Expenditures approved by the Management Committee relating to the carrying out of an Approved Program or otherwise to be incurred during the period to which an Approved Budget relates;

(2)	“Approved Program” means a program of Joint Venture Activities approved by the Management Committee;

(3)
“Available Cash Flow” means all the net proceeds of sale of a Participant’s share of Mineral Product in a month that are attributable to its respective Participating Interest less that Participant’s share of Costs of Joint Venture operations for the month that are Operating Costs under International Financial Reporting Standards.;

(4)	“Carried Interest” has the meaning given in clause 4.5(1)(a);

(5)	“Carry Amount” has the meaning given in clause 4.5(1)(a);

(6)	“Cash Call Notice” has the meaning given in clause 6.2;

(7)	“Chargee” has the meaning given in clause 11.2;

(a)
“Completion Date” means the date determined by the Management Committee on which it is demonstrated to the satisfaction of the Management Committee that the preparing and equipping of a Mine is complete and is the date on which Commercial Production commences.

(b)
“Construction” means every kind of work carried out during the Construction Period by the Operator in accordance with the Feasibility Study and Mine Plan related thereto, as approved by the Management Committee.

(8)	“Construction Decision” means a decision by the Management Committee that a Mine be constructed, in accordance with a Feasibility Study and an approved Mine Proposal.

(9)	“Construction Period” means, the period beginning on the date a Construction Decision is made and ending on the Completion Date.

(10)
“Costs” means all items of outlay and expense whatsoever, direct or indirect, incurred under or in connection with the JVA, recorded by the Operator and shall include all Liabilities incurred or to be incurred with respect to the protection of the environment such as future decommissioning, reclamation and long-term care and monitoring, even if not then due and payable so long as the amounts can be estimated with reasonable accuracy, and whether or not a mine reclamation trust fund has been established.  Without limiting generality, the following categories of Costs shall have the following meanings:

(a)	“Acquisition Costs” has the meaning given in clause 15.4;

(b)
“Construction Costs” means those Costs recorded by the Operator during the Construction Period, including, without limiting generality, the Operator’s Fee and direct cost attributable to any Project Financing, including the commitment fee and interest charges incurred for such Project Financing (but, for the purposes of clause 4.5(1)(b), Recovery Amounts will exclude fees and expenses associated with finding Project Financing, including advisory fees such as an investment bank);

(c)	“Exploration Costs” means those Costs recorded by the Operator during the Exploration Period, including, without limiting generality, the Operator’s Fee;

(d)	“Mine Costs” means Acquisition Costs and Construction Costs; and

(e)	“Operating Costs” means those Costs recorded by the Operator subsequent to the Completion Date, including, without limiting generality, working capital, the Operator’s Fee and the Existing Royalties,

(11)	“Defaulting Participant” means a Participant which is in material breach of any of the provisions of the JVA;

(12)	“Effective Date” means the date on which the Joint Venture was formed pursuant to the Agreement;

(13)	“Expenditure” in addition to cash expenditure includes Costs, obligations and Liabilities incurred or properly accrued but not yet met;

(14)
“Exploration Period” means, if applicable, the period beginning when the Agreement is terminated prior to exercise of either the Second Option or Third Option and ending the date a Construction Decision is made.

(15)	“Joint Venture Activities” means all and any activities directed to the achievement of the purposes of the Joint Venture as set out in clause 3;

(16)	“Joint Venture Expenditures” means each Expenditure incurred under or in connection with Costs. Joint Venture Expenditures will not include administrative, general costs of each Participant;

(17)	“Joint Venture Property” means:

(a)	the Assets;

(b)	any Mine;

(c)	any Operations;

(d)	all fixtures, tools, vehicles, spare parts, consumable stores, machinery, plant, equipment and supplies acquired, provided, gained or developed under the JVA;

(e)	all mining, materials supply, power supply, water supply and maintenance contracts and agreements entered into for the purposes of the JVA;

(f)
all information in relation to the Project acquired, provided, gained or developed under the JVA or in the possession or under the control of any of the Participants and the Operator (if not a Participant); and

(g)
all other property or rights of any description (including intellectual property rights), whether real or personal, acquired, provided, gained or developed under the JVA other than saleable Mineral Product;

(18)	“Management Committee” has the meaning given in clause 7.1;

(19)	“Mineral Product” means any Minerals in any form or compound whatsoever;

(20)	“Non charging Participant” has the meaning given in clause 11.2;

(21)	“Non-Operator” means any Participant which, at the relevant time, is not the Operator;

(22)	“Operator” has the meaning given in clause 8.1;

(23)	“Operator’s Fee” has the meaning given in clause 8.6;

(24)	“Participating Interest” means in relation to a Participant:

(a)	the proportionate interest (expressed as a percentage) of the Participant as tenant in common in the Joint Venture Property;

(b)	the right, subject to the Agreement, to take in kind and separately dispose of its proportion of all saleable Mineral Product produced by the Joint Venture under the JVA; and

(c)	its proportionate interest (expressed as a percentage) of all other rights under the JVA,

subject to the obligations attaching to the foregoing and imposed on that Participant under the JVA;

(25)	“Participant” means a party to the JVA that has a Participating Interest;

(26)
“Project Financing” means any financing unanimously approved, concurrently with or after a Construction Decision has been made, by the Management Committee and obtained by the Participants for the purpose of placing a mineral deposit situated on the Properties into Commercial Production, but shall not include any financing obtained individually by either Participant to finance payment or performance of its obligations under the JVA.

(27)	“Recovery Amount” has the meaning given in clause 4.5(1)(b);

(28)	“Security” has the meaning given in clause 11.2;

(29)	“Selling Participant” means a Participant who desires or is compelled to sell, transfer, assign or dispose of the whole or any part of its Participating Interest;

(30)
“Unanimous Resolution” means a resolution passed at a meeting of the Management Committee in favour of which 100% of votes cast represent 100% of the votes allocated to the Participating Interests; and

(31)	a reference to a clause is to a clause of this Schedule B.

3.	SCOPE OF JOINT VENTURE

The Participants will associate themselves in and constitute, with effect on and from the Effective Date, a contractual joint venture for the following purposes:

(1)	to carry out exploration of the Properties for Minerals;

(2)	if results justify so doing, to make technical, commercial and economic feasibility studies to establish whether or not a Mine is economically viable in or on the Properties;

(3)	if any Mine is considered technically, commercially and economically viable, to develop one or more Mines and to commence and continue production of saleable Mineral Product on a commercial scale;

(4)	acquiring Mineral Rights, Other Rights and equipment;

(5)	marketing, selling and delivering Mineral Product derived from the Properties; and

(6)	any other activity in connection with or incidental to any of the foregoing including the beneficiation, processing or refining of Mineral Product.

4.	INITIAL PARTICIPATING INTERESTS AND JOINT VENTURE EXPENDITURES

4.1	Participating Interests

The Participating Interests of the Participants on the Effective Date will be as follows:

(1)	Guinness as to 25%;

(2)	Coglon as to 13%;

(3)	Sim as to 13%; and

(4)	Ansell as to 49%.

4.2	Participating Interest Adjustment

In addition to the dilution provisions contained in clause 10, the Participating Interests specified in clause 4.1 are subject to adjustment by one or more of the following events:

(1)	the exercise of the Second Option, with such adjustment to each Participant’s respective Participating Interest being as contemplated by Section 5.4(a) of the Agreement; and

(2)	the exercise of the Third Option, with such adjustment to each Participant’s respective Participating Interest being as contemplated by Section 6.4(a) of the Agreement.

4.3	Joint Venture Expenditures

Upon the formation of the Joint Venture, the Joint Venture Expenditures contributed by the Participants will be deemed to be:

(1)	Guinness – $4,285,714;

(2)	Coglon – $2,228,571;

(3)	Sim – $2,228,571; and

(4)	Ansell – $8,400,000.

4.4	Joint Venture Expenditures Adjustment

In addition to the dilution provisions contained in clause 10 hereunder, the respective Joint Venture Expenditures by each Participant specified in clause 4.3 are subject to adjustment by one or more of the following events:

(1)	the exercise of the Second Option, with such adjustment to each Participant’s respective Joint Venture Expenditures being as contemplated by Section 5.4(b) of the Agreement;

(2)	the termination of the Second Option, with such adjustment to each Participant’s respective Joint Venture Expenditures being as contemplated by Section 5.7(b) of the Agreement;

(3)	the exercise of the Third Option, with such adjustment to each Participant’s respective Joint Venture Expenditures being as contemplated by Section 6.4(b) of the Agreement; or

(4)	the termination of the Third Option, with such adjustment to each Participant’s respective Joint Venture Expenditures being as contemplated by Section 6.7(b) of the Agreement.

4.5	Carried Interest and Cost Recovery Right

(1)	Ansell agrees and covenants with each of the other Participants that:

(a)
if, at anytime after the exercise of the First Option but prior to the exercise of the Third Option, Ansell ceases sole-funding Expenditures as a result of the Agreement terminating, then, from that date forward until Commercial Production is achieved, Ansell will nevertheless still be required to contribute funds to Approved Budgets of the Joint Venture on the other Participants’ behalf that would otherwise be apportioned to each of their respective Participating Interests (each a “Carried Interest”) as follows:

(A)	5% of all Costs on behalf of Guinness;

(B)	5% of all Costs on behalf of Sim;

(C)	5% of all Costs on behalf of Coglon;

(each such contribution, a “Carry Amount”). Provided Commercial Production is achieved, Ansell will be entitled to recover the Carry Amounts from the other Participants, which will be repaid in accordance with clause 4.5(4).

(b)
if Ansell exercises the Third Option, then, from that date forward until Commercial Production is achieved, Ansell will sole-fund all Expenditures and Joint Venture Expenditures until Commercial Production (to the extent not funded by Project Financing) and the other Participants will not be required to contribute to any Costs, including Mine Costs prior to achieving Commercial Production.  Notwithstanding the foregoing and provided Commercial Production is achieved, Ansell will be entitled to recover 15% of the total Mine Costs (“Recovery Amount”) from the other Participants, prorated on an equal basis (that is, each of the members of the CSG Group will be responsible to reimburse Ansell for 5% of the total Mine Costs), which will be repaid in accordance with clause 4.5(4).

(2)
For greater certainty, no Expenditures or Joint Venture Expenditures made by Ansell during the currency of the Option Period will be considered to be Carry Amounts or Recovery Amounts and Ansell will not be entitled to any repayment thereof.

(3)	No interest on will be payable on Carry Amounts or Recovery Amounts.

(4)
Each Carry Amount or Recovery Amount, as the case may be, may be prepaid in whole or in part from time to time. Subject to any Project Financing restrictions, the Carry Amounts or Recovery Amounts, as the case may be, will be repayable by each Participant monthly from (and only from) ninety percent (90%) of such Participant’s Available Cash Flow once Commercial Production is achieved.

(5)	If Ansell fails or neglects to carry out its obligations under clause 4.5(1), then Ansell’s Participating Interest will dilute until such time as that default is remedied.

5.	RIGHTS AND LIABILITIES OF PARTICIPANTS

5.1	Rights and Liabilities Several not Joint

As between the Participants the rights, duties, obligations and Liabilities arising out of the Joint Venture will be several and not joint, it being the express purpose and intention of the Participants that the ownership of their respective interests in all Joint Venture Property must be as tenants in common in proportion to their Participating Interests and that all Liabilities and obligations to third parties arising out of Joint Venture Activities will be borne by the Participants in proportion to their respective Participating Interests.

5.2	Right to Mineral Production

Subject to clause 4.5(4), each Participant will own and have the right to take in kind and separately dispose of and, unless agreed otherwise, must take in kind a share proportionate to its Participating Interest of the saleable Mineral Product produced under the Joint Venture.

5.3	Participants not Fiduciaries

Nothing contained in the JVA may be construed as imposing any fiduciary duty on any Participant with respect to any activities carried out or decisions made as contemplated in the JVA.

5.4	Holding of Joint Venture Property

All Joint Venture Property, whether acquired before or after the Effective Date, must wherever practicable be held by the Operator as a bare nominee and bare trustee, in trust, pursuant to the terms of the JVA, for the Participants as tenants in common in proportion to their respective Participating Interests for the time being and from time to time. All Joint Venture Property held by the Operator must be held, used, dealt with or applied solely for the purposes of the Joint Venture or as otherwise permitted under the JVA. Any Participant will be entitled to request, and the Operator must comply with any reasonable request so made, that a declaration of trust or other such documentation in a form satisfactory to counsel for the Participants, evidencing such a trust arrangement be prepared and executed by the Operator and the Participants.

6.	CONTRIBUTION TO JOINT VENTURE EXPENDITURES

6.1	Obligation to Contribute

Subject to clause 4.5 and clause 10.1, each Participant must contribute to all Joint Venture Expenditures incurred in conducting Approved Programs and otherwise incurred as contemplated by Approved Budgets or otherwise incurred in a manner provided for in the JVA in proportion to its Participating Interest on each date on which a contribution is due to be made.

6.2	Timing of Contributions

If contributions to Joint Venture Expenditures are required to be made by a Participant under the JVA, then the Operator must issue a notice to each Participant (“Cash Call Notice”) for each calendar quarter. Any Cash Call Notice must not be issued more than 40 Business Days but not less than 30 Business Days in advance of the calendar quarter to which the Cash Call Notice relates.

6.3	Operator’s Cash Call Notices

All contributions to Joint Venture Expenditures required to be made by a Participant under the JVA must be made by that Participant paying to the Operator, on or up to 30 days before the first day of the calendar quarter to which the Cash Call Notice relates, the amount stated in the Cash Call Notice as being the amount due to be contributed by that Participant.

7.	MANAGEMENT COMMITTEE

7.1	Establishment

A management committee must be established as soon as reasonably possible and within one month of the Effective Date to direct the Operator and all Joint Venture Activities (“Management Committee”).

7.2	Number of Members

The Management Committee must consist of 5 members.

7.3	Appointment of Members

The Participant with the largest Participating Interest must appoint 2 of the members and at least 1 alternate member.  The other Participants must each appoint 1 member and an alternate member.  Each Participant may remove any person so appointed by it and appoint another person in his or her place. Each appointment and removal of a member must be effected by notice in writing signed by an authorized signatory of the appointing Participant.  An alternate member may attend all meetings and an alternate member may act in place of a Participant’s appointed member in such member’s absence.

7.4	Quorum

A quorum at a meeting of the Management Committee must comprise 2 members representing at least 2 Participants the aggregate of whose Participating Interests is not less than 50%.

7.5	Votes

(1)	The members appointed by a Participant will have between them 1 vote for each whole percentage point of their appointor’s Participating Interest.

(2)
If Ansell votes against a Program and Budget but the Program and Budget is still approved by the Management Committee, then, prior to the date Ansell must otherwise make an election under clause 10.1,  Ansell may, on written notice to the Management Committee, require that the Approved Program and Budget not proceed on the basis that the Approved Program and Budget in question:

(a)	calls for Joint Venture Activities or Joint Venture Expenditures which would not be a wise and judicious use of funds;

(b)	calls for Joint Venture Activities or Joint Venture Expenditures which are technically difficult or not practicable; or

(c)	calls for Joint Venture Activities or Joint Venture Expenditures which are otherwise not in accordance with sound business judgment and mining practice,

and if Ansell provides such notice to the Management Committee, the matter will be referred to Arbitration.  During the course of the Arbitration the Approved Program and Budget will be suspended and no Cash Call Notices in respect of such Program and Budget will be issued.   The arbitrator’s decision shall, subject as hereinafter provided, be limited to a determination as to whether one or more of circumstances in paragraphs (a) through (c) exist and such determination shall be final and binding on the Participants.  If such determination is that none of circumstances in paragraphs (a) through (c) exist then the Approved Program and Approved Budget will be reinstated and Ansell must immediately make an election under clause 10.1.  If such determination is that one or more of circumstances in paragraphs (a) through (c) exist, then the Operator or Participant who proposed the disputed Program and Budget shall amend the Program Budget accordingly and resubmit the amended Program and Budget to the Management Committee for approval. The arbitrator shall have the power, in his discretion, to award costs.

If an Approved Program and Approved Budget is suspended and referred to Arbitration pursuant to this clause 7.5(2) such that there will be no current Program and Budget relating to Joint Venture Activities during a certain period and the Participants do not prior to the commencement of that period reach some contrary agreement, then the Management Committee will be deemed to have approved a Program and Budget for the continuation of the Joint Venture Activities at the level of the last Approved Program and last Approved Budget (excluding any capital Expenditure) but with escalated at the annual rate of inflation until the Approved Program and Approved Budget that is subject to the Arbitration is reinstated or an amended Program and Budget is approved by the Management Committee.

7.6	Chairperson

A member of the Management Committee appointed by the Participant entitled to be Operator will be the Chair of Management Committee meetings.  The Chair shall be entitled to appoint the secretary for the meeting.  The secretary of the meeting shall take minutes of that meeting and circulate copies thereof to each member and each alternate member.

7.7	Decisions by Majority Vote

Except where a provision of the JVA requires a special resolution or a Unanimous Resolution, all questions before the Management Committee will be decided by a simple majority of the votes cast. For greater certainty, the Chair of the Management Committee shall not have any additional voting rights on any matter requiring special or Unanimous Resolution other than its vote as an appointed member of a Participant.

7.8	Unanimous Resolutions

In addition to any other decisions of the Management Committee which by any other provision of the JVA requires a Unanimous Resolution, a Unanimous Resolution will be required for the following:

(1)	the institution, defence, compromise or settlement of any court or arbitral proceedings involving the Joint Venture involving an amount in excess of $100,000;

(2)	the compromise or settlement of any insurance claim involving an amount in excess of $100,000;

(3)
any matter going to the fundamental operation of the Joint Venture or the relationship between the Participants including any decision that the Joint Venture be conducted as a Joint Venture Company or to list the shares of such Joint Venture Company on any stock exchange;

(4)	any decision to cease production of Mineral Product from a Mine;

(5)	any decision to abandon, sell or otherwise dispose of the Properties, or any part thereof;

(6)	creation of, or the granting of permission to remain, any Lien upon any of the Assets, except for any Liens which are customary in the circumstances of a mining joint venture;

(7)	the making of any changes to the Operator’s Fee set out in clause 8.6;

(8)
irrespective of whether expressly contemplated in an Approved Program or Approved Budget,  approval of the sale or disposal of Joint Venture Property having an aggregate market value in excess of $100,000;

(9)	the making of a contract between the Participants as joint venturers and a Party or an Affiliate of a Party;

(10)	a change to the accounting procedure of the Joint Venture including the appointment and removal of auditors;

(11)	approval of the terms and conditions of any Project Financing, a Mine Proposal or the parameters of a Feasibility Study proposed to be commissioned;

(12)	approval of any significant capital expansion of the Project;

(13)	any decision to establish, implement or vary any policy relating to the management or hedging of commodity price, foreign currency or interest rate raise;

(14)	any decision pertaining to the cessation or material variation of any material aspect of the Joint Venture’s business or the diversification of the Joint Venture’s business into other business;

(15)	any decision to engage in exploration or other activities which are not agreed between Parties for the Project and which are otherwise outside the ordinary course of the business;

(16)	any re-structuring of the Joint Venture, merger of the Joint Venture with any other Person and the entering into any joint venture agreements; and

(17)	the liquidation or winding up of the Joint Venture, whether voluntary or otherwise or any application for its judicial management.

7.9	Disposal of Properties

If the Management Committee has unanimously consented to the abandonment, sale or other disposal of any of the Properties, then the Operator may dispose of such of the Properties by giving each non-Operator 60 days written notice of the proposed disposal.  On receipt of such notice, each non-Operator may elect to bid in order to acquire all of that part of the Properties subject to the proposed disposal by delivering a notice to the Operator to this effect and stating its bid amount at least 15 days before the expiry of such 60 day notice period.  On receipt of the notice from the non-Operators and on expiry of such 60 day notice period, the Operator shall promptly transfer the part of the Properties subject to the proposed disposal to the non-Operator with the highest bid for the bid amount.  The non-Operator shall pay for all transfer costs.  Upon completion of the transfer of the part of the Properties subject to the proposed disposal to the non-Operator, the part of the Properties subject to the proposed disposal will no longer be subject to this Agreement, except that the non-Operator shall indemnify and save harmless the Operator on its own behalf and as trustee for its shareholders, directors, officers, employees, agents, contractors and representatives from and against all suits and other proceedings and Liabilities (including lawyers' fees and disbursements) which the Operator may suffer or incur in respect of the part of the Properties subject to the proposed disposal.

7.10	Meetings of Management Committee

Management Committee meetings are to be held at least quarterly and are permitted by telephone and efforts will be made to schedule meetings at times and places mutually agreeable to all appointed members of the Management Committee.

8.	OPERATOR

8.1	Operator and Removal of Operator

(1)
Subject to any agreement by the Participants otherwise, and to the creation of a Joint Venture Company, the Participant with largest Participating Interest will be operator of the Joint Venture (“Operator”) and will remain so unless the Operator’s Participating Interest ceases to be the largest or the Operator resigns or is removed for default or by simple majority vote of the Management Committee or if the Operator is generally not able to pay its debts as such debts become due or admits in writing its inability to pay its debts generally as such debts become due or  makes a general assignment for the benefit of creditors or any proceedings are instituted by or against it under any bankruptcy, insolvency or similar law.

(2)	Any Non-Operator Participant may refer questions of Operator default to Arbitration if it is outvoted on a Management Committee motion to remove the Operator for default.

8.2	Operator Obligations

(1)
The Operator, among other usual and standard obligations, must keep the Properties in good standing and free of any Encumbrances, comply with applicable law, maintain proper books and accounts and adequate insurance and operate according to good mining practices.

(2)	The Operator must conduct Joint Venture Activities in accordance with Approved Programs and Approved Budgets.

(3)	The Operator must deliver the following reports to the Management Committee:

(a)
a quarterly progress report indicating the status of any Approved Program being conducted on the Properties and disclosing any significant technical data learned or obtained in connection with such work, along with an estimate of the Expenditure incurred during that month, but progress reports will only be required quarterly during those periods in which there is no work being conducted;

(b)	as soon as practical after verification by the Operator, a report in respect of any material exploration results or adverse events.

(4)
The Operator must provide to each Participant access as and when required to all scientific and technical data and information in its possession or control relating to the Joint Venture Property, results of work conducted on or in relation thereto and all planned work thereon as may be required by the Participant in order to assist that Participant to fulfill its obligations under NI 43–101, if applicable, and report any material exploration results or adverse events to the Participants without delay.

8.3	Prohibitions

The Operator must not, except with the prior approval of the Management Committee or except in an emergency or as necessary to protect property and persons:

(1)	knowingly enter into any contract or arrangement in connection with the Joint Venture with a Participant or an Affiliate of a Participant;

(2)
except where sufficient details are provided in an Approved Program or Approved Budget enter into any contract or subcontract involving a commitment to Expenditure, whether capital or operating, in excess of $100,000;

(3)
subject to clauses 7.8(6) and 7.9 and except where expressly contemplated in an Approved Program or Approved Budget, sell or otherwise dispose of any Joint Venture Property having a market value exceeding $100,000;

(4)	institute, defend, compromise or settle any court or arbitral proceedings or insurance claim involving an amount in excess of $100,000; or

(5)	except as necessary to comply with law or the requirements of any Governmental Authority having jurisdiction, suspend or curtail any Operations.

8.4	Indemnification of Operator

Each Participant must indemnify the Operator from and against any Liability, injury or death (including legal fees) suffered, sustained or incurred by the Operator which arises out of or as a consequence of the performance by the Operator or its officers, employees or agents of the Operator’s obligations under the JVA.

8.5	Apportionment of Liability

A Participant’s Liability to indemnify the Operator (whether under clause 8.4 or otherwise) will be reduced proportionally to the extent that any negligent act, omission or wilful misconduct of the Operator or its officers, employees or agents has caused or contributed to any Liability, injury or death.  Notwithstanding the foregoing, the Operator shall not be indemnified nor held harmless by any of the Participants for any Liability, injury or death (including, without limiting the generality of the foregoing, legal fees) resulting solely from the negligence or wilful misconduct of the Operator or its officers, employees or agents.  The obligation of the Participants to indemnify and save the Operator harmless shall be in proportion to their respective Participating Interest as at the date that the Liability, injury or death occurred or arose.

8.6	Operator’s Fee

Subject to clause 7.8(13), the Operator may charge a fee (the “Operator’s Fee”) for management of the Joint Venture, which fee will be as follows:

(1)	with respect to Exploration Costs:

(a)	2% for each individual contract which expressly includes an overhead charge by the party contracted;

(b)	5% for each individual contract which exceeds $50,000 and is not subject to clause 8.6(1)(a) hereof; or

(c)	10% of all other Exploration Costs not included in clauses 8.6(1)(a) and 8.6(1)(b); and

(2)	with respect to Construction Costs and, subsequent to the Completion Date, additional Mine expansion Costs and Operating Costs:

(a)	0.25% for each individual contract which expressly includes an overhead charge by the party contracted;

(b)	1% for each individual contract which exceeds $250,000 and is not subject to clause 8.6(2)(a) hereof; or

(c)	2% of all other Construction Costs, additional Mine expansion Costs and Operating Costs not included in clauses 8.6(2)(a) and 8.6(2)(b).

9.	PROGRAMS AND PRODUCTION PROGRAMS

9.1	Annual Programs and Budgets

The Operator must submit annual programs and budgets for Management Committee approval.  The proposed budget must contain quarterly Expenditure projections.

9.2	Right of Participant to propose Program and Budget

If the Operator fails to submit an annual program and budget with budgeted Expenditure equal to or greater than $300,000, then a Participant who is not the Operator may propose to the Management Committee an annual program and budget with budgeted Expenditure equal to or greater than $300,000.  Such a program and budget is deemed to be an Approved Program and Approved Budget and if the Participant that is the Operator elects not to participate in the Approved Program and make contributions to the Expenditure required by the Approved Budget, then the Non-Operator Participant may elect to become Operator of the Joint Venture for the purposes of carrying out that Approved Program.  Thereafter, the Participant with the largest Participating Interest will have the first right to propose an annual program and budget.

9.3	Operator’s Authority

The approval of a program and budget by the Management Committee will be authority for the Operator to undertake the Joint Venture Activities specified in and incidental to the program and to incur on behalf of the Participants the Joint Venture Expenditures estimated in and incidental to the budget but the Operator must not incur Expenditure in the performance of the Joint Venture

Activities specified in an Approved Program and an Approved Budget in an amount which exceeds by more than 10% the total of the Joint Venture Expenditures estimated within an Approved Program and an Approved Budget except:

(1)
in an emergency, as considered by the Operator necessary to maintain and preserve the Joint Venture Property or to preserve or protect life, limb, property or the environment in respect of the Joint Venture Property;

(2)	to effect and maintain required insurances;

(3)	in accordance with a prior approval obtained from the Management Committee; or

(4)
as necessary to comply with any law or requirement of a Governmental Authority having jurisdiction where reference to the Management Committee is impracticable and until such reference becomes practical.

10.	DILUTION

10.1	Election to Dilute

Each Participant may, by notice in writing to the other Participant and the Operator given within 10 Business Days after the approval by the Management Committee of a program and budget, elect:

(1)	not to contribute to the Joint Venture Expenditures to be incurred during the period to which that Approved Budget relates; or

(2)
to reduce its contribution to the Joint Venture Expenditures to be incurred during the period to which that Approved Budget relates by contributing less than the amount that it would, but for this clause 10.1(2), be required to contribute under clause 6.1.

10.2	Consequence of Election

If a Participant gives notice as permitted by clause 10.1 then:

(1)
in the case where that Participant gives notice under clause 10.1(1), it will not be entitled or obliged to contribute to Joint Venture Expenditures incurred from the commencement of the period covered by the Approved Budget in relation to which the notice was given until it becomes entitled and obliged to recommence contributing to Joint Venture Expenditures;

(2)
in the case where that Participant gives notice under clause 10.1(2), it will only be entitled and obliged to contribute to Joint Venture Expenditures in the reduced amount specified in the notice given by it under clause 10.1(2) until completion of the Approved Program to which the notice relates; and

(3)	during the period for which a Participant is not entitled nor obliged to so contribute, its Participating Interest will dilute.

10.3	Dilution

During any period in which the Participating Interest of a Participant is diluting Participating Interests of the Participants will be calculated as follows:

PI	=	100	x	PTE
TE

where:

PI is the Participating Interest of a Participant

PTE is that Participant’s Total Expenditure as at date of calculation of the Participating Interest

TE is Total Expenditure of all Participants as at date of calculation of the Participating Interest

10.4	Operator to Make Calculations

If a Participant’s Participating Interest is diluting in accordance with clause 10.3, then calculations of Participating Interests must be made in each calendar quarter by the Operator at the same time as it prepares a Cash Call Notice in respect of a calendar quarter (and such a determination must also be made immediately upon a Participant, whose Participating Interest has been diluting, again becoming entitled and obliged to contribute to Joint Venture Expenditures). The Operator must, after having made such a calculation, notify the Participants of their respective Participating Interests and of the date on which the calculation of the Participating Interest was made by incorporating that information within the Cash Call Notice referred to above.

10.5	Failure to pay Contributions to Expenditure

A Participant’s failure to contribute to the Joint Venture Expenditures after electing to contribute constitutes default and will result in dilution at double the rate provided in clause 10.3.  In other words, the contributions of the non-defaulting party will be valued at $2.00 for every $1 spent on the relevant Approved Program by the non-defaulting party.

10.6	Small Interests

If a Participant’s Participating Interest in the Joint Venture is diluted (whether by operation of clause 10.3 or otherwise) to less than 4%, then its Participating Interest in the Joint Venture will be converted to a 0.4% NSR in exchange for the assignment of the Participating Interest of that Participant to the remaining Participant, or, in the case of multiple Participants, pro rata on the basis of their then existing Participating Interest.

11.	CHARGING AND PROJECT FINANCING

11.1	Grant of Lien and Security Interest

(1)
Subject to clause 11.3, each Participant will grant to the other Participant a lien upon and a security interest in its Participating Interest, including all of its right, title and interest in the Joint Venture Property, whenever acquired or arising, and the proceeds from and accessions to the foregoing.

(2)
The liens and security interests that are granted pursuant to clause 11.1(1) shall secure every obligation or liability of the Participant granting such lien or security interest created under the JVA. Each Participant will take all action necessary to perfect such lien and security interest and will appoint the other Participants as its attorney-in-fact to execute, file and record all financing statements and other documents necessary to perfect or maintain such lien and security interest.

11.2	Charging by Individual Participant

Subject to clause 11.3, each Participant may charge, mortgage, assign by way of security or otherwise encumber its Participating Interest if and only if the chargee, mortgagee, assignee or encumbrancee (“Chargee”) agrees in a legally enforceable manner with the other Participants (“Non charging Participant”) that the rights and interests of the Non-charging Participants in the Joint Venture Property will not be subject to or prejudiced by the charge, mortgage, assignment or other encumbrance (“Security”) and that the Chargee and any liquidator, receiver, receiver and manager, assignee or transferee taking an interest in or relating to the Joint Venture Property under the Security or in the Participating Interest of the Participant granting the Security will be bound by the terms of the JVA and will take subject to the rights and interests in the Joint Venture Property of the Non-charging Participants, including the a liens and a security interests created by clause 11.1(1).

11.3	Project Financing and Subordination of Interests

(1)
Each Participant shall, from time to time, take all necessary actions, including execution of appropriate agreements, to pledge its Participating Interest and, subject to clause 11.3(2). any other right or interest it holds with respect to the Joint Venture Property to secure the Project Financing, and to subordinate any liens it may hold which are created under the JVA to any secured borrowings relating to the Project Financing, and any modifications or renewals thereof.

(2)
For greater certainty, the Existing Royalties do not form part of the Joint Venture Property and any pledge or subordination of the Existing Royalties under the terms of any proposed Project Financing will not be required from any of the Parties.

(3)
If required by the Management Committee’s choice of Project Financing structure, all Participants will also provide any guarantees to financiers for the benefit of each of the other Participants for Project Financing, providing an individual Participant being so required to provide may reorganize into a special purpose entity.

11.4	No other Encumbrances

Except as specified in clauses 11.1, 11.2, 11.3 or by operation of clause 10.6, no Participant may give or create any Encumbrance in or over its Participating Interest or the Joint Venture Property.

12.	ASSIGNMENT

12.1	Assignment to Affiliates

(1)
Each Participant may at any time assign its Participating Interest to an Affiliate of that Participant as long as the Affiliate enters into an agreement with the remaining Participants on terms to their satisfaction including terms by which:

(a)	it agrees to be bound by the JVA; and

(b)
if an Affiliate to which a Participant has assigned the whole or any part of its Participating Interest ceases to be an Affiliate of the assigning Participant it must immediately re-transfer that Participating Interest to the assigning Participant; and

(c)	the assigning Participant remains liable for its obligations under the Agreement despite any assignment by the assigning Participant of its Participating Interest to an Affiliate.

(2)
Coglon or Sim may at any time assign their respective Participating Interests to a corporation, where the assigning Participant owns, either directly or indirectly, not less than 50% of the shares entitled to vote at general meetings of that corporation, provided that such corporation first assumes and agrees to be bound by the terms of the JVA and agrees with the other Participants in writing to retransfer the Participating Interest to the assigning Participant if the assigning Participant ceases to own, either directly or indirectly, less than 50% of the shares entitled to vote at general meetings of that corporation.

12.2	Pre-emptive Rights on Guinness’ Participating Interest

Subject to clause 12.4, Guinness may at any time and from time to time sell or assign its Participating Interest to a third party as long as Guinness gives notice to such effect to Coglon and Sim and in such notice details the nature of the proposed transaction and the price therefor and shall be accompanied by a copy of the offer or the contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency) and the following provisions will apply:

(1)
within 5 Business Days after receipt of a notice under this clause 12.2 Coglon or Sim may object in writing to a determination of the cash value of the consideration subject matter of the offer and upon such an objection being made Guinness, Coglon and Sim must seek to agree upon that cash value but if they cannot reach agreement within 5 Business Days after the date of objection, then that cash value will constitute a Dispute to be resolved in accordance with clause 15.3 (the cost of which determination must be borne, if the cash value determined is less than that determined by Guinness, by Guinness and in any other case by the Participant which objects to the Guinness’s determination);

(2)
Coglon and Sim will have an option exercisable by notice in writing to Guinness within 20 Business Days of the date of Guinness’s notice under this clause 12.2 to acquire upon the same terms and conditions as are contained in the offer or the contract for sale and for the consideration expressed therein or in lieu of any part of that consideration which is not a cash consideration, the cash value of it as determined or agreed in accordance with clause 12.2(1), the Participating Interest of Guinness;

(3)
the option granted under clause 12.2(2) will be capable of being exercised by Coglon or Sim, or both of them, and if it is exercised by both of them then they must purchase as between them in proportion to their Participating Interests inter se or in such other proportions as they may agree;

(4)	if the option granted under clause 12.2(2) is not duly exercised, then:

(a)	Guinness must offer to sell the Participating Interest to Ansell, repeating the steps under this clause 12.2, mutatis mutandis;

(b)
if Ansell does not exercise the to purchase pursuant to 12.2(4)(a), then subject to the provisions of all Security and to compliance with clause 12.4, within 90 days after the expiry of the option, Ansell may complete a sale of its Participating Interest without any alteration from the offer or contract for sale; and

(c)
if a sale is not completed within the time allowed in clause 12.2(4)(b) or any material alteration of the offer or contract for sale is proposed Guinness must not complete a sale after that time or as so altered without first having again complied with the foregoing provisions of this clause 12.2.

12.3	General Pre-emptive Rights

Subject to clause 12.4, any Participant may at any time and from time to time sell or assign its Participating Interest to a third party as long as the Participant which wishes to sell its Participating Interest, gives notice to such effect to the other Participants and in such notice details the nature of the proposed transaction and the price therefor and shall be accompanied by a copy of the offer or the contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency) and the following provisions will apply:

(1)
within 5 Business Days after receipt of a notice under this clause 12.3 any other Participant may object in writing to a determination of the cash value of the consideration subject matter of the offer or the contract for sale and upon such an objection being made all of the Participants must seek to agree upon that cash value but if they cannot reach agreement within 5 Business Days after the date of objection, then that cash value will constitute a Dispute to be resolved in accordance with clause 15.3 (the cost of which determination must be borne, if the cash value determined is less than that determined by the Selling Participant, by the Selling Participant and in any other case by the Participant which objects to the Selling Participant’s determination);

(2)
any Participant other than the Selling Participant will have an option exercisable by notice in writing to the Selling Participant within 20 Business Days of the date of the Selling Participant’s notice under this clause 12.3  to acquire upon the same terms and conditions as are contained in the offer or contract for sale and for the consideration expressed therein or in lieu of any part of that consideration which is not a cash consideration, the cash value of it as determined or agreed in accordance with clause 12.3(1), the Participating Interest of the Selling Participant;

(3)
the option granted under clause 12.3(2) will be capable of being exercised by all or any one or more of the Participants (other than the Selling Participant) and if it is exercised by more than one of them then they must purchase as between them in proportion to their Participating Interests inter se or in such other proportions as they may agree;

(4)
subject to the provisions of all Security, if the option granted under clause 12.3(2) is not duly exercised, then the Selling Participant may, subject to compliance with clause 12.4, within 90 days after the expiry of the option complete a sale of its Participating Interest without any alteration from the offer or contract for sale; and

(5)
if a sale is not completed within the time allowed in clause 12.3(4) or any material alteration of the offer or contract for sale is proposed the Selling Participant must not complete a sale after that time or as so altered without first having again complied with the foregoing provisions of this clause 12.3.

If Guinness is the Selling Participant, the provisions of clause 12.2 apply and this clause shall not apply.

12.4	General Requirements

No assignment of a Participating Interest to a third person (including an Affiliate) will be effective unless it is for the entirety of such Participating Interest (except in circumstances where other Participants are exercising their rights to acquire a proportionate share of the Selling Participant’s Participating Interest under clauses 12.2 or 12.3) and until:

(1)
the assignee agrees with the other Participants (in form and terms satisfactory to that Participants) to assume and perform the duties, Liabilities, terms and conditions by the JVA binding on the assigning Participant in relation to the Participating Interest being assigned; and

(2)	the assignee secures any and all necessary approvals of any Governmental Authority to that assignment.

13.	DEFAULT

13.1	Prior to Commercial Production

If at any time before the commencement of Commercial Production a Participant is a Defaulting Participant and the default is capable of remedy and the Defaulting Participant does not remedy that default within 20 Business Days after the Operator or a Non-defaulting Participant gives notice to the Defaulting Participant specifying the default and requiring it to be remedied then upon the expiration of the 20 Business Days referred to above, the Non-defaulting Participant will have an option to purchase the Defaulting Participant’s Participating Interest for a price equal to 80% of the average of the independent valuations of the defaulting Participant’s Participating Interest performed by 2 independent experts nominated by the Non-defaulting Participant.  If the option granted under this clause 13.1 is not exercised, then the Non-defaulting Participant must use reasonable efforts to dispose of the Defaulting Participant’s Participating Interest for the price reasonably obtainable from a purchaser willing to comply with clause 12.4.  All costs of the independent valuation and the costs of sale are to be borne by the Defaulting Participant and may be deducted from any proceeds of sale.

13.2	After Commercial Production

If at any time after the commencement of Commercial Production a Participant becomes a Defaulting Participant the saleable Mineral Product to which it is entitled under the JVA will, while it remains a Defaulting Participant, vest in the Operator upon trust for sale and any excess of proceeds and any unsold saleable Mineral Product will be paid and delivered to the Defaulting Participant when its default has been remedied and the Operator’s costs of sale have been deducted.

13.3	Continuing Default after Commercial Production

If, despite action taken under clause 13.2, a Defaulting Participant continues to be in default (including, a default in respect of the payment of a contribution or other sum due in respect of the Joint Venture) and that default continues for 20 Business Days after a trust for sale arises under clause 13.2 or, on a fourth occasion within any continuous period of 2 years, a Participant becomes a Defaulting Participant, then, at the expiration of the period of 15 Business Days after notice is given by a Non-defaulting Participant to the Defaulting Participant that either of the foregoing events have occurred, if the Defaulting Participant is then still a Defaulting Participant the Participating Interest (including the right to saleable Mineral Product of the Defaulting Participant) will vest in the Operator, in trust, for sale and the trust for sale under clause 13.2 will cease.  After a trust for sale arises under this clause 13.3, the non-defaulting Participant will have an option to purchase the Defaulting Participant’s Participating Interest for a price equal to the average of the independent valuations of the defaulting Participant’s Participating Interest performed by 2 independent experts. If the option granted under this clause 13.3 is not exercised, the Operator must use reasonable efforts to dispose of the Participating Interest held in trust for sale for the best price reasonably obtainable from a purchaser willing to comply with clause 12.4.

14.	WITHDRAWAL AND WINDING UP

There shall be no withdrawal by a Participant or winding up of the Joint Venture without adequate payment of, or security for, reclamation and closure Costs.

15.	OTHER

15.1	Force Majeure

Force majeure provisions substantially as in Article 13 of the Agreement, provided however that the occurrence of an Intervening Event shall not result in the termination of the JVA.

15.2	Confidentiality

Confidentiality provisions substantially as in Article 14 of the Agreement.

15.3	Dispute Resolution

As in Article 15 of the Agreement.

15.4	Area of Interest

No Participant will acquire any Mineral Rights (or an interest therein) or Other Rights (or an interest therein) located wholly or in part within the Area of Interest (the “Acquired Interest”) unless acquired in accordance with this clause 15.4.

If a Participant or any of its Affiliates acquires or proposes to acquire an Acquired Interest, within thirty (30) days after such acquisition or proposed acquisition, as the case may be, such Participant (and if it is an Affiliate of a Participant, the applicable Participant) shall notify the other Participants of such acquisition or proposed acquisition.  Such notice shall describe in detail the Acquired Interest, the acquiring Participant or Affiliate and the cost thereof (“Acquisition Costs”).  In addition to such notice, the acquiring Participant shall make any and all information concerning the Acquired Interest available for inspection by the other Participant.  Within thirty (30) days after receiving the notice and information, any other Participant may notify the acquiring Participant of its election to include such Acquired Interest in the Joint Venture Property, and if it so elects then such Acquired Interest will be deemed Joint Venture Property and the Participants will bear the Acquisition Costs in accordance with their respective Participating Interest regardless of whether they elected to include the Acquired Interest or not.  If all of the other Participants all do not want to include such Acquired Interest as part of the Joint Venture Property, then the Participant which gave such notice and any of its Affiliates will be free to acquire or otherwise deal with such Acquired Interest for their own account, and such Acquired Interest will be deemed not subject to the Joint Venture.

15.5	No Partition

No Participant may seek or obtain partition of any of the Assets, including the Properties, or any interest therein whether by way of physical partition, sale or otherwise.  No statute, regulation or law providing for partition, or partition and sale, shall apply to any of the Assets.

15.6	No Restriction on Other Activities

Each Participant has the unrestricted right to engage in, and receive the full benefit of, any activity outside the scope of the Joint Venture, without consulting with, or accounting to, the other Parties, or permitting the other Parties to participate in such activity.

15.7	Government Assistance

Any grant or other form of governmental financial assistance received by a Party with respect to Operations shall be shared by the Parties, in the proportion of their respective Participating Interests at the time that such grant or financial assistance is received.

15.8	Additional Provisions

Such other provisions as may be customary and reasonable in mining ventures of this type.

SCHEDULE C
NET SMELTER RETURNS ROYALTY

ARTICLE 1
DEFINITIONS

1.1	Definitions

(a)	“Allowable Deductions” means, for any Month, all costs, charges and expenses paid, incurred, or deemed incurred by the Owner during that Month for or with respect to Products including:

(i)
charges for treatment in the smelting, refining and other beneficiation process (including handling, processing, interest, and provisional settlement fees, weighing, sampling, assaying umpire and representation costs, penalties, and other processor deductions),

(ii)
actual costs of transportation (including loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of transportation) of Products from the Properties to the place of treatment and then to the place of Sale,

(iii)	costs or charges of any nature for or in connection with insurance, storage, or representation at a smelter or refinery for Products or refined metals, and

(iv)	sales, use, severance, excise, net proceeds of mine, and ad valorem taxes and any tax on or measured by mineral production, but not including income taxes of the Owner or Royalty Holder,

provided that:

(v)
whether Products are processed on or off the Properties in a facility wholly or partially owned by the Owner or a shareholder of the Owner or by an Affiliate of the Owner or an Affiliate of a shareholder of the Owner, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm's length basis, or which would not be Allowable Deductions if those Products were processed by an independent third party; and

(vi)	there will be no Allowable Deductions from Gross Proceeds received as a result of a Loss.

(b)
“Gold Production” means the quantity of refined gold outturned during a Month to the Owner's pool account by an independent third party refinery in respect of Products, on either a provisional or final settlement basis.

(c)
“Gross Proceeds” means, for any Month, proceeds received or deemed to be received by the Owner for the Sale of Products from the Properties, whether processed on or off of the Properties (for greater certainty, including insurance proceeds in respect of any Loss), determined as follows, but subject to Section 4.6:

(i)
if Products are sold by the Owner in the form of ore, doré, or concentrates, then the Gross Proceeds in respect of such ore, doré or concentrates will be equal to the amount of the proceeds actually received by the Owner during the Month from the sale of such raw ore, doré or concentrates;

(ii)
if Products are sold by the Owner in the form of refined gold, then such gold will be deemed to have been sold at the Monthly Average Gold Price for the Month in which it was produced, and the Gross Proceeds in respect of gold will be determined by multiplying Gold Production for the Month by the Monthly Average Gold Price for the Month;

(iii)
if Products are sold by the Owner in the form of refined silver, then such silver will be deemed to have been sold at the Monthly Average Silver Price for the Month in which it was produced, and the Gross Proceeds in respect of silver will be determined by multiplying Silver Production for the Month by the Monthly Average Silver Price for the Month;

(iv)
if Products are sold by the Owner in the form of refined metals other than gold or silver then the Gross Proceeds will be equal to the amount of the proceeds actually received by the Owner during the Month from the sale of such refined metal; and

(v)	if there is a Loss of Products then the Gross Proceeds will be equal to the sum of the insurance proceeds in respect of such Loss.

(d)	“Loss” means an insurable loss of or damage to Products, whether or not occurring on or off the Properties and whether the Products are in the possession of the Owner or otherwise.

(e)	“Month” means a calendar month.

(f)
“Monthly Average Gold Price” means the average London Bullion Market Association “P.M. Gold Fix” (or should that quotation cease, another similar quotation acceptable to the Parties or, if they cannot agree, determined by arbitration hereunder), calculated by dividing the sum of all such prices reported for the Month by the number of days for which such prices were reported.

(g)
“Monthly Average Silver Price” means the average “New York Silver Price” as published daily by Handy & Harman (or, should that publication cease, another similar publication acceptable to the Parties or, if they cannot agree, determined by arbitration hereunder), calculated by dividing the sum of all such prices reported for the Month by the number of days for which such prices were reported.

(h)	“Net Smelter Returns” for any Month means for any Product, the Gross Proceeds for such Month from the Sale of such Product less Allowable Deductions for such Month related to such Product.

(i)	“Owner” means the legal and equitable owner of the Properties.

(j)
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

(k)
“Products” means the Owner’s share of all ores mined from the Properties and all concentrates and other mineral products, metals or minerals which are derived therefrom, whether on or off the Properties, for which there has been a Sale.

(l)	“Royalty” a royalty interest in the Net Smelter Returns.

(m)	“Royalty Holder” means a Person entitled to a Royalty.

(n)	“Sale” means a sale of a Product by or on behalf of the Owner or any Affiliate of the Owner to a Person who is not an Affiliate of the Owner, and is deemed to include any Loss prior to any such sale.

(o)
“Silver Production” means the quantity of refined silver outturned during a Month to the Owner's pool account by an independent third party refinery in respect of Products, on either a provisional or final settlement basis.

ARTICLE 2
OPERATION OF THE PROPERTIES

2.1	Owner to Determine Operations

The Owner may, but will not be obligated to treat, mill, heap leach, sort, concentrate, refine, smelt, or otherwise process, beneficiate or upgrade the ores, concentrates, and other Products at sites located on or off the Properties, prior to sale, transfer, or conveyance to a purchaser, user, or consumer.  The Owner will not be liable for mineral values lost in processing under sound practices and procedures, and no Royalty will be due on any such lost mineral values.  The Owner will have complete discretion concerning the nature, timing and extent of all exploration, development, mining and other operations conducted on or for the benefit of the Properties and may suspend operations and production on the Properties at any time it considers prudent or appropriate to do so.  The Owner will owe the Royalty Holder no duty to explore, develop or mine the Properties, or to do so at any rate or in any manner other than that which the Owner may determine in its sole and unfettered discretion.

2.2	Insurance

Notwithstanding Section 2.1, the Owner will obtain and maintain insurance against Loss of Products prior to their Sale, in such amounts and with such coverage as is customary in the industry (including, without limitation, fidelity insurance to protect against theft and business interruption coverage) with the Royalty Holder as a named insured.

2.3	Commingling

The Owner will not commingle of Products from the Properties with other ores, doré, concentrates, mineral products, metals or minerals produced elsewhere, unless the Operator and the Royalty Holder have agreed upon procedures for the weighing, sampling, assaying and other measuring or testing necessary to fairly allocate valuable metals contained in such Products and in the other ores, doré, concentrates, mineral products, metals and minerals.

ARTICLE 3
ASSIGNMENT

3.1	Assignment by the Royalty Holder

The Royalty Holder may convey or assign all or any undivided portion of the Royalty payable either for a stated term of years or up to a specified dollar amount, provided that such assignment will not be effective against the Owner until the assignee has delivered to the Owner a written and enforceable acknowledgment on the terms and conditions herein detailed.

3.2	Multiple Parties

Notwithstanding any assignment by the Royalty Holder, the Owner will not be or become liable to make payments in respect of the Royalty to, or to otherwise deal with, more than one Person.  If the interests of the Royalty Holder hereunder are at any time owned by more than one Person, such owners will, as a condition of receiving payment hereunder, nominate one Person to act as agent and common trustee for receipt of monies payable hereunder and to otherwise deal with the Owner in respect of such interests (including, without limitation, the giving of notice to take or cease taking in kind) and no such owner will be entitled to administer or enforce any provisions of this Agreement except through such agent and trustee.  In such events, the Owner will, after receipt of notice respecting the nomination of such agent and trustee, thereafter make and be entitled to make payments due hereunder in respect of the Royalty to such agent and trustee and to otherwise deal with such agent and trustee as if it were the sole holder of the subject Royalty.

3.3	Assignment by Owner

The Owner may transfer, sell, assign or otherwise dispose of all or any portion of its interest in the Properties provided that such disposition will not be effective as against the Royalty Holder until the purchaser has delivered to the Royalty Holder a written and enforceable acknowledgement of all of the terms and conditions herein detailed.

ARTICLE 4
PAYMENTS

4.1	Payment Obligation

The obligation to pay the Royalty will accrue when there has been a Sale, provided that:

(a)	there will be deemed to have been a Sale of treated metals upon the outturn of metals from such Products by the treatment facility to the account of the Owner; and

(b)	any Royalty due in respect of a Loss will accrue when the insurance proceeds are paid.

4.2	Provisional Settlements

Where the outturn of treated metals or a Sale (including an insurance settlement in respect of a Loss) is made on a provisional basis, the amount of the Royalty payable will be based upon the amount of metal or other Products or the value of the Loss credited by such provisional settlement, but will be adjusted to account for the amount of metal or other Products or the value of the Loss established by final settlement with the treatment facility or with the purchaser or insurer of other Products, as the case may be.

4.3	Due Date

Royalty payments will be due and payable quarterly on the last day of the Month next following the end of the calendar quarter in which the same accrued.

4.4	Royalty Statements

Royalty payments will be accompanied by a statement showing in reasonable detail on a Product by Product basis for the relevant quarter:

(a)	the quantities and grades of Products produced and for which there was a Sale in the quarter;

(b)	the actual proceeds of Sale received in the quarter;

(c)	the Allowable Deductions in the quarter; and

(d)	other pertinent information in sufficient detail to explain the calculation of the Royalty payment.

4.5	Adjustments

Subject to Section 4.2 hereof, all Royalty payments will be considered final and in full satisfaction of all obligations of the Owner with respect thereto, unless the Royalty Holder gives the Owner written notice describing and setting forth a specific objection to the determination thereof within one year after receipt by the Royalty Holder of the quarterly Royalty statement.  If the Royalty Holder objects to a particular quarterly statement as herein provided, then:

(a)
the Royalty Holder will have the right, upon reasonable notice and at a reasonable time, to have the Owner's accounts and records relating to the calculation of the Royalty in question audited by a chartered accountant selected by the Royalty Holder and who enters into a confidentiality undertaking substantially on the terms of Section 7.1 hereof;

(b)
if such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder, such deficiency or excess will be resolved by adjusting the next quarterly Royalty payment due hereunder.  If production has ceased, settlement will be made between the Parties by cash payment; and

(c)
the Royalty Holder will pay all costs of such audit unless a deficiency of five percent or more of the amount due to the Royalty Holder is determined to exist.  The Owner will pay the costs of such audit if a deficiency of five percent or more of the amount due is determined to exist.

Failure on the part of the Royalty Holder to make claim on the Owner for adjustment in such one year period will establish the correctness of the payment and preclude the filing of exception thereto or making of claims for adjustment thereon.

4.6	Conversion of Currency

All payments will be made in U.S. dollars.

4.7	Wire Transfer

Payments hereunder will be made without demand, notice, set-off, or reduction, by wire transfer in good, immediately available funds, to such account or accounts as the Royalty Holder may designate pursuant to wire instructions provided by the Royalty Holder to the Owner not less than three (3) Business Days prior to the dates upon which such payments are to be made.

4.8	Trading Activities of Owner

The Owner will have the right to market and sell refined metals and other Products in any manner it may elect, and will have the right to engage in forward sales, futures trading or commodity options trading and other price hedging, price protection, and speculative arrangements (“trading activities”) which may involve the possible physical delivery of Products.  The Royalty will not apply to, and the Royalty Holder will not be entitled to participate in, the proceeds generated by the Owner, a shareholder of the Owner, or an Affiliate of either in trading activities or in the actual marketing or sales of Products.  In determining the net proceeds from any Products subject to the Royalty, the Owner will not be entitled to deduct from Gross Proceeds any losses suffered by the Owner, a shareholder or an Affiliate in trading activities.  In the event that the Owner engages in trading activities, the Royalty will be determined on the basis of the value of Products produced and without regard to the price or proceeds actually received by the Owner, for or in connection with the sale, or the manner in which a sale to a third party is made by the Owner.  In the event that the Owner engages in trading activities in respect of Products other than refined metals, the Gross Proceeds will be determined on the basis of the value of such Products ex headframe or minesite loading facility in the case of ores or ex mill or other treatment facility in the case of other Products.

4.9	Books and Records

All books and records used by the Owner to calculate Royalty due hereunder will be kept according to International Financial Reporting Standards.

ARTICLE 5
INDEMNITY

5.1	Indemnity

The Owner will defend, indemnify, reimburse and hold harmless the Royalty Holder, its officers, directors, shareholders, employees and its successors and assigns (collectively the “indemnified parties”), and each of them, from and against any and all claims, demands, liabilities, actions and proceedings, which may be made or brought against the Royalty Holder or which it may sustain, pay or incur that whosoever result from or relate to operations conducted on or in respect of the Properties that result from or relate to the mining, handling, transportation, smelting or refining of the Products or the handling of transportation of the Products.

5.2	Limitation

The indemnity provided in Section 5.1 is limited to claims, demands, liabilities, actions and proceedings that may be made or taken against an indemnified party its capacity as or related to the Royalty Holder as a holder of the Royalty and will not include any indemnity in respect of any claims, demands, liabilities, actions and proceedings against an indemnified party in any other capacity.

ARTICLE 6
DISPUTE RESOLUTION

6.1	Arbitrator

Any matter in dispute hereunder will be determined by Arbitration [define].

ARTICLE 7
MISCELLANEOUS

7.1	Confidentiality

(a)
All information, data, reports, records, feasibility studies and test results relating to the Properties and the activities of the Owner or any other party thereon and the terms and conditions of this Agreement, all of which will hereinafter be referred to as “confidential information”, will be treated by the Royalty Holder as confidential and will not be disclosed to any person not a Party to this Agreement, except in the following circumstances:

(i)
the Royalty Holder may disclose confidential information to its auditors, legal counsel, institutional lenders, brokers, underwriters and investment bankers, provided that such non-party users are advised of the confidential nature of the confidential information, undertake to maintain the confidentiality thereof and are strictly limited in their use of the confidential information to those purposes necessary for such non-party users to perform the services for which they were retained by the Royalty Holder;

(ii)
the Royalty Holder may disclose confidential information where that disclosure is necessary to comply with its disclosure obligations and requirements under any securities law, rules or regulations or stock exchange listing agreements, policies or requirements or in relation to proposed credit arrangements, provided that the proposed disclosure is limited to factual matters and that the Royalty Holder will have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled; or

(iii)	with the approval of the Owner.

(b)	Any confidential information that becomes part of the public domain by no act or omission in breach of this Section 7.1 will cease to be confidential information for the purposes of this Section 7.1.

7.2	No Partnership

The Royalty is not intended to, and will not be deemed to, create any partnership relation between the Royalty Holder and the Owner including, without limitation, a mining partnership or commercial partnership.  Neither of the Royalty Holder or the Owner will, as a consequence of the Royalty, have or purport to have any authority to act for or to assume any obligations or responsibility on behalf of the other.  Nothing in the Royalty will be deemed to constitute cover the Royalty Holder or the Owner the partner, agent or legal representative of the other.

SCHEDULE D

AURCHEM PROPERTIES – EXCLUSION TO AOI / CSG GROUP’S OPTION TO INCLUDE AS PROPERTIES

	District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
1	Whitehorse	YB57373	Quartz	D	1	1/20/1995	1/15/1995	1/20/2017		115I03	Partial Quartz fraction (<25 acres)
2	Whitehorse	YB54755	Quartz	J.D.	1	10/21/1994	10/2/1994	12/5/2016		115I03	Partial Quartz fraction (<25 acres)
3	Whitehorse	YA97733	Quartz	BIT	1	6/23/1987	6/15/1987	12/1/2015		115I03
4	Whitehorse	YA93470	Quartz	DIC	1	9/11/1985	9/8/1985	12/11/2013		115I03	Full Quartz fraction (25+ acres)
5	Whitehorse	YB35415	Quartz	EAGLE	1	10/15/1990	9/20/1990	1/15/2014		115I03
6	Whitehorse	YC25916	Quartz	JCS	1	4/17/2003	4/12/2003	12/1/2023		115I03
7	Whitehorse	YB36259	Quartz	JBF	1	8/9/1991	8/8/1991	12/1/2015		115I03
8	Whitehorse	YA86406	Quartz	VG	1	12/20/1984	11/29/1984	12/1/2025		115I03
9	Whitehorse	YA82167	Quartz	WEDGE	1	6/11/1984	5/19/1984	12/1/2024		115I03
10	Whitehorse	YB35895	Quartz	JON-WEDGE	1	5/31/1991	5/30/1991	12/1/2017		115I03
11	Whitehorse	YA93138	Quartz	RAS	1	8/21/1985	8/11/1985	12/1/2020		115I03
12	Whitehorse	YA86308	Quartz	VIC	1	12/17/1984	11/24/1984	12/1/2027		115I03
13	Whitehorse	YA86386	Quartz	OX	1	12/20/1984	12/1/1984	12/20/2014		115I03
14	Whitehorse	YA86336	Quartz	ETZEL	1	12/18/1984	11/26/1984	12/1/2027		115I03
15	Whitehorse	YA81428	Quartz	RAT	1	2/28/1984	2/8/1984	2/28/2014		115I03
16	Whitehorse	YB36258	Quartz	JLZ	1	8/9/1991	8/8/1991	12/1/2016		115I03
17	Whitehorse	YA78049	Quartz	J. BILL #	1	8/1/1983	7/13/1983	2/28/2014		115I03
18	Whitehorse	YA81420	Quartz	BULL	1	2/28/1984	2/9/1984	12/1/2023		115I03
19	Whitehorse	YA95014	Quartz	LGCS	1	6/19/1986	6/14/1986	12/1/2014		115I03
20	Whitehorse	YB35896	Quartz	JON-WEDGE	2	5/31/1991	5/30/1991	12/1/2015		115I03
21	Whitehorse	YB54756	Quartz	J.D.	2	10/21/1994	10/2/1994	12/5/2016		115I03	Partial Quartz fraction (<25 acres)

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
22	Whitehorse	YB35416	Quartz	EAGLE	2	10/15/1990	9/20/1990	1/15/2014	115I03
23	Whitehorse	YA93139	Quartz	RAS	2	8/21/1985	8/11/1985	12/1/2020	115I03
24	Whitehorse	YA93471	Quartz	DIC	2	9/11/1985	9/8/1985	12/11/2011	115I03	Full Quartz fraction (25+ acres)
25	Whitehorse	YA97734	Quartz	BIT	2	6/23/1987	6/15/1987	12/1/2014	115I03
26	Whitehorse	YA86407	Quartz	VG	2	12/20/1984	11/29/1984	12/1/2025	115I03
27	Whitehorse	YA86387	Quartz	OX	2	12/20/1984	12/1/1984	12/20/2014	115I03
28	Whitehorse	YC25917	Quartz	JCS	2	4/17/2003	4/12/2003	12/1/2023	115I03
29	Whitehorse	YA86337	Quartz	ETZEL	2	12/18/1984	11/26/1984	12/1/2027	115I03
30	Whitehorse	YA86309	Quartz	VIC	2	12/17/1984	11/24/1984	12/1/2027	115I03
31	Whitehorse	YB57374	Quartz	D	2	1/20/1995	1/15/1995	1/20/2017	115I03	Partial Quartz fraction (<25 acres)
32	Whitehorse	YA81421	Quartz	BULL	2	2/28/1984	2/9/1984	12/1/2023	115I03
33	Whitehorse	YB36954	Quartz	JBF	2	8/6/1992	7/17/1992	12/1/2016	115I03	Partial Quartz fraction (<25 acres)
34	Whitehorse	YA82168	Quartz	WEDGE	2	6/11/1984	5/19/1984	12/1/2024	115I03
35	Whitehorse	YA78050	Quartz	J. BILL #	2	8/1/1983	7/13/1983	2/28/2014	115I03
36	Whitehorse	YA81429	Quartz	RAT	2	2/28/1984	2/8/1984	2/28/2014	115I03
37	Whitehorse	YA86310	Quartz	VIC	3	12/17/1984	11/24/1984	12/1/2026	115I03
38	Whitehorse	YB35897	Quartz	JON-WEDGE	3	5/31/1991	5/30/1991	12/1/2015	115I03
39	Whitehorse	YA93472	Quartz	DIC	3	9/11/1985	9/8/1985	12/11/2013	115I03
40	Whitehorse	YA86338	Quartz	ETZEL	3	12/18/1984	11/26/1984	12/1/2027	115I03
41	Whitehorse	YA97735	Quartz	BIT	3	6/23/1987	6/15/1987	12/1/2014	115I03
42	Whitehorse	YA82169	Quartz	WEDGE	3	6/11/1984	5/19/1984	12/1/2024	115I03
43	Whitehorse	YA86388	Quartz	OX	3	12/20/1984	12/1/1984	12/20/2014	115I03
44	Whitehorse	YA81430	Quartz	RAT	3	2/28/1984	2/8/1984	2/28/2014	115I03
45	Whitehorse	YB35417	Quartz	EAGLE	3	10/15/1990	9/20/1990	1/15/2014	115I03
46	Whitehorse	YA86408	Quartz	VG	3	12/20/1984	11/29/1984	12/1/2025	115I03
47	Whitehorse	YC25918	Quartz	JCS	3	4/17/2003	4/12/2003	12/1/2023	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
48	Whitehorse	YB57375	Quartz	D	3	1/20/1995	1/15/1995	1/20/2017	115I03	Partial Quartz fraction (<25 acres)
49	Whitehorse	YA95016	Quartz	LGCS	3	6/19/1986	6/14/1986	12/1/2016	115I03
50	Whitehorse	YA81422	Quartz	BULL	3	2/28/1984	2/9/1984	12/1/2019	115I03
51	Whitehorse	YA78051	Quartz	J. BILL #	3	8/1/1983	7/13/1983	2/28/2015	115I03
52	Whitehorse	YA93140	Quartz	RAS	3	8/21/1985	8/11/1985	12/1/2020	115I03
53	Whitehorse	YB36955	Quartz	JBF	3	8/6/1992	7/17/1992	12/1/2016	115I03	Partial Quartz fraction (<25 acres)
54	Whitehorse	YB35418	Quartz	EAGLE	4	10/15/1990	9/20/1990	1/15/2014	115I03
55	Whitehorse	YA78052	Quartz	J. BILL #	4	8/1/1983	7/13/1983	2/28/2015	115I03
56	Whitehorse	YA81423	Quartz	BULL	4	2/28/1984	2/9/1984	12/1/2015	115I03
57	Whitehorse	YC25919	Quartz	JCS	4	4/17/2003	4/12/2003	12/1/2023	115I03
58	Whitehorse	YA97736	Quartz	BIT	4	6/23/1987	6/21/1987	12/1/2016	115I03
59	Whitehorse	YA86311	Quartz	VIC	4	12/17/1984	11/24/1984	12/1/2026	115I03
60	Whitehorse	YA81431	Quartz	RAT	4	2/28/1984	2/8/1984	2/28/2014	115I03
61	Whitehorse	YA86339	Quartz	ETZEL	4	12/18/1984	11/26/1984	12/1/2027	115I03
62	Whitehorse	YA82170	Quartz	WEDGE	4	6/11/1984	5/19/1984	12/1/2024	115I03
63	Whitehorse	YB36956	Quartz	JBF	4	8/6/1992	7/17/1992	12/1/2015	115I03	Partial Quartz fraction (<25 acres)
64	Whitehorse	YA86389	Quartz	OX	4	12/20/1984	12/1/1984	12/20/2014	115I03
65	Whitehorse	YB57376	Quartz	D	4	1/20/1995	1/15/1995	1/20/2017	115I03	Partial Quartz fraction (<25 acres)
66	Whitehorse	YA86409	Quartz	VG	4	12/20/1984	11/29/1984	12/1/2025	115I03
67	Whitehorse	YA93141	Quartz	RAS	4	8/21/1985	8/11/1985	12/1/2014	115I03
68	Whitehorse	YB35898	Quartz	JON-WEDGE	4	5/31/1991	5/30/1991	12/1/2013	115I03
69	Whitehorse	YA93473	Quartz	DIC	4	9/11/1985	9/8/1985	12/11/2013	115I03
70	Whitehorse	YB36957	Quartz	JBF	5	8/6/1992	7/17/1992	12/1/2015	115I03	Partial Quartz fraction (<25 acres)

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
71	Whitehorse	YA82171	Quartz	WEDGE	5	6/11/1984	5/19/1984	12/1/2024	115I03
72	Whitehorse	YC25920	Quartz	JCS	5	4/17/2003	4/11/2003	12/1/2021	115I03
73	Whitehorse	YA86410	Quartz	VG	5	12/20/1984	11/29/1984	12/1/2025	115I03
74	Whitehorse	YB35899	Quartz	JON-WEDGE	5	5/31/1991	5/30/1991	12/1/2015	115I03
75	Whitehorse	YA86390	Quartz	OX	5	12/20/1984	12/1/1984	12/20/2014	115I03
76	Whitehorse	YA78053	Quartz	J. BILL #	5	8/1/1983	7/13/1983	2/28/2014	115I03
77	Whitehorse	YA81424	Quartz	BULL	5	2/28/1984	2/9/1984	12/1/2019	115I03
78	Whitehorse	YA81432	Quartz	RAT	5	2/28/1984	2/8/1984	2/28/2014	115I03
79	Whitehorse	YB35419	Quartz	EAGLE	5	10/15/1990	9/20/1990	1/15/2014	115I03
80	Whitehorse	YA93474	Quartz	DIC	5	9/11/1985	9/8/1985	12/11/2013	115I03
81	Whitehorse	YA97737	Quartz	BIT	5	6/23/1987	6/21/1987	12/1/2015	115I03
82	Whitehorse	YA86340	Quartz	ETZEL	5	12/18/1984	11/26/1984	12/1/2027	115I03
83	Whitehorse	YA86312	Quartz	VIC	5	12/17/1984	11/24/1984	12/1/2026	115I03
84	Whitehorse	YA86341	Quartz	ETZEL	6	12/18/1984	11/26/1984	12/1/2027	115I03
85	Whitehorse	YA81425	Quartz	BULL	6	2/28/1984	2/9/1984	12/1/2015	115I03
86	Whitehorse	YA86391	Quartz	OX	6	12/20/1984	12/1/1984	12/20/2014	115I03
87	Whitehorse	YA81433	Quartz	RAT	6	2/28/1984	2/8/1984	2/28/2014	115I03
88	Whitehorse	YA78054	Quartz	J. BILL #	6	8/1/1983	7/13/1983	2/28/2014	115I03
89	Whitehorse	YA93475	Quartz	DIC	6	9/11/1985	9/8/1985	12/11/2013	115I03
90	Whitehorse	YA86313	Quartz	VIC	6	12/17/1984	11/24/1984	12/1/2026	115I03
91	Whitehorse	YB35900	Quartz	JON-WEDGE	6	5/31/1991	5/30/1991	12/1/2015	115I03
92	Whitehorse	YB36958	Quartz	JBF	6	8/6/1992	7/17/1992	12/1/2015	115I03
93	Whitehorse	YA82172	Quartz	WEDGE	6	6/11/1984	5/19/1984	12/1/2024	115I03
94	Whitehorse	YB35420	Quartz	EAGLE	6	10/15/1990	9/20/1990	1/15/2014	115I03
95	Whitehorse	YC25921	Quartz	JCS	6	4/17/2003	4/11/2003	12/1/2021	115I03
96	Whitehorse	YA86411	Quartz	VG	6	12/20/1984	11/29/1984	12/1/2025	115I03
97	Whitehorse	YB35421	Quartz	EAGLE	7	10/15/1990	9/20/1990	1/15/2014	115I03
98	Whitehorse	YA81426	Quartz	BULL	7	2/28/1984	2/9/1984	12/1/2019	115I03
99	Whitehorse	Y 76007	Quartz	VIC	7	7/17/1973	6/23/1973	12/1/2026	115I03
100	Whitehorse	YA86392	Quartz	OX	7	12/20/1984	12/1/1984	12/20/2014	115I03
101	Whitehorse	YA82173	Quartz	WEDGE	7	6/11/1984	5/19/1984	12/1/2024	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
102	Whitehorse	YB36959	Quartz	JBF	7	8/6/1992	7/23/1992	12/1/2015	115I03	Partial Quartz fraction (<25 acres)
103	Whitehorse	YA81434	Quartz	RAT	7	2/28/1984	2/8/1984	2/28/2014	115I03
104	Whitehorse	YA86342	Quartz	ETZEL	7	12/18/1984	11/26/1984	12/1/2027	115I03
105	Whitehorse	YA78055	Quartz	J. BILL #	7	8/1/1983	7/13/1983	2/28/2014	115I03
106	Whitehorse	YA93476	Quartz	DIC	7	9/11/1985	9/8/1985	12/11/2013	115I03
107	Whitehorse	YC25922	Quartz	JCS	7	4/17/2003	4/11/2003	12/1/2021	115I03
108	Whitehorse	YA86412	Quartz	VG	7	12/20/1984	11/29/1984	12/1/2025	115I03
109	Whitehorse	YA82174	Quartz	WEDGE	8	6/11/1984	5/19/1984	12/1/2020	115I03
110	Whitehorse	YA86393	Quartz	OX	8	12/20/1984	12/1/1984	12/20/2014	115I03
111	Whitehorse	YA86314	Quartz	VIC	8	12/17/1984	11/24/1984	12/1/2026	115I03
112	Whitehorse	YA86343	Quartz	ETZEL	8	12/18/1984	11/26/1984	12/1/2027	115I03
113	Whitehorse	YA86413	Quartz	VG	8	12/20/1984	11/29/1984	12/1/2025	115I03
114	Whitehorse	YA81435	Quartz	RAT	8	2/28/1984	2/8/1984	2/28/2014	115I03
115	Whitehorse	YA78056	Quartz	J. BILL #	8	8/1/1983	7/13/1983	2/28/2014	115I03
116	Whitehorse	YC25923	Quartz	JCS	8	4/17/2003	4/11/2003	12/1/2021	115I03
117	Whitehorse	YA81427	Quartz	BULL	8	2/28/1984	2/9/1984	12/1/2019	115I03
118	Whitehorse	YB35422	Quartz	EAGLE	8	10/15/1990	9/20/1990	1/15/2014	115I03
119	Whitehorse	YA86394	Quartz	OX	9	12/20/1984	12/1/1984	12/20/2014	115I03
120	Whitehorse	YA86344	Quartz	ETZEL	9	12/18/1984	11/26/1984	12/1/2027	115I03
121	Whitehorse	YA82175	Quartz	WEDGE	9	6/11/1984	5/21/1984	12/1/2020	115I03
122	Whitehorse	Y 76009	Quartz	VIC	9	7/17/1973	6/23/1973	12/1/2025	115I03
123	Whitehorse	YC25924	Quartz	JCS	9	4/17/2003	4/11/2003	12/1/2021	115I03
124	Whitehorse	YA86288	Quartz	BULL	9	12/17/1984	11/23/1984	12/1/2018	115I03
125	Whitehorse	YB35423	Quartz	EAGLE	9	10/15/1990	9/20/1990	1/15/2014	115I03
126	Whitehorse	YA81436	Quartz	RAT	9	2/28/1984	2/5/1984	2/28/2015	115I03
127	Whitehorse	YA78057	Quartz	J. BILL #	9	8/1/1983	7/13/1983	2/2/2014	115I03
128	Whitehorse	YA81437	Quartz	RAT	10	2/28/1984	2/5/1984	2/28/2015	115I03
129	Whitehorse	YA82176	Quartz	WEDGE	10	6/11/1984	5/21/1984	12/1/2020	115I03
130	Whitehorse	YA78058	Quartz	J. BILL #	10	8/1/1983	7/13/1983	2/2/2014	115I03
131	Whitehorse	YA86395	Quartz	OX	10	12/20/1984	12/1/1984	12/20/2014	115I03
132	Whitehorse	YC25925	Quartz	JCS	10	4/17/2003	4/11/2003	12/1/2021	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
133	Whitehorse	YB35424	Quartz	EAGLE	10	10/15/1990	9/20/1990	1/15/2014	115I03
134	Whitehorse	YA86315	Quartz	VIC	10	12/17/1984	11/24/1984	12/1/2027	115I03
135	Whitehorse	YA86289	Quartz	BULL	10	12/17/1984	11/23/1984	12/1/2018	115I03
136	Whitehorse	YA86345	Quartz	ETZEL	10	12/18/1984	11/26/1984	12/1/2027	115I03
137	Whitehorse	YB54543	Quartz	JBF	10	9/12/1994	9/10/1995	12/5/2016	115I03
138	Whitehorse	YA86346	Quartz	ETZEL	11	12/18/1984	11/26/1984	12/1/2027	115I03
139	Whitehorse	YA86290	Quartz	BULL	11	12/17/1984	11/23/1984	2/29/2016	115I03
140	Whitehorse	YB35425	Quartz	EAGLE	11	10/15/1990	9/20/1990	1/15/2014	115I03
141	Whitehorse	YA81438	Quartz	RAT	11	2/28/1984	2/5/1984	2/28/2015	115I03
142	Whitehorse	YA82177	Quartz	WEDGE	11	6/11/1984	5/21/1984	12/1/2024	115I03
143	Whitehorse	YA86396	Quartz	OX	11	12/20/1984	12/1/1984	12/20/2014	115I03
144	Whitehorse	YA78059	Quartz	J. BILL #	11	8/1/1983	7/13/1983	2/2/2014	115I03
145	Whitehorse	YC25926	Quartz	JCS	11	4/17/2003	4/11/2003	12/1/2021	115I03
146	Whitehorse	YA86316	Quartz	VIC	11	12/17/1984	11/24/1984	12/1/2027	115I03
147	Whitehorse	YB35426	Quartz	EAGLE	12	10/15/1990	9/20/1990	1/15/2014	115I03
148	Whitehorse	YA81439	Quartz	RAT	12	2/28/1984	2/5/1984	2/28/2015	115I03
149	Whitehorse	YA86397	Quartz	OX	12	12/20/1984	12/1/1984	12/20/2014	115I03
150	Whitehorse	YA82178	Quartz	WEDGE	12	6/11/1984	5/21/1984	12/1/2024	115I03
151	Whitehorse	YA86291	Quartz	BULL	12	12/17/1984	11/23/1984	2/29/2020	115I03
152	Whitehorse	YC25927	Quartz	JCS	12	4/17/2003	4/11/2003	12/1/2021	115I03
153	Whitehorse	YA86347	Quartz	ETZEL	12	12/18/1984	11/26/1984	12/1/2027	115I03
154	Whitehorse	YA86317	Quartz	VIC	12	12/17/1984	11/24/1984	12/1/2027	115I03
155	Whitehorse	YA78060	Quartz	J. BILL #	12	8/1/1983	7/13/1983	2/2/2014	115I03
156	Whitehorse	YA82179	Quartz	WEDGE	13	6/11/1984	5/21/1984	12/1/2024	115I03
157	Whitehorse	YA86398	Quartz	OX	13	12/20/1984	12/1/1984	12/20/2014	115I03
158	Whitehorse	YA86348	Quartz	ETZEL	13	12/18/1984	11/26/1984	12/1/2026	115I03
159	Whitehorse	YA86292	Quartz	BULL	13	12/17/1984	11/23/1984	2/29/2020	115I03
160	Whitehorse	YA78061	Quartz	J. BILL #	13	8/1/1983	7/13/1983	2/2/2014	115I03
161	Whitehorse	YA81440	Quartz	RAT	13	2/28/1984	2/5/1984	2/28/2015	115I03
162	Whitehorse	YA86318	Quartz	VIC	13	12/17/1984	11/24/1984	12/1/2025	115I03
163	Whitehorse	YC25928	Quartz	JCS	13	4/17/2003	4/11/2003	12/1/2021	115I03
164	Whitehorse	YA78062	Quartz	J. BILL #	14	8/1/1983	7/13/1983	2/2/2018	115I03
165	Whitehorse	YA86319	Quartz	VIC	14	12/17/1984	11/24/1984	12/1/2025	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
166	Whitehorse	YA86399	Quartz	OX	14	12/20/1984	12/1/1984	12/20/2014	115I03
167	Whitehorse	YA86293	Quartz	BULL	14	12/17/1984	11/23/1984	2/29/2020	115I03
168	Whitehorse	YC25929	Quartz	JCS	14	4/17/2003	4/11/2003	12/1/2021	115I03
169	Whitehorse	YA82180	Quartz	WEDGE	14	6/11/1984	5/21/1984	12/1/2024	115I03
170	Whitehorse	YA81441	Quartz	RAT	14	2/28/1984	2/5/1984	2/28/2015	115I03
171	Whitehorse	YA86349	Quartz	ETZEL	14	12/18/1984	11/26/1984	12/1/2026	115I03
172	Whitehorse	YA86294	Quartz	BULL	15	12/17/1984	11/23/1984	2/28/2015	115I03
173	Whitehorse	YA81442	Quartz	RAT	15	2/28/1984	2/5/1984	2/28/2015	115I03
174	Whitehorse	YA86350	Quartz	ETZEL	15	12/18/1984	11/26/1984	12/1/2026	115I03
175	Whitehorse	YA78063	Quartz	J. BILL #	15	8/1/1983	7/13/1983	2/2/2014	115I03
176	Whitehorse	YA86320	Quartz	VIC	15	12/17/1984	11/24/1984	12/1/2025	115I03
177	Whitehorse	YC25930	Quartz	JCS	15	4/17/2003	4/11/2003	12/1/2021	115I03
178	Whitehorse	YA82181	Quartz	WEDGE	15	6/11/1984	5/21/1984	12/1/2020	115I03
179	Whitehorse	YA86400	Quartz	OX	15	12/20/1984	12/1/1984	12/20/2014	115I03
180	Whitehorse	YA78064	Quartz	J. BILL #	16	8/1/1983	7/13/1983	2/2/2014	115I03
181	Whitehorse	YA81443	Quartz	RAT	16	2/28/1984	2/5/1984	2/28/2015	115I03
182	Whitehorse	YA86321	Quartz	VIC	16	12/17/1984	11/24/1984	12/1/2025	115I03
183	Whitehorse	YA93843	Quartz	WEDGE	16	10/21/1985	10/13/1985	12/26/2016	115I03
184	Whitehorse	YA86351	Quartz	ETZEL	16	12/18/1984	11/26/1984	12/1/2026	115I03
185	Whitehorse	YC25931	Quartz	JCS	16	4/17/2003	4/11/2003	12/1/2021	115I03
186	Whitehorse	YA86295	Quartz	BULL	16	12/17/1984	11/23/1984	2/28/2019	115I03
187	Whitehorse	YA86401	Quartz	OX	16	12/20/1984	12/1/1984	12/20/2014	115I03
188	Whitehorse	YA81444	Quartz	RAT	17	2/28/1984	2/7/1984	2/28/2015	115I03
189	Whitehorse	YA86402	Quartz	OX	17	12/20/1984	12/1/1984	12/20/2014	115I03
190	Whitehorse	YA86352	Quartz	ETZEL	17	12/18/1984	11/26/1984	12/1/2026	115I03
191	Whitehorse	YA86296	Quartz	BULL	17	12/17/1984	11/23/1984	2/28/2019	115I03
192	Whitehorse	YA78065	Quartz	J. BILL #	17	8/1/1983	7/16/1983	2/2/2014	115I03
193	Whitehorse	YA86322	Quartz	VIC	17	12/17/1984	11/24/1984	12/1/2027	115I03
194	Whitehorse	YC25932	Quartz	JCS	17	4/17/2003	4/11/2003	12/1/2021	115I03
195	Whitehorse	YA93844	Quartz	WEDGE	17	10/21/1985	10/13/1985	12/26/2016	115I03
196	Whitehorse	YA86323	Quartz	VIC	18	12/17/1984	11/24/1984	12/1/2027	115I03
197	Whitehorse	YC25933	Quartz	JCS	18	4/17/2003	4/11/2003	12/1/2021	115I03
198	Whitehorse	YA86297	Quartz	BULL	18	12/17/1984	11/23/1984	2/28/2019	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
199	Whitehorse	YA86403	Quartz	OX	18	12/20/1984	12/1/1984	12/20/2014	115I03
200	Whitehorse	YA81445	Quartz	RAT	18	2/28/1984	2/7/1984	2/28/2015	115I03
201	Whitehorse	YA86353	Quartz	ETZEL	18	12/18/1984	11/26/1984	12/1/2027	115I03
202	Whitehorse	YA78066	Quartz	J. BILL #	18	8/1/1983	7/16/1983	2/2/2014	115I03
203	Whitehorse	YA86404	Quartz	OX	19	12/20/1984	12/1/1984	12/20/2014	115I03
204	Whitehorse	YA86354	Quartz	ETZEL	19	12/18/1984	11/26/1984	12/1/2027	115I03
205	Whitehorse	YA86298	Quartz	BULL	19	12/17/1984	11/23/1984	2/28/2019	115I03
206	Whitehorse	YA81446	Quartz	RAT	19	2/28/1984	2/7/1984	2/28/2015	115I03
207	Whitehorse	YA86324	Quartz	VIC	19	12/17/1984	11/24/1984	12/1/2026	115I03
208	Whitehorse	YA78067	Quartz	J. BILL #	19	8/1/1983	7/16/1983	2/2/2014	115I03
209	Whitehorse	YC25998	Quartz	JCS	19	6/27/2003	6/22/2003	12/1/2022	115I03
210	Whitehorse	YA78068	Quartz	J. BILL #	20	8/1/1983	7/16/1983	2/2/2014	115I03
211	Whitehorse	YA86405	Quartz	OX	20	12/20/1984	12/1/1984	12/20/2014	115I03
212	Whitehorse	YA86299	Quartz	BULL	20	12/17/1984	11/23/1984	2/28/2019	115I03
213	Whitehorse	YC25999	Quartz	JCS	20	6/27/2003	6/22/2003	12/1/2022	115I03
214	Whitehorse	YA86355	Quartz	ETZEL	20	12/18/1984	11/26/1984	12/1/2027	115I03
215	Whitehorse	YA86325	Quartz	VIC	20	12/17/1984	11/24/1984	12/1/2026	115I03
216	Whitehorse	YA81447	Quartz	RAT	20	2/28/1984	2/7/1984	2/28/2015	115I03
217	Whitehorse	YA78069	Quartz	J. BILL #	21	8/1/1983	7/16/1983	2/2/2014	115I03
218	Whitehorse	YA86326	Quartz	VIC	21	12/17/1984	11/24/1984	12/1/2027	115I03
219	Whitehorse	YA86300	Quartz	BULL	21	12/17/1984	11/23/1984	2/28/2014	115I03
220	Whitehorse	YA86356	Quartz	ETZEL	21	12/18/1984	11/27/1984	12/1/2026	115I03
221	Whitehorse	YC26000	Quartz	JCS	21	6/27/2003	6/22/2003	12/1/2022	115I03
222	Whitehorse	YA81448	Quartz	RAT	21	2/28/1984	2/7/1984	2/28/2015	115I03
223	Whitehorse	YA86327	Quartz	VIC	22	12/17/1984	11/24/1984	12/1/2026	115I03
224	Whitehorse	YC26001	Quartz	JCS	22	6/27/2003	6/22/2003	12/1/2022	115I03
225	Whitehorse	YA78070	Quartz	J. BILL #	22	8/1/1983	7/16/1983	2/2/2014	115I03
226	Whitehorse	YA86357	Quartz	ETZEL	22	12/18/1984	11/27/1984	12/1/2026	115I03
227	Whitehorse	YA86301	Quartz	BULL	22	12/17/1984	11/23/1984	2/28/2014	115I03
228	Whitehorse	YA81449	Quartz	RAT	22	2/28/1984	2/7/1984	2/28/2015	115I03
229	Whitehorse	YA86302	Quartz	BULL	23	12/17/1984	11/23/1984	2/28/2014	115I03
230	Whitehorse	YA86328	Quartz	VIC	23	12/17/1984	11/24/1984	12/1/2027	115I03
231	Whitehorse	YA81450	Quartz	RAT	23	2/28/1984	2/7/1984	2/28/2015	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
232	Whitehorse	YA86358	Quartz	ETZEL	23	12/18/1984	11/27/1984	12/1/2026	115I03
233	Whitehorse	YC26002	Quartz	JCS	23	6/27/2003	6/22/2003	12/1/2022	115I03
234	Whitehorse	YA78071	Quartz	J. BILL #	23	8/1/1983	7/16/1983	2/2/2014	115I03
235	Whitehorse	YC26003	Quartz	JCS	24	6/27/2003	6/22/2003	12/1/2022	115I03
236	Whitehorse	Y 76024	Quartz	VIC	24	7/17/1973	6/23/1973	12/1/2025	115I03
237	Whitehorse	YA86303	Quartz	BULL	24	12/17/1984	11/23/1984	2/28/2014	115I03
238	Whitehorse	YA78072	Quartz	J. BILL #	24	8/1/1983	7/16/1983	2/2/2014	115I03
239	Whitehorse	YA86359	Quartz	ETZEL	24	12/18/1984	11/27/1984	12/1/2026	115I03
240	Whitehorse	YA81451	Quartz	RAT	24	2/28/1984	2/7/1984	2/28/2015	115I03
241	Whitehorse	YA86304	Quartz	BULL	25	12/17/1984	11/23/1984	2/28/2014	115I03
242	Whitehorse	YA81452	Quartz	RAT	25	2/28/1984	2/15/1984	2/28/2014	115I03
243	Whitehorse	YC26004	Quartz	JCS	25	6/27/2003	6/22/2003	12/1/2022	115I03
244	Whitehorse	YA86329	Quartz	VIC	25	12/17/1984	11/24/1984	12/1/2027	115I03
245	Whitehorse	YA86360	Quartz	ETZEL	25	12/18/1984	11/27/1984	12/1/2026	115I03
246	Whitehorse	YA78073	Quartz	J. BILL #	25	8/1/1983	7/16/1983	2/28/2014	115I03
247	Whitehorse	YA86361	Quartz	ETZEL	26	12/18/1984	11/27/1984	12/1/2026	115I03
248	Whitehorse	YA86305	Quartz	BULL	26	12/17/1984	11/23/1984	2/28/2014	115I03
249	Whitehorse	Y 76026	Quartz	VIC	26	7/17/1973	6/23/1973	12/1/2025	115I03
250	Whitehorse	YC26005	Quartz	JCS	26	6/27/2003	6/22/2003	12/1/2022	115I03
251	Whitehorse	YA81453	Quartz	RAT	26	2/28/1984	2/15/1984	2/28/2014	115I03
252	Whitehorse	YA78074	Quartz	J. BILL #	26	8/1/1983	7/16/1983	2/28/2014	115I03
253	Whitehorse	YA78075	Quartz	J. BILL #	27	8/1/1983	7/16/1983	2/28/2014	115I03
254	Whitehorse	YA86330	Quartz	VIC	27	12/17/1984	11/24/1984	12/1/2027	115I03
255	Whitehorse	YA86362	Quartz	ETZEL	27	12/18/1984	11/27/1984	12/1/2026	115I03
256	Whitehorse	YA86306	Quartz	BULL	27	12/17/1984	11/23/1984	2/28/2014	115I03
257	Whitehorse	YC26006	Quartz	JCS	27	6/27/2003	6/22/2003	12/1/2023	115I03
258	Whitehorse	YA81454	Quartz	RAT	27	2/28/1984	2/15/1984	2/28/2014	115I03
259	Whitehorse	YA86331	Quartz	VIC	28	12/17/1984	11/24/1984	12/1/2027	115I03
260	Whitehorse	YA81455	Quartz	RAT	28	2/28/1984	2/15/1984	2/28/2014	115I03
261	Whitehorse	YC26007	Quartz	JCS	28	6/27/2003	6/22/2003	12/1/2023	115I03
262	Whitehorse	YA86363	Quartz	ETZEL	28	12/18/1984	11/27/1984	12/1/2026	115I03
263	Whitehorse	YA86307	Quartz	BULL	28	12/17/1984	11/23/1984	2/28/2014	115I03
264	Whitehorse	YA78076	Quartz	J. BILL #	28	8/1/1983	7/16/1983	2/28/2014	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
265	Whitehorse	YA81456	Quartz	RAT	29	2/28/1984	2/15/1984	2/28/2014	115I03
266	Whitehorse	YA78077	Quartz	J. BILL #	29	8/1/1983	7/16/1983	2/28/2014	115I03
267	Whitehorse	YA86364	Quartz	ETZEL	29	12/18/1984	11/27/1984	12/1/2027	115I03
268	Whitehorse	YA86332	Quartz	VIC	29	12/17/1984	11/24/1984	12/1/2025	115I03
269	Whitehorse	YC26008	Quartz	JCS	29	6/27/2003	6/22/2003	12/1/2023	115I03
270	Whitehorse	YA78078	Quartz	J. BILL #	30	8/1/1983	7/16/1983	2/28/2014	115I03
271	Whitehorse	YA86333	Quartz	VIC	30	12/17/1984	11/24/1984	12/1/2025	115I03
272	Whitehorse	YA81457	Quartz	RAT	30	2/28/1984	2/15/1984	2/28/2014	115I03
273	Whitehorse	YA86365	Quartz	ETZEL	30	12/18/1984	11/27/1984	12/1/2027	115I03
274	Whitehorse	YC26009	Quartz	JCS	30	6/27/2003	6/22/2003	12/1/2023	115I03
275	Whitehorse	YC26010	Quartz	JCS	31	6/27/2003	6/22/2003	12/1/2023	115I03
276	Whitehorse	YA86366	Quartz	ETZEL	31	12/18/1984	11/27/1984	12/1/2027	115I03
277	Whitehorse	YA78079	Quartz	J. BILL #	31	8/1/1983	7/16/1983	2/28/2018	115I03
278	Whitehorse	YA81458	Quartz	RAT	31	2/28/1984	2/15/1984	2/28/2014	115I03
279	Whitehorse	YA86334	Quartz	VIC	31	12/17/1984	11/24/1984	12/1/2025	115I03
280	Whitehorse	YA81459	Quartz	RAT	32	2/28/1984	2/15/1984	2/28/2014	115I03
281	Whitehorse	YC26011	Quartz	JCS	32	6/27/2003	6/22/2003	12/1/2023	115I03
282	Whitehorse	YA78080	Quartz	J. BILL #	32	8/1/1983	7/16/1983	2/28/2018	115I03
283	Whitehorse	YA86367	Quartz	ETZEL	32	12/18/1984	11/27/1984	12/1/2027	115I03
284	Whitehorse	YA86335	Quartz	VIC	32	12/17/1984	11/24/1984	12/1/2025	115I03
285	Whitehorse	YC26012	Quartz	JCS	33	6/27/2003	6/22/2003	12/1/2023	115I03
286	Whitehorse	YA81460	Quartz	RAT	33	2/28/1984	2/10/1984	2/28/2014	115I03
287	Whitehorse	YA93037	Quartz	VIC	33	8/15/1985	8/12/1985	12/1/2024	115I03
288	Whitehorse	YA86368	Quartz	ETZEL	33	12/18/1984	11/27/1984	12/1/2023	115I03
289	Whitehorse	YA81461	Quartz	RAT	34	2/28/1984	2/10/1984	2/28/2014	115I03
290	Whitehorse	YC26013	Quartz	JCS	34	6/27/2003	6/22/2003	12/1/2023	115I03
291	Whitehorse	YA93038	Quartz	VIC	34	8/15/1985	8/12/1985	12/1/2024	115I03
292	Whitehorse	YA86369	Quartz	ETZEL	34	12/18/1984	11/27/1984	12/1/2027	115I03
293	Whitehorse	YA93039	Quartz	VIC	35	8/15/1985	8/12/1985	12/1/2024	115I03
294	Whitehorse	YA86370	Quartz	ETZEL	35	12/18/1984	11/28/1984	12/1/2024	115I03
295	Whitehorse	YA81462	Quartz	RAT	35	2/28/1984	2/10/1984	2/28/2014	115I03
296	Whitehorse	YC26014	Quartz	JCS	35	6/27/2003	6/22/2003	12/1/2023	115I03
297	Whitehorse	YA93040	Quartz	VIC	36	8/15/1985	8/12/1985	12/1/2024	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
298	Whitehorse	YC26015	Quartz	JCS	36	6/27/2003	6/22/2003	12/1/2023	115I03
299	Whitehorse	YA86371	Quartz	ETZEL	36	12/18/1984	11/28/1984	12/1/2024	115I03
300	Whitehorse	YA81463	Quartz	RAT	36	2/28/1984	2/10/1984	2/28/2014	115I03
301	Whitehorse	YC26016	Quartz	JCS	37	6/27/2003	6/22/2003	12/1/2023	115I03
302	Whitehorse	YA81464	Quartz	RAT	37	2/28/1984	2/10/1984	2/28/2014	115I03
303	Whitehorse	YA93041	Quartz	VIC	37	8/15/1985	8/12/1985	12/1/2024	115I03
304	Whitehorse	YA86372	Quartz	ETZEL	37	12/18/1984	11/28/1984	12/1/2024	115I03
305	Whitehorse	YA86373	Quartz	ETZEL	38	12/18/1984	11/28/1984	12/1/2024	115I03
306	Whitehorse	YA93042	Quartz	VIC	38	8/15/1985	8/12/1985	12/1/2024	115I03
307	Whitehorse	YA81465	Quartz	RAT	38	2/28/1984	2/10/1984	2/28/2014	115I03
308	Whitehorse	YC26017	Quartz	JCS	38	6/27/2003	6/22/2003	12/1/2023	115I03
309	Whitehorse	YA86374	Quartz	ETZEL	39	12/18/1984	11/28/1984	12/1/2024	115I03
310	Whitehorse	YA81466	Quartz	RAT	39	2/28/1984	2/10/1984	2/28/2014	115I03
311	Whitehorse	YA93043	Quartz	VIC	39	8/15/1985	8/12/1985	12/1/2024	115I03
312	Whitehorse	YA93044	Quartz	VIC	40	8/15/1985	8/12/1985	12/1/2024	115I03
313	Whitehorse	YA86375	Quartz	ETZEL	40	12/18/1984	11/28/1984	12/1/2024	115I03
314	Whitehorse	YA81467	Quartz	RAT	40	2/28/1984	2/10/1984	2/28/2014	115I03
315	Whitehorse	YA93045	Quartz	VIC	41	8/15/1985	8/12/1985	12/1/2024	115I03
316	Whitehorse	YA86376	Quartz	ETZEL	41	12/18/1984	11/28/1984	12/1/2024	115I03
317	Whitehorse	YA93046	Quartz	VIC	42	8/15/1985	8/12/1985	12/1/2024	115I03
318	Whitehorse	YA86377	Quartz	ETZEL	42	12/18/1984	11/28/1984	12/1/2024	115I03
319	Whitehorse	YA93047	Quartz	VIC	43	8/15/1985	8/12/1985	12/1/2024	115I03
320	Whitehorse	YA86378	Quartz	ETZEL	43	12/18/1984	11/28/1984	12/1/2024	115I03
321	Whitehorse	YA86379	Quartz	ETZEL	44	12/18/1984	11/28/1984	12/1/2024	115I03
322	Whitehorse	YA93048	Quartz	VIC	44	8/15/1985	8/12/1985	12/1/2024	115I03
323	Whitehorse	YA86380	Quartz	ETZEL	45	12/18/1984	11/28/1984	12/1/2026	115I03
324	Whitehorse	YA93049	Quartz	VIC	45	8/15/1985	8/12/1985	12/1/2024	115I03
325	Whitehorse	YA86381	Quartz	ETZEL	46	12/18/1984	11/29/1984	12/1/2026	115I03
326	Whitehorse	YA93050	Quartz	VIC	46	8/15/1985	8/12/1985	12/1/2024	115I03
327	Whitehorse	YA93051	Quartz	VIC	47	8/15/1985	8/12/1985	12/1/2024	115I03
328	Whitehorse	YA86382	Quartz	ETZEL	47	12/18/1984	11/29/1984	12/1/2026	115I03
329	Whitehorse	YA93052	Quartz	VIC	48	8/15/1985	8/12/1985	12/1/2024	115I03
330	Whitehorse	YA86383	Quartz	ETZEL	48	12/18/1984	11/29/1984	12/1/2026	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
331	Whitehorse	YA93053	Quartz	VIC	49	8/15/1985	8/12/1985	12/1/2024	115I03
332	Whitehorse	YA86384	Quartz	ETZEL	49	12/18/1984	11/29/1984	12/1/2026	115I03
333	Whitehorse	YA86385	Quartz	ETZEL	50	12/18/1984	11/29/1984	12/1/2026	115I03
334	Whitehorse	YA93054	Quartz	VIC	50	8/15/1985	8/12/1985	12/1/2024	115I03
335	Whitehorse	YC19413	Quartz	VIC	51	12/13/2001	12/10/2001	12/1/2025	115I03
336	Whitehorse	YA93056	Quartz	VIC	52	8/15/1985	8/12/1985	12/1/2024	115I03
337	Whitehorse	YC19414	Quartz	VIC	53	12/13/2001	12/10/2001	12/1/2025	115I03
338	Whitehorse	YA93058	Quartz	VIC	54	8/15/1985	8/12/1985	12/1/2024	115I03
339	Whitehorse	YC19415	Quartz	VIC	55	12/13/2001	12/10/2001	12/1/2025	115I03
340	Whitehorse	YC19416	Quartz	VIC	56	12/13/2001	12/10/2001	12/1/2025	115I03
341	Whitehorse	YC19417	Quartz	VIC	57	12/13/2001	12/10/2001	12/1/2025	115I03
342	Whitehorse	YC19418	Quartz	VIC	58	12/13/2001	12/10/2001	12/1/2025	115I03
343	Whitehorse	YC19419	Quartz	VIC	59	12/13/2001	12/10/2001	12/1/2025	115I03
344	Whitehorse	YC19420	Quartz	VIC	60	12/13/2001	12/10/2001	12/1/2025	115I03
345	Whitehorse	YC19421	Quartz	VIC	61	12/13/2001	12/10/2001	12/1/2025	115I03
346	Whitehorse	YC19422	Quartz	VIC	62	12/13/2001	12/10/2001	12/1/2025	115I03
347	Whitehorse	YC19423	Quartz	VIC	63	12/13/2001	12/10/2001	12/1/2025	115I03
348	Whitehorse	YC19424	Quartz	VIC	64	12/13/2001	12/10/2001	12/1/2025	115I03
349	Whitehorse	YC19425	Quartz	VIC	71	12/13/2001	12/10/2001	12/1/2025	115I03
350	Whitehorse	YC19426	Quartz	VIC	72	12/13/2001	12/10/2001	12/1/2025	115I03
351	Whitehorse	YC19427	Quartz	VIC	73	12/13/2001	12/10/2001	12/1/2025	115I03
352	Whitehorse	YC19428	Quartz	VIC	74	12/13/2001	12/10/2001	12/1/2025	115I03
353	Whitehorse	YC19429	Quartz	VIC	75	12/13/2001	12/10/2001	12/1/2025	115I03
354	Whitehorse	YC19430	Quartz	VIC	76	12/13/2001	12/10/2001	12/1/2028	115I03
355	Whitehorse	YC19431	Quartz	VIC	77	12/13/2001	12/10/2001	12/1/2028	115I03
356	Whitehorse	YC19432	Quartz	VIC	78	12/13/2001	12/10/2001	12/1/2028	115I03
357	Whitehorse	YC19433	Quartz	VIC	93	12/13/2001	12/11/2001	12/1/2028	115I03
358	Whitehorse	YC19434	Quartz	VIC	94	12/13/2001	12/11/2001	12/1/2028	115I03
359	Whitehorse	YC19435	Quartz	VIC	95	12/13/2001	12/11/2001	12/1/2028	115I03
360	Whitehorse	YC19436	Quartz	VIC	96	12/13/2001	12/11/2001	12/1/2028	115I03
361	Whitehorse	YC19437	Quartz	VIC	97	12/13/2001	12/11/2001	12/1/2028	115I03
362	Whitehorse	YC19438	Quartz	VIC	98	12/13/2001	12/11/2001	12/1/2028	115I03
363	Whitehorse	YC19439	Quartz	VIC	99	12/13/2001	12/11/2001	12/1/2025	115I03

District	Grant Number	Reg Type	Claim Name	Claim Nbr	Operation Recording Date	Staking Date	Claim Expiry Date	Quartz Lease	NTS Map Number	Non Std Size
364	Whitehorse	YC19440	Quartz	VIC	100	12/13/2001	12/11/2001	12/1/2025		115I03
365	Whitehorse	YB35470	Quartz	DIC	101	10/17/1990	9/22/1990	1/17/2014		115I03
366	Whitehorse	YC19441	Quartz	VIC	101	12/13/2001	12/11/2001	12/1/2025		115I03
367	Whitehorse	YC19442	Quartz	VIC	102	12/13/2001	12/11/2001	12/1/2025		115I03
368	Whitehorse	YB35471	Quartz	DIC	102	10/17/1990	9/22/1990	1/17/2014		115I03
369	Whitehorse	YB35472	Quartz	DIC	103	10/17/1990	9/22/1990	1/17/2014		115I03
370	Whitehorse	YC19443	Quartz	VIC	103	12/13/2001	12/11/2001	12/1/2025		115I03
371	Whitehorse	YC19444	Quartz	VIC	104	12/13/2001	12/11/2001	12/1/2025		115I03
372	Whitehorse	YB35473	Quartz	DIC	104	10/17/1990	9/22/1990	1/17/2014		115I03
373	Whitehorse	YC19445	Quartz	VIC	105	12/13/2001	12/11/2001	12/1/2025		115I03
374	Whitehorse	YB35474	Quartz	DIC	105	10/17/1990	9/22/1990	1/17/2014		115I03
375	Whitehorse	YC19446	Quartz	VIC	106	12/13/2001	12/11/2001	12/1/2025		115I03
376	Whitehorse	YB35475	Quartz	DIC	106	10/17/1990	9/22/1990	1/17/2014		115I03
377	Whitehorse	YA93111	Quartz	VIC	107	8/15/1985	8/12/1985	12/1/2024		115I03
378	Whitehorse	YA93112	Quartz	VIC	108	8/15/1985	8/12/1985	12/1/2024		115I03
379	Whitehorse	YA93113	Quartz	VIC	109	8/15/1985	8/12/1985	12/1/2024		115I03
380	Whitehorse	YA93114	Quartz	VIC	110	8/15/1985	8/12/1985	12/1/2024		115I03
381	Whitehorse	YA93115	Quartz	VIC	111	8/15/1985	8/12/1985	12/1/2024		115I03
382	Whitehorse	YA93116	Quartz	VIC	112	8/15/1985	8/12/1985	12/1/2024		115I03
383	Whitehorse	YA93117	Quartz	VIC	113	8/15/1985	8/12/1985	12/1/2024		115I03
384	Whitehorse	YA93118	Quartz	VIC	114	8/15/1985	8/12/1985	12/1/2024		115I03
385	Whitehorse	YA93119	Quartz	VIC	115	8/15/1985	8/12/1985	12/1/2024		115I03
386	Whitehorse	YA93120	Quartz	VIC	116	8/15/1985	8/12/1985	12/1/2024		115I03
387	Whitehorse	YA93121	Quartz	VIC	117	8/15/1985	8/12/1985	12/1/2024		115I03
388	Whitehorse	YA93122	Quartz	VIC	118	8/15/1985	8/12/1985	12/1/2024		115I03
389	Whitehorse	4243	Quartz	SUNSET		6/29/1943	6/2/1943	11/27/2019	OW00039	115I03
390	Whitehorse	55602	Quartz	MYRTLE		9/20/1945	8/10/1945	11/27/2019	OW00042	115I03
391	Whitehorse	55836	Quartz	COURTLAND		8/28/1946	5/31/1946	11/27/2019	OW00043	115I03
392	Whitehorse	YA95099	Quartz	MSL		7/10/1986	7/6/1986	12/1/2020		115I03
393	Whitehorse	4209	Quartz	RICCO		2/12/1941	11/28/1940	11/27/2019	OW00037	115I03
394	Whitehorse	4210	Quartz	HAZEL ANNE		2/24/1941	1/24/1941	11/27/2019	OW00038	115I03
395	Whitehorse	39134	Quartz	MACK		6/12/1939	5/3/1939	11/27/2019	OW00040	115I03
396	Whitehorse	39192	Quartz	IDA MAY		7/24/1940	6/24/1940	11/27/2019	OW00041	115I03